UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(E)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §240.14a-12

POLARIS INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
No fee required.
Fee paid previously with preliminary materials.
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

John P. Wiehoff Chair of the Board

On behalf of the Board of Directors and our senior leadership team, I invite you to attend Polaris’ Annual Meeting of Stockholders on April 25, 2024, at 9:00 a.m. Central Time. I consider it a privilege to serve as Chair of the Polaris Board and to serve alongside my fellow Board members as we support the leadership of this great Company.

Although 2023 had its challenges, with some operational issues in a complex economic environment, I am proud of the Polaris team’s resilience and focused efforts to adapt, introduce industry-leading vehicles and products, and win the share battle across segments. As we move forward, we continue to focus on operational excellence and innovation, with an active and engaged Board.

Your feedback is important to us. We understand that having a highly qualified Board is important to you, so we have made further enhancements to our director biographies to provide additional details on the skills and expertise of each individual director and convey in a matrix how these skills align with each of Polaris’ six strategic pillars. In addition, we retained a third-party independent consultant to do a Board evaluation and I conducted interviews with individual directors to solicit feedback on individual performance and effectiveness.  We also understand and appreciate that our stakeholders value Polaris as a good corporate citizen. As such, in our 2023 Geared for Good Corporate Responsibility Report, we announced our 2035 goals and aspirations evidencing our commitment to measurable, time-specific progress benefitting the environment, our employees, and the community.

On behalf of the entire Board, I extend my sincere gratitude to the Company’s employees for their ongoing commitment to innovation and excellence; to our customers for their passion for our products; and finally, to our stockholders, for their trust and support of Polaris and its exciting future.

Sincerely,

Michael T. Speetzen Chief Executive Officer

On behalf of the Polaris team, I want to express our appreciation for your continued support and belief in Polaris’ strong future. Last year proved challenging. We faced headwinds due to rising interest rates and a general uncertainty in the broader macroeconomic environment, along with pressure from operational inefficiencies and demand softening within certain categories. Despite these obstacles, we strengthened our competitive positioning and reinforced why Polaris is the global leader in powersports. From innovative product introductions that set new industry standards, to comprehensive and compelling lineups that delighted customers, we grew share across every segment.

We generated over $500 million of adjusted free cash flow in 2023 and we are investing in Polaris as well as creating significant shareholder value. Between dividends and share repurchases, we returned $326 million to stockholders last year, and we remain well ahead of our target to repurchase 10% of our outstanding shares before the end of 2026.

The strategy we put forward in 2022 remains unchanged, and while a more difficult path, we remain committed to achieving our 2026 financial targets. Across Polaris, our team is taking a disciplined approach to improve our operations, drive quality, expand margin, and reinvigorate our Lean processes in 2024 and beyond. Combined with our game-changing product and technology pipeline and focus on creating compelling experiences for current and new customers, Polaris is well positioned for long-term, profitable growth.

2024 marks 70 years of Polaris helping our customers play, work, and THINK OUTSIDE, as we have evolved from building snowmobiles in a Roseau machine shop to a nearly $9 billion global powersports leader. Polaris has weathered ups and downs over the past seven decades. We’ve grown, adapted, and evolved. What has remained consistent is a passion for innovation, a focus on being better and raising the bar, and a belief that there is no better place to be than the outdoors. Those are the values that motivated our founders, and they continue to drive the Polaris team today.

Sincerely,

Polaris Inc. 2100 Highway 55 Medina, Minnesota 55340	Notice of Annual Meeting of Stockholders

Thursday, April 25, 2024

9:00 a.m. Central Time

Polaris Inc. (Polaris or the Company) will hold its 2024 Annual Meeting of Stockholders (the Annual Meeting) on Thursday, April 25, 2024 at 9:00 a.m. Central Time. The Annual Meeting will be completely virtual. You may attend the meeting, submit questions, and vote your shares electronically during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/PII2024. You will need the 16-digit control number that is printed in the box marked by the arrow on your Notice of Internet Availability of Proxy Materials or proxy card to enter the Annual Meeting. We recommend that you log in at least 15 minutes before the meeting to ensure you are logged in when the meeting starts. The proxy materials were either made available to you over the Internet or mailed to you beginning on or about March 13, 2024. At the meeting, our stockholders will be asked to:

1	Elect four Class III directors for three-year terms ending in 2027.
2	Approve, on an advisory basis, the compensation of our Named Executive Officers.
3	Approve the Polaris Inc. 2024 Omnibus Incentive Plan.
4	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2024.
5	Act on any other matters that may properly come before the meeting.

Only stockholders of record at the close of business on March 4, 2024 may vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors

Lucy Clark Dougherty
Senior Vice President, General Counsel and Secretary
March 13, 2024

How to Participate in the Virtual Annual Meeting

PARTICIPATE VIA THE INTERNET To attend the virtual meeting, visit www.virtualshareholdermeeting.com/PII2024	VOTING DURING THE MEETING To vote your shares during the meeting, click on the vote button provided on the screen and follow the instructions provided	SUBMITTING QUESTIONS Questions may be submitted live during the meeting by typing them in the dialog box provided on the bottom corner of the screen

For technical assistance on the day of the Annual Meeting, call the support line at 800-986-0822 (Toll Free) or 303-562-9302 (International Toll)

Other Ways to Vote Your Shares

INTERNET Go to http://www.proxyvote.com and follow the instructions (have the proxy card or internet notice in hand when you access the website)	TELEPHONE Dial 1-800-690-6903 and follow the instructions (have the proxy card in hand when you call)

MAIL

If you received paper copies of our proxy
materials, mark your selection on the enclosed
proxy card, date and sign your name, and
promptly mail the proxy card in the postage-paid
envelope provided

Please see page 96 for proxy voting deadlines. If you are a “street name” stockholder (meaning that your shares are registered in the name of your bank or broker), you will receive instructions from your bank, broker or other nominee describing how to vote your shares.

YOUR VOTE IS IMPORTANT!
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
2024 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 25, 2024.
The Notice of Annual Meeting, our Proxy Statement for the 2024 Annual Meeting of Stockholders, the proxy card and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 are available at https://materials.proxyvote.com/731068.

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Proxy Statement Summary

2024 Annual Meeting of Stockholders

Date and Time	Place	Proxy Mailing Date	Record Date

Thursday, April 25, 2024 9:00 a.m. Central Time	www.virtualshareholdermeeting.com/PII2024	March 13, 2024	March 4, 2024

Voting Roadmap

	Proposals	Board Recommendation	Details
•	Proposal 1 – Election of four Class III directors for three-year terms ending in 2027	FOR EACH NOMINEE	Page 29
•	Proposal 2 – Approval, on an advisory basis, of the compensation of our Named Executive Officers	FOR	Page 76
•	Proposal 3 – Approval of the Polaris Inc. 2024 Omnibus Incentive Plan	FOR	Page 77
•	Proposal 4 – Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2024	FOR	Page 89

HOW TO VOTE YOUR SHARES
INTERNET Go to http://www.proxyvote.com and follow the instructions (have the proxy card or internet notice in hand when you access the website)	TELEPHONE Dial 1-800-690-6903 and follow the instructions (have the proxy card in hand when you call)	MAIL
If you received paper copies of our proxy materials, mark your selection on the enclosed proxy card, date and sign your name, and promptly mail the proxy card in the postage-paid envelope provided

Please see page 96 for proxy voting deadlines. If you are a “street name” stockholder (meaning that your shares are registered in the name of your bank or broker), you will receive instructions from your bank, broker or other nominee describing how to vote your shares.

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Director Nominees and Continuing Directors

Name	Age	Director Since	Independent	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee	Technology & Innovation Committee
Nominees for election at the 2024 Annual Meeting (Class III Term Ending 2027)
Kevin M. Farr*	66	2013	Yes		X
Darryl R. Jackson*	63	2021	Yes	X		X
Michael T. Speetzen	54	2021	No
John P. Wiehoff(1)	62	2007	Yes		X	X

Directors with terms expiring 2025 (Class I)
Bernd F. Kessler	65	2010	Yes			X
Lawrence D. Kingsley	61	2016	Yes		X		X
Gwynne E. Shotwell	60	2019	Yes	X			X

Directors with terms expiring 2026 (Class II)
George W. Bilicic*	60	2017	Yes	X
Gary E. Hendrickson	67	2011	Yes			X
Gwenne A. Henricks	66	2015	Yes	X			X
X Member Chair * Audit Committee Financial Experts (1) Board Chair

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Business and Strategic Overview

Our Six Strategic Pillars: Best Customer Experience; Rider-Driven Innovation; Best Team,
Best Culture; Inspirational Brands; Agile & Efficient Operations; and Geared for Good

2023 Performance Highlights**

Our performance highlights from 2023 demonstrate our ability to execute in a complex environment.

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Corporate Governance Highlights

At Polaris, we believe that a strong governance framework creates long-term value for our stockholders, strengthens Board and management accountability, and builds trust in Polaris and its brands.

Corporate Governance – What We Do

Independent Board and Committees, and Independent Chair	Board oversight of risk management
Majority voting standard for uncontested director elections	Age limit of 72 for directors
Executive sessions of independent directors before and/or after each Board meeting	Non-employee director and executive stock ownership requirements
Excellent meeting attendance	Robust Code of Conduct applicable to all directors and executives
Substantive annual Board and Committee self-evaluations and periodic independent Board assessment process	NYSE-compliant “clawback” policy
Active shareholder engagement program

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Executive Compensation Highlights

Compensation Philosophy

Our executive compensation philosophy is to align executive compensation decisions with our desired business direction, strategy and performance. The key principles of the philosophy are outlined below:

Compensation Program Design

Our executive compensation program is designed to incent our executives to pursue strategies and execute priorities that promote growth and deliver strong returns to shareholders. Below, we illustrate the key components of our compensation program and the target total direct compensation.

TARGET TOTAL DIRECT COMPENSATION

Total Annual Cash: Base Salary + Annual Incentives

+

Long-Term Incentives: Stock Options (50%) + PRSUs (25%) + RSUs (25%)

2023 TARGET TOTAL DIRECT COMPENSATION
(MR. SPEETZEN)

12%
Base Salary
15%
Annual Incentive
73%
Long-term Incentives
70%
At-Risk*

2023 TARGET TOTAL DIRECT COMPENSATION
(AVERAGE OF OTHER NEOs)

21%
Base Salary
21%
Annual Incentive
58%
Long-term Incentives
64%
At-Risk*

** At-risk compensation does not include base salary or restricted stock units (RSUs).*

Plans are significantly weighted to performance-based, long-term objectives
At-risk compensation of 70% for CEO and 64% on average for other NEOs

Our performance-based compensation plans encompass key performance metrics:

- ✔ Earnings Per Share
- ✔ Return on Invested Capital
- ✔ Revenue Growth
- ✔ Net Income
- ✔ EBITDA Margin
- ✔ EBITDA
- ✔ Total Shareholder Return

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Corporate Responsibility

At Polaris, we are continually striving to be good stewards for our employees, riders, communities, industry and the outdoors. As the global leader in powersports, we set a high bar and continue to raise it, holding ourselves accountable through measurable, time-specific goals and by tracking our progress toward the aspirations stated here and described in more detail throughout our annual Corporate Responsibility report. We are committed to working toward the following goals and aspirations and communicating transparently about our progress as we learn and adapt along the way.

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ASPIRATIONS

THINK **PLACES**

Positively impacting land and water through stewardship and responsible riding

POSITIVE **IMPACT**

We seek to have a postive impact on the outdoor places where people use our products to enjoy nature and embrace new experiences. We are committed to promoting responsible riding practices and advancing stewardship initiatives that help protect and care for our natural resources.

PROTECT WHERE **WE RIDE**

We are committed to promoting responsible riding practices and advancing stewardship initiatives that help protect and care for our natural resources. We seek to advance our work here through rider education and partnerships with organizations such as the National Forest Foundation and Tread Lightly!.

For the most complete view of our Corporate Responsibility and ESG efforts, please scan the QR code.

THINK **PEOPLE**

Putting employees, customers, dealers and the communities where we live and work at the center of what we do

EMPLOYEE **WELLBEING**

Investing in our team and helping them to reach their full potential is core to Polaris, and we strive to offer comprehensive wellbeing programs that reflect the broad needs of our employees while furthering initiatives for employee engagement and development.

EMPLOYEE **SAFETY**

We aspire to be an incident-free workplace and aim to protect the health and safety of our employees and contractors through ongoing efforts that eliminate hazards, educate employees and implement preventative measures.

DIVERSITY AND **INCLUSION**

We believe that building a diverse, inclusive and welcoming workforce enhances innovation and enables diversity of thought. We are committed to increasing representation of diverse populations within Polaris and supporting organizations focused on fostering diversity and inclusion in the communities where we live and work.

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Corporate Governance

Our Board of Directors is committed to good corporate governance, which it believes will enhance the long-term stability and value of the Company to the benefit of all stakeholders. The Board believes that transparent disclosure of its governance practices helps stockholders assess the stability and value of the Company. By way of example, the Board’s corporate governance best practices include:

•	Independent Board and Committees, and Independent Chair
•	Majority voting standard
•	Robust Chair responsibilities
•	Executive sessions of independent directors before and/or after each Board meeting
•	Senior executive succession planning
•	Substantive annual Board and Committee self-evaluations
•	Periodic external assessments of the Board by independent third-party consultants
•	Active shareholder engagement program
•	Non-employee director stock ownership requirements
•	Adherence to a robust Code of Conduct
•	NYSE-compliant “clawback” policy
•	Age limit of 72 for directors

Back Row: George Bilicic, John Wiehoff, Gary Hendrickson, Darryl Jackson, and Larry Kingsley. Front Row: Bernd Kessler, Gwenne Henricks, Mike Speetzen, Gwynne Shotwell, and Kevin Farr.

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Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines, which may be viewed online on our website at ir.polaris.com/investors/corporate-governance. The Corporate Governance Guidelines cover a range of topics, including director selection and qualification, director responsibilities and operation of the Board, director access to management and independent advisors, succession planning, and the annual evaluations of the Board. The Board annually reviews the Corporate Governance Guidelines and updates them, as appropriate, to reflect oversight best practices and in response to stockholder feedback. In 2023, the Board amended the Corporate Governance Guidelines to add cybersecurity to the Board’s oversight responsibilities in reflection of the Board’s current practice.

Board Leadership Structure

Our independent Chair of the Board is Mr. Wiehoff. The Board believes that an effective leadership structure could be achieved either by combining or separating the Chair and Chief Executive Officer (CEO) positions, so long as the structure encourages the free and open dialogue of competing views and provides for strong checks and balances. Specifically, the Board believes that to be effective, the governance structure must balance the powers of the CEO and the independent directors and enable the independent directors to be fully informed, able to discuss and debate the issues that they deem important and able to provide effective oversight of management. The Board believes that the separation of the Chair and CEO roles is appropriate for us at this time because it allows our CEO to focus on executing on Company priorities while the independent Chair focuses on leadership of the Board. The Board reassesses the leadership structure of the Board as needed and has the flexibility to choose a different Board leadership structure if and when it believes circumstances warrant.

The duties and responsibilities of the independent Chair, among others, include:

CHAIR DUTIES AND RESPONSIBILITIES
• Presides over Board executive sessions of independent directors	• Approves Board meeting agendas
• Serves as the liaison between the CEO and independent directors	• Has authority to call meetings of independent directors
• If requested by major stockholders, is available for consultation and direct communication	• Conducts and facilitates annual Board self-evaluation and individual director interviews
• Communicates with the CEO about strategic business issues, governance processes and board relationships	• Coordinates with the Compensation Committee on the CEO evaluation

Board Independence

We are committed to having an independent Board. All members of our Board, other than the CEO, are independent under our Corporate Governance Guidelines and the requirements of the New York Stock Exchange (NYSE). Additionally, members of the Board meet in executive session, without management, at the start and/or at the end of each regularly scheduled in-person meeting of the Board and each Committee, and otherwise as deemed appropriate. These executive sessions allow independent directors to speak candidly on any matter of interest, without members of management present, and are a key element to our high-functioning Board.

Board Meetings

During 2023, the full Board met five times. Meetings are typically preceded and/or followed by an executive session of the Board without management in attendance, chaired by Mr. Wiehoff. Each of our directors attended at least 75 percent of the aggregate number of meetings of the Board and any Committee on which that director served in 2023. We do not maintain a formal policy regarding the Board’s attendance at annual stockholder meetings; however, Board members are expected to regularly attend all Board meetings and meetings of the Committees on which they serve as well as the annual stockholder meetings. All members of the Board attended our 2023 Annual Meeting.

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Committees of the Board

The Board has designated four standing Committees: the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee, and the Technology & Innovation Committee. Each Committee operates under a written charter which is available on our website at ir.polaris.com/investors/corporate-governance. The current membership of each Committee and its principal functions, as well as the number of times it met during 2023, are described below.

	Board	Audit	Compensation	Corporate Governance and Nominating	Technology & Innovation
George W. Bilicic*	✕	✕
Kevin M. Farr*	✕		✕
Gary E. Hendrickson	✕			✕
Gwenne A. Henricks	✕	✕			✕
Darryl R. Jackson*	✕	✕		✕
Bernd F. Kessler	✕			✕
Lawrence D. Kingsley	✕		✕		✕
Gwynne E. Shotwell	✕	✕			✕
Michael T. Speetzen	✕
John P. Wiehoff			✕	✕
Number of fiscal year 2023 meetings	5	9	5	4	2

✕	Member

Chair

*	Audit Committee Financial Expert

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Audit Committee(1) Members: Kevin M. Farr, Chair George W. Bilicic Gwenne A. Henricks Darryl R. Jackson Gwynne E. Shotwell Number of Meetings During 2023: 9

Functions:

The Audit Committee assists the Board in fulfilling its fiduciary responsibilities by overseeing our financial reporting and public disclosure activities. The Audit Committee’s primary purposes and responsibilities are to:

•

Assist the Board in its oversight of (a) the integrity of our financial statements, (b) the effectiveness of our internal controls over financial reporting, (c) our compliance with legal and regulatory requirements, (d) the independent auditor’s performance, qualifications and independence, and (e) the responsibilities, performance, budget and staffing of our internal audit function;

•

Prepare the Audit Committee Report that appears later in this Proxy Statement;

•

Serve as an independent and objective party to oversee our financial reporting process and internal control system; and

•

Provide an open avenue of communication among the independent auditor, financial and senior management, the internal auditors and the Board.

The Audit Committee, in its capacity as a committee of the Board, is directly responsible for the appointment, compensation and oversight of the work of any independent registered public accounting firm engaged by us (including resolution of any disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attestation services for us, and each such independent registered public accounting firm reports directly to the Audit Committee.

Compensation Committee(2) Members: Gary E. Hendrickson, Chair Kevin M. Farr Lawrence D. Kingsley John P. Wiehoff Number of Meetings During 2023: 5

Functions:

The Compensation Committee assists the Board in establishing a philosophy and policies regarding director and executive compensation, oversees the Company’s human capital strategy (to the extent not covered by the full Board), provides oversight to the administration of our director and executive compensation, administers our equity-based and cash incentive plans, reviews and approves the compensation of executive officers and senior management, reviews and recommends the compensation of the directors to the Board, reviews and discusses the Compensation Discussion and Analysis included in this Proxy Statement with management, and prepares the Compensation Committee Report that appears later in this Proxy Statement. The Compensation Committee generally may delegate its duties and responsibilities to a subcommittee of the Compensation Committee. To the extent consistent with applicable law, and subject to certain limitations, the Compensation Committee may also delegate grant authority under our 2007 Omnibus Incentive Plan (or its successor) to our officers.

Use of Compensation Consultant

The Compensation Committee has the authority to retain independent counsel and other independent experts or consultants. The Compensation Committee engaged Willis Towers Watson to act as its compensation consultant again in 2023. The Compensation Committee uses its compensation consultant in an advisory role for various technical, analytical, and plan design issues related to our compensation and benefit programs including, collecting market information on a variety of executive pay and design issues and assisting in the design and review of programs such as our long-term incentive program and annual cash incentive plan. The compensation consultant does not determine compensation for any of our executives, a role that is reserved to the Compensation Committee. The Compensation Committee has assessed the independence of Willis Towers Watson pursuant to the rules of the SEC and concluded no conflict of interest exists that would prevent the independent representation of the Compensation Committee. We used Willis Towers Watson for non-executive consultation services in 2023 for which it was paid $70,950 primarily related to purchasing compensation and benefits survey data and other consulting services. For more information regarding the role of executive officers and/or Willis Towers Watson in determining and recommending the amount or form of executive and director compensation, see the Director Compensation and the Compensation Discussion and Analysis sections in this Proxy Statement.

1)	All members of the Audit Committee have been determined to be “independent” and “financially literate” by the Board in accordance with our Corporate Governance Guidelines, rules of the United States Securities and Exchange Commission (the SEC), and the applicable listing requirements of the New York Stock Exchange (NYSE). Additionally, Messrs. Bilicic, Farr, and Jackson have each been determined by the Board to be an “Audit Committee Financial Expert” as that term has been defined by the SEC. None of the members of the Audit Committee currently serve on the audit committees of more than three public companies.
2)	All members of the Compensation Committee have been determined to be “independent” by the Board in accordance with our Corporate Governance Guidelines and the applicable listing requirements of the NYSE.

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Corporate Governance and Nominating Committee(3) Members: George W. Bilicic, Chair Gary E. Hendrickson Darryl R. Jackson Bernd F. Kessler John P. Wiehoff Number of Meetings During 2023: 4

Functions:

The Corporate Governance and Nominating Committee provides oversight and guidance to the Board regarding the membership, structure, policies and processes of the Board and its committees and facilitates the effective exercise of the Board’s role in the governance of our Company. The Committee reviews and evaluates the policies and practices with respect to the size, composition and functions of the Board and its committees, evaluates the qualifications of possible candidates for the Board, and recommends the nominees for directors to the Board for approval. The Committee will consider individuals recommended by stockholders for nomination as a director, applying the standards described in the Corporate Governance and Nominating Committee Charter. The Committee also is responsible for recommending to the Board any revisions to our Corporate Governance Guidelines and governance documents, as well as developing board education and the board evaluation process, reviewing and overseeing compliance with the Company’s policies and procedures regarding related person transactions and conflicts of interest and oversight of our sustainability and Geared For Good initiatives.

Technology & Innovation Committee Members: Bernd F. Kessler, Chair Gwenne A. Henricks Lawrence D. Kingsley Gwynne E. Shotwell Number of Meetings During 2023: 2

Functions:

The Technology & Innovation Committee provides oversight of the Company’s innovation and technology development as they relate to emerging capabilities and technology insertion strategies for our product plans. The Committee reviews competitive technologies, trend analyses, competitive advantages and competitive technology analyses to drive innovation priorities. The Committee also reviews critical product innovation initiatives and performs a deep-dive into selected technologies. The Committee reviews the costs, benefits and risks associated with major innovation and technology investments, including make-versus-buy evaluations, if applicable.

3)	All members of the Corporate Governance and Nominating Committee have been determined to be “independent” by the Board in accordance with our Corporate Governance Guidelines and the applicable listing requirements of the NYSE.

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Risk Oversight

Our full Board has responsibility for overseeing the Company’s overall approach to risk management and is actively engaged in addressing the most significant risks facing the Company. While the Board and its Committees oversee key risk areas, the Company’s management is responsible for day-to-day risk management identification and mitigation, as well as bringing to the Board’s attention emerging risks and highlighting the top enterprise risks.

The Board’s oversight of the Company’s most common risks is structured as follows:

To learn more about the risks facing the Company, please see the risks described in Item 1A. Risk Factors in the Company’s 2023 Annual Report on Form 10-K. The risks described in the Company’s 2023 Annual Report are not the only risks facing the Company.

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Oversight of Sustainability and Corporate Responsibility

The Board receives and discusses regular reports on sustainability and corporate responsibility matters, including those related to employee and product safety, human capital management, innovation and technology, and Geared for Good initiatives across the Company. The Corporate Governance and Nominating Committee of the Board has oversight responsibility of sustainability matters under its charter. The Compensation Committee of the Board has oversight of the human capital strategy under its charter. The Company’s Corporate Responsibility Committee members include the CEO, CFO and CHRO, reflecting and leveraging the cross-functional nature of corporate responsibility matters and leverage expertise across our executive team in areas such as Supply Chain, Investor Relations, Human Resources, Manufacturing, Legal, Finance, and Environment, Health and Safety. The Corporate Responsibility Committee is chaired by the General Counsel of the Company. The purpose of the Corporate Responsibility Committee is to advise the Company on matters of significance to the Company and its stakeholders concerning corporate social responsibility and sustainability and to assist the Company’s Board and senior management team in addressing the impact of these matters on the Company’s business, strategies, operations, performance and reputation.

Under the oversight of the Corporate Responsibility Committee and with input from the Board, in 2023 we published our annual Corporate Responsibility Report, which sets forth our ESG priorities, our performance in these areas, and targets for future improvement, including our new 2035 environmental goals.

Director Orientation and Continuing Education

New directors participate in a comprehensive orientation which includes meetings with senior management to discuss the Company’s strategic plans, financial statements, legal and risk management, corporate responsibility (our Geared For Good framework) and key policies and governance practices. In addition, the Corporate Governance and Nominating Committee regularly reviews and recommends topics for director training for the year. We encourage directors to participate in certain recommended external continuing director education programs and provide reimbursement for expenses associated with these events. Continuing director education is also provided during Board meetings by outside experts who present on issues relevant to the Board’s oversight duties. In 2023, outside experts presented to the Board on topics such as activism, crisis management and investigation, and product platforming. Finally, we provide directors with a quarterly memorandum summarizing relevant SEC, ESG and other corporate governance developments.

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Board Effectiveness and Evaluations

The Corporate Governance Guidelines provide that the Corporate Governance and Nominating Committee will advise the Board and its Committees on their evaluation process in an effort to drive consistency and to vest in one committee the task to think strategically about how to optimize the self-evaluation processes. In addition, the Board retains a third-party independent consultant on a periodic basis, most recently in 2023, to conduct the Board evaluation. Below is a summary of our annual Board and Committee evaluation processes.

Annual Board and Committee Evaluations
•

The process is reviewed annually by the Corporate Governance and Nominating Committee.

•

Written questionnaires are used for the Board and each Committee and are updated each year. Each director completes a written questionnaire for the Board and each Committee on which the director serves. The questionnaires include open-ended questions and space for candid commentary. Topics covered include:

›

Board/Committee information and materials and meeting mechanics;

›

Board/Committee composition and structure;

›

Board/Committee interaction with management and with each other;

›

Board/Committee responsibilities and accountability; and

›

Board meeting conduct and culture.

•

The Chair of the Board and the Chair of each Committee also conduct interviews with Board members to solicit additional feedback on Board and Committee performance and effectiveness.

•

Additionally, the Chair of the Board conducts interviews with individual directors to solicit feedback on individual performance and effectiveness.

•

In 2023, in connection with the independent consultant’s Board evaluation, the independent consultant also interviewed individual directors and members of senior management who interact with the Board.

Summary of Evaluations
•

Reports are produced summarizing the written questionnaires.

•

At the February 2024 Board meeting, in connection with the independent consultant’s Board evaluation, the independent consultant aggregated the results of its observations, interviews and feedback and the feedback was shared with the full Board and senior management and discussed to enable improvement of Board oversight and Board/management interaction.

•

All comments are unattributed, including those shared in the independent consultant and Chair interviews.

Board and Committee Review
•

To promote effectiveness of the Board, the results of the annual Board evaluation are reviewed first by the Corporate Governance and Nominating Committee and then reviewed and addressed by the full Board in an executive session led by the Chair.

•

The results of each Committee’s evaluation are discussed at an executive session of the applicable Committee and further discussed by the full Board and senior management as appropriate.

Actions Taken in Response to the Evaluations
•

Streamlined Board and Committee materials.

•

Enhanced director onboarding program.

•

Increased director education on potential significant risks and corporate governance developments.

•

Developed a detailed skills matrix to transparently reflect the skills and experiences of our Board which support our strategies.

•

Reconstituted the Committee composition.

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Board Refreshment

The Company’s comprehensive Board and Committee refreshment and succession planning process is designed to enable the Board and each Committee to be comprised of highly qualified directors, with the independence, diversity, skills, and perspectives to provide strong and effective oversight. As a result of this process, in the last five years, the Company has added three new directors resulting in a Board with a comprehensive skill set relevant to our industry and future as well as resulting in a balanced mix of tenures.

Previously, in preparation for launching a director search and after a comprehensive Board evaluation led by a leading external firm, the Corporate Governance and Nominating Committee refreshed its skills matrix. Since that time, the Corporate Governance and Nominating Committee regularly reviews and refreshes its skills matrix. In the past, the Corporate Governance and Nominating Committee has retained a national executive and director search firm to assist the Board in conducting searches to identify potential qualified candidates to be considered for possible appointment to the Board. The independent search firm provided the Corporate Governance and Nominating Committee with background information on candidates as well as an assessment of the qualifications of the potential candidates. The Corporate Governance and Nominating Committee then evaluated and screened the candidates, including interviewing and reviewing the candidates against the criteria for selecting director nominees, including the specific skills discussed below, functional areas of experience, educational background, employment experience, diversity of perspective, and leadership performance. When the Corporate Governance and Nominating Committee deems it in the best interest of the Company to add a new director to the Board, the Committee expects to again retain a national executive director search firm to assist the Board in conducting a search.

Board Diversity

We also recognize the value and strategic importance of Board diversity and that is reflected in our current Board makeup with 30% gender and racial diversity. The Corporate Governance and Nominating Committee considers, as required by its charter as well as the Company’s Corporate Governance Guidelines, the Board’s overall balance of diversity of perspectives, backgrounds, and experiences in areas relevant to the Company’s strategy when selecting Board nominees, as well as race and gender. The Board believes such diversity contributes to its overall effectiveness.

Director Skills and Qualifications Criteria

The Corporate Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and perspective on the Board and also evaluates intangible factors it deems appropriate to develop a heterogeneous and cohesive Board, considering characteristics such as integrity, judgment, and diversity of thought, as well as the willingness and ability of the candidate to devote adequate time to Board duties for a sustained period.

In response to stockholder feedback, last year the Corporate Governance and Nominating Committee enhanced its skills matrix to identify skills attributable to each individual director and developed a new matrix to convey how each skill is aligned with each of Polaris’ six strategic pillars.

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Set forth below is a matrix highlighting how our Board skills are aligned with the Company’s six strategic pillars.

Board Skills	Strategic Pillars
	Best Customer Experience	Inspirational Brands	Rider-Driven Innovation	Agile & Efficient Operations	Best Team, Best Culture	Geared For Good
Accounting and Financial Expertise Specialized financial reporting expertise, e.g. experience as a CFO/CPA at Big-4 firm
Consumer Insights/Marketing Expertise Exec-level role overseeing consumer insights or marketing at a large company
Consumer/Manufacturing Industry Expertise Exec-level role in the consumer and manufacturing industry
Corporate Governance Experience Experience serving on and leading boards/committees of other large public companies
Digital/E-Commerce Expertise Specialized expertise in digital marketing, digital technology, data analytics, and/or AI
Executive Leadership Experience Current or former executive or CEO at a large company
Global Experience Current or former executive or CEO role internationally or at global company
Innovation/Technology Exec-level role overseeing significant innovation
Legal Expertise Specialized legal qualifications, e.g. experience as a JD at a large firm or company
Product Quality and Safety Expertise Exec-level role overseeing product quality and safety
Regulatory/Compliance Expertise Exec-level role in a highly regulated industry or overseeing regulatory/compliance programs
Risk Management/Oversight Exec-level role with significant enterprise risk-management responsibility
Strategy and M&A Significant experience leading strategy and M&A matters

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Our Board is comprised of individuals with a diverse mix of experience, backgrounds and skill sets that complement the Company’s long-term strategy. Our directors possess the professional and personal qualifications and attributes necessary to effectively oversee and guide our business and future direction. Set forth below is a matrix identifying the skills possessed by each individual director.

Director Skills
	George Bilicic	Kevin Farr	Gary Hendrickson	Gwenne Henricks	Darryl Jackson	Bernd Kessler	Lawrence Kingsley	Gwynne Shotwell	Michael Speetzen	John Wiehoff
Accounting and Financial Expertise
Consumer/Manufacturing Industry Expertise
Consumer Insights/Marketing Expertise
Corporate Governance Experience
Digital/ E-Commerce Expertise
Executive Leadership Experience
Global Experience
Innovation/ Technology
Legal Expertise
Product Quality and Safety Expertise
Regulatory/Compliance Expertise
Risk Management/ Oversight
Strategy and M&A
Diversity
Gender
Race/Ethnicity

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Shareholder Engagement

Our shareholder engagement efforts take place throughout the year and involve a member of our Board, when requested, key management leaders, and stockholder representatives. In 2023, Polaris reached out to stockholders representing almost 70% of our outstanding shares, and the management team met with stockholders owning almost 30% of our outstanding shares. The meeting agendas included discussions on various topics, including the Company’s strategy, compensation philosophy, diversity and inclusion initiatives, human capital management, sustainability efforts, product safety and quality, governance practices, and board refreshment. After the engagements, management summarizes the feedback received and then reviews the feedback with the executive team, the Corporate Governance and Nominating Committee and, when relevant, the Compensation Committee and, as appropriate, the Chair of the Corporate Governance and Nominating Committee and of the Compensation Committee review the concerns and recommendations identified by our stockholders with the full Board.

The feedback from these meetings helps inform the Board and management on stockholder priorities and concerns. We listen carefully to our stockholder feedback and, when appropriate, we make changes to address concerns and/or align with best practices. For example, our stockholders requested disclosure of an enhanced skills matrix identifying the skills attributable to each individual director in our proxy statement, so we refined and enhanced our skills matrix in our 2023 proxy statement. In addition, stockholders requested that we refresh our materiality assessment and set more rigorous environmental goals, and, in 2022, we completed a second materiality assessment and announced our new environmental goals in our Corporate Sustainability Report released in May 2023. In 2023, our stockholders did not approve the inclusion of an exclusive forum provision in the Company's Bylaws. As such, we did not include it. We have also received stockholder feedback supporting increased gender and ethnic diversity on our Board. The Board considers this feedback as it regularly reviews the Board's structure and composition.

OUR SHAREHOLDER ENGAGEMENT PROCESS
Assess and Prepare	Outreach and Engagement
•

We assess and monitor:

Investor policies and stewardship priorities

Stockholder voting results

Trends in governance, executive compensation, environmental, social, regulatory, and other matters

•

We identify and prepare for potential topics that are priorities for our stockholders

•

We reach out to our stockholders to request engagement

•

Leaders of relevant management teams and a member of our Board, when requested, meet with stockholders to actively solicit input on issues relevant to our stockholders and provide insight on the Company’s policies and strategy

Evaluate	Respond
•

Our Board and management team review stockholder input and assess any issues or concerns identified

•

Stockholder input and policies are continuously reviewed and considered when implementing best governance practices by our Board and Committees

•

Our Board responds and, when appropriate, takes action to align with stockholder feedback

•

We enhance our disclosure to provide greater transparency on topics significant to our stockholders

•

In 2022, responses included:

Enhancing our skills matrix in the 2023 proxy to identify skills attributable to each individual director and adding a matrix to convey how each skill is aligned with each of Polaris’ six strategic pillars

Completing our second ESG materiality assessment

•

In 2023, responses included:

Setting environmental goals, which were announced in our Corporate Sustainability Report released in May 2023

Did not include an exclusive forum provision in the Company's Bylaws when stockholders did not support the proposal

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Director Independence

Under our Corporate Governance Guidelines, which adopt the current standards for “independence” established by the NYSE, a majority of the members of the Board must be independent as determined by the Board. In making its determination of independence, among other things, the Board must have determined that the director has no material relationship with the Company either directly or indirectly as a partner, stockholder or officer of an organization that has a relationship with us. The Board of Directors has determined that directors Bilicic, Farr, Hendrickson, Henricks, Jackson, Kessler, Kingsley, Shotwell, and Wiehoff are independent. Accordingly, our entire Board, other than the CEO, and all members of our Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee are considered to be independent. Mr. Speetzen, our CEO and a Board member, is employed by the Company and therefore is not an independent director on the Board under our Corporate Governance Guidelines or NYSE standards.

The Board based its independence determinations, in part, upon a review by the Corporate Governance and Nominating Committee and the Board of certain transactions between the Company and companies with which certain of our directors have relationships, each of which was made in the ordinary course of business, at arm’s length, at prices and on terms customarily available to unrelated third-party vendors or customers generally, in amounts that are not material to our business or the business of such unaffiliated corporation, and in which the director had no direct or indirect personal interest, nor received any personal benefit. Specifically, the Corporate Governance and Nominating Committee and the Board reviewed ordinary course of business purchases by us from Donaldson Company, Inc., and US Bancorp, where Mr. Wiehoff served or continues to serve as a director during the reportable period of 2021 through 2023, ordinary course of business purchases by us from the Mayo Clinic, where Mr. Biilcic serves as a trustee; and ordinary course of business purchases of our products by Space Exploration Technologies Corp., where Ms. Shotwell is President and Chief Operating Officer. All of these payments were less than the greater of $1,000,000 or 2% of the recipient’s gross revenues in fiscal 2021, 2022 and 2023.

Certain Relationships and Related Transactions

During 2023, we did not engage in any transactions with related persons that are required to be described in this Proxy Statement pursuant to applicable SEC regulations.

Our written Related-Person Transactions Policy, which is applicable to all of our directors, nominees for directors, executive officers and 5% stockholders and their respective immediate family members, prohibits “related-person transactions” unless approved by the Corporate Governance and Nominating Committee.

Matters considered to be a related-person transaction subject to the policy include any transaction in which we are directly or indirectly a participant and the amount involved exceeds or reasonably can be expected to exceed $120,000, and in which a director, nominee for director, executive officer or 5% stockholder, or any of their respective immediate family members, has or will have a direct or indirect material interest.

Any potential related-person transaction that is raised will be analyzed by the General Counsel, in consultation with management, as appropriate, to determine whether the transaction or relationship constitutes a related-person transaction requiring compliance with the policy. The potential related-person transaction and the General Counsel’s conclusion and the analysis thereof are also to be reported to the Chair of the Corporate Governance and Nominating Committee.

The Corporate Governance and Nominating Committee reviews the material facts of all related-person transactions that require the Committee’s approval and either approve or disapprove of the related person transaction. If advance Committee approval of a related-person transaction is not feasible, then the related-person transaction is considered and, if the Committee determines it to be appropriate, ratified at the Committee’s next regularly scheduled meeting. Any related-person transaction that is not approved or ratified, as the case may be, is voided, terminated or amended, or such other actions shall be taken, in each case as determined by the Committee, to avoid or otherwise address any resulting conflict of interest.

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Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics applicable to all employees, including our CEO, our Chief Financial Officer (CFO) and all other executive officers, and the Board. The full Board received Code of Conduct training in 2023. A copy of the Polaris Code of Business Conduct and Ethics is available on our website at ir.polaris.com/investors/corporate-governance. If we waive any of the provisions of the Code of Business Conduct and Ethics with respect to the CEO, CFO, any executive officer or member of the Board that relates to any element of the definition of “code of ethics” enumerated in Item 406(b) of Regulation S-K under the Securities and Exchange Act of 1934, as amended (the Exchange Act), we intend to disclose such actions on our website at the same location.

Communications with the Board

Under our Corporate Governance Guidelines, a process has been established by which stockholders and other interested parties may communicate with members of the Board. Any stockholder or other interested party who desires to communicate with the Board, individually or as a group, may do so by writing to the intended member or members of the Board, c/o Corporate Secretary, Polaris Inc., 2100 Highway 55, Medina, Minnesota 55340, or by sending an email to PolarisCorporate.Secretary@polaris.com.

All communications received in accordance with these procedures will be reviewed initially by the office of our Corporate Secretary to determine whether the communication is an appropriate message to one or more of our directors and then will be relayed to the appropriate director or directors unless the Corporate Secretary determines that the communication is an advertisement, promotional material, or otherwise inappropriate to disseminate.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers to file initial reports of ownership and reports of changes of ownership of our common stock with the SEC. Executive officers and directors are required to furnish us with copies of all Section 16(a) reports that they file. To our knowledge, based solely upon a review of the reports filed by the executive officers and directors during 2023 and written representations that no other reports were required, we believe that during (or prior to) the year ended December 31, 2023, all filing requirements applicable to our directors, executive officers and 10% beneficial owners, if any, were complied with on a timely basis, other than, due to an administrative error, (i) one Form 4 reporting the deferral of shares into the Company's Supplemental Executive Retirement Savings Plan (SERP) for Mr. Speetzen, which was filed late on January 30, 2024 and (ii) one Form 4 reporting the deferral of shares into the Company's SERP and correcting the number of shares withheld for taxes for Mr. Eastman, which was filed late on January 30, 2024.

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Proposal 1 — Election of Directors

General Information

Our Board selected the four nominees based upon their diverse mix of skills, backgrounds, and perspectives, including their functional areas of experience, educational background, employment experience, and leadership performance. Based upon these qualifications and the recommendation of the Corporate Governance and Nominating Committee, our Board proposes that Kevin M. Farr, Darryl R. Jackson, Michael T. Speetzen and John P. Wiehoff be elected as Class III directors for three-year terms expiring in 2027. All nominees are presently Polaris directors who were elected by stockholders at the 2021 Annual Meeting, other than Mr. Speetzen, who was appointed to the Board in 2021. All nominees have terms expiring at the 2024 Annual Meeting.

Executed proxies will be voted for the election of each of the four nominees unless you indicate on the proxy that you vote to “abstain” or vote “against” any or all of the nominees. Our Certificate of Incorporation requires that a director nominee will be elected only if he or she receives a majority of the votes cast with respect to his or her election in an uncontested election, that is, the number of shares voted “for” that nominee exceeds the number of votes cast “against” that nominee. A vote to “abstain” will not have an effect in determining the election results. If you are voting by telephone or on the Internet, you will be told how to abstain your vote from some or all of the nominees. Each nominee elected as a director will continue to serve through the expiration of his or her three-year term or until his or her death, resignation or retirement. The Board has ten members and is divided into three classes. The members of one class are elected at each annual meeting of stockholders to serve three-year terms.

We expect each nominee standing for election as a director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees designated by the Board, unless an instruction to the contrary is indicated on the proxy. There are no family relationships between or among any of our executive officers, directors or director nominees.

The Board, upon recommendation of the Corporate Governance and Nominating Committee, unanimously recommends a vote FOR the election of these nominees as directors.

Information Concerning Nominees and Directors

Our directors bring a broad range of leadership and experience to the boardroom and regularly contribute to the dialogue involved in effectively overseeing and guiding our business and affairs. Other than our CEO, all of the members of the Board are independent. Preparation, engagement and participation are expected from our directors, as well as high personal and professional ethics, integrity and values. All of our current directors and the director nominees satisfy such requirements. With a diverse mix of experience, backgrounds and skill sets that complement the Company’s long-term strategy, the Board believes it is well positioned to represent the best interests of the Company’s stockholders. The principal occupation, specific experience, qualifications, attributes or skills and certain other information about the nominees and other directors whose terms of office continue after the Annual Meeting are set forth on the following pages.

If a stockholder wishes to have the Corporate Governance and Nominating Committee consider a candidate for nomination as a director, the stockholder’s notice must include the information specified in our Bylaws, including the stockholder’s name and address, the information required to be disclosed by the SEC’s proxy rules, a written consent of the candidate to be named in the proxy statement and to serve as a director if elected, specified information regarding the stockholder’s interests in our capital stock, and the representations specified in our Bylaws. The Corporate Governance and Nominating Committee will evaluate recommended nominees based on the factors identified in the Corporate Governance and Nominating Committee Charter, a copy of which is available on our website at ir.polaris.com/investors/corporate-governance. Alternatively, stockholders may directly nominate a person for election to our Board by complying with the procedures set forth in our Bylaws, any applicable rules and regulations of the SEC and any other applicable laws. From time-to-time, the Corporate Governance and Nominating Committee works with third-party search firms to assist in the identification and evaluation of potential director candidates and will also consider any director candidates submitted by other stakeholders (subject to the terms of the Company’s Bylaws).

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Director Nominees — Class III (Term Ending 2024)

Age 66 Director since: 2013 INDEPENDENT Committees: • Audit, Chair • Compensation

KEVIN M. FARR

Skills and Qualifications:

Mr. Farr brings to the Board his in-depth accounting and financial expertise and background in overseeing strategy and M&A, risk management, and regulatory and compliance matters developed over his career in corporate finance, including roles of Chief Financial Officer at Mattel and ChromaDex and his service with a leading accounting firm PricewaterhouseCoopers. He also contributes executive leadership and global experience, especially in the consumer and manufacturing industry, gained during a two-decade tenure with Mattel where he served in various leadership roles, including as the company Controller.

Other Current Public Company Directorships: • None Former Public Company Directorships Held during the Past 5 Years: • None

Experience:

•  Chief Financial Officer, ChromaDex Corp., a science-based nutraceutical company (2017 – 2022)

•  Mattel, Inc., a world-wide leader in the design, manufacture, and marketing of toys and family products (1991 – 2017)

–  Executive Vice President and Chief Financial Officer (2000 – 2017)

–  Served in multiple leadership roles

•  Spent 10 years at PricewaterhouseCoopers

•  Mr. Farr serves on the Board of West Los Angeles Ronald McDonald House Charities and the Board of Southern California Special Olympics

Age 63 Director since: 2021 INDEPENDENT Committees: • Audit • Corporate Governance & Nominating

DARRYL R. JACKSON

Skills and Qualifications:

Mr. Jackson possesses deep accounting and financial, consumer insights and marketing expertise, as well as executive leadership and strategy experience, gained during his more than 30-year career in financial services. He also provides manufacturing industry and digital and E-commerce expertise developed through various roles at Hendrick Automotive Group and Chrysler Financial. He contributes to the Board his global experience, regulatory and compliance and risk management expertise developed over his career, including time as a Director of the advisory business of PricewaterhouseCoopers and as an auditor for Deloitte and Touche.

Other Current Public Company Directorships: • None Former Public Company Directorships Held during the Past 5 Years: • None

Experience:

•  Hendrick Automotive Group, the largest privately held automotive retail organization in the United States

–  Vice President, Financial Services and Fixed Operations (since 2020)

–  Vice President, Financial Services (2018 – 2020)

–  Director, Business Development and Strategic Initiatives (2015 – 2018)

•  Director – Advisory, PricewaterhouseCoopers (2012 – 2015)

•  Chrysler Financial (1992 – 2011)

–  Chief Operating Officer (2008 – 2011)

–  Held leadership positions in operations, sales, marketing, and financial analysis

•  Mr. Jackson also serves as a Board Member of the North Carolina Automobile Dealers Association

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Age 54 Director since: 2021 CEO Committees: • None

MICHAEL T. SPEETZEN

Skills and Qualifications:

Mr. Speetzen has executive leadership experience in the consumer and manufacturing industries and expertise in innovation and technology, gained while serving as CFO and then CEO at Polaris and in prior senior roles at StandardAero, ITT and Xylem. He also possesses comprehensive expertise in accounting and finance, strategy and M&A, and risk management oversight, as well as global experience, acquired through his career in various leadership roles with corporate finance groups of multinational manufacturing companies such as Honeywell, General Electric and Xylem. He also brings to the Board corporate governance experience gained from serving on other public boards.

Other Current Public Company Directorships: • Pentair plc, an American water treatment company (since 2018) Former Public Company Directorships Held during the Past 5 Years: • None

Experience:

•  Polaris Inc.

–  Chief Executive Officer (since 2021)

–  Interim Chief Executive Officer (January 2021 – April 2021)

–  Executive Vice President and Chief Financial Officer (2015 - 2020)

•  Senior Vice President and Chief Financial Officer, Xylem, Inc., a leading water technology company (2011 when the company was formed from the spinoff of the water businesses of ITT Corporation – 2015)

•  Joined ITT Corporation, a worldwide manufacturing company, in 2009

•  Executive Vice President and Chief Financial Officer, StandardAero Company, a maintenance, repair and overhaul service provider, owned by the private equity firm Dubai Aerospace Enterprise

•  Held positions of increasing responsibility in the finance functions of Honeywell and General Electric

Age 62 Director since: 2007 INDEPENDENT BOARD CHAIR since 2021 Committees: • Compensation • Corporate Governance and Nominating

JOHN P. WIEHOFF

Skills and Qualifications:

Mr. Wiehoff brings to the Board expertise in strategy around technological transformation as well as global and executive leadership experience gained as a senior executive of C.H. Robinson Worldwide, a global transportation and supply chain company with over $24 billion in revenue. He acquired accounting, financial reporting, and risk management expertise through his service as a public company CFO and additional experience working at a large accounting firm. He also contributes to the Board his corporate governance experience acquired through his service on the boards of public companies.

Other Current Public Company Directorships:

•  Union Pacific Corporation, operator of North America’s premier railroad franchise (since 2023)

•  US Bancorp, the fifth largest banking institution in the United States (since 2020)

Former Public Company Directorships Held during the Past 5 Years:

•  Donaldson Company, Inc. (2003 – 2022)

•  C.H. Robinson Worldwide, Inc. (2002 - 2020)

Experience:

•  C.H. Robinson Worldwide, Inc., a transportation, logistics and sourcing company (1992 – 2020)

–  Chairman of the Board (2007 - 2020)

–  Chief Executive Officer (2002 – 2019)

–  Held multiple leadership roles including President and Chief Financial Officer

•  Held positions at Arthur Andersen LLP

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Director Nominees — Class I (Term Ending 2025)

Age 65 Director since: 2010 INDEPENDENT Committees: • Technology & Innovation, Chair • Corporate Governance & Nominating

BERND F. KESSLER

Skills and Qualifications:

Mr. Kessler contributes to the Board manufacturing industry expertise, executive leadership and innovation experience acquired through his leadership roles with a number of global aerospace, automotive and engineering companies. He obtained global experience while service as the CEO of SRTechnics AG with facilities throughout Europe, Middle East and China and while serving as President and CEO of MTU where he was an integral part of the company’s successful initial public offering on the Frankfurt Stock Exchange. Mr. Kessler also brings to the board product quality and safety expertise, risk management and strategy and M&A experience developed through his numerous executive leadership roles, including while at AlliedSignal Corp and its successor, Honeywell International.

Other Current Public Company Directorships:

•  Latecoere S.A., a leader in aerostructures and interconnection systems (since 2023)

Former Public Company Directorships Held during the Past 5 Years:

•  None

Experience:

•  Chief Executive Officer, SRTechnics AG, a privately-held aircraft component and engine service provider (2008 - 2010)

•  President and Chief Executive Officer, MTU Maintenance, a subsidiary of Aero Engines AG, an aircraft engine manufacturer (2004 – 2007)

•  Held management and executive positions for 20 years at Honeywell International, Inc. and its predecessor company AlliedSignal Corp.

•  Mr. Kessler also serves as the Chairman of ProXES GmbH and on the Boards of The Packaging Group GmbH and KE Fischer GmbH

Age 61 Director since: 2016 INDEPENDENT Committees: • Compensation • Technology & Innovation

LAWRENCE D. KINGSLEY

Skills and Qualifications:

Mr. Kingsley has innovation and technology expertise and global, strategy and M&A, and executive leadership experience in the consumer/manufacturing industry gained through his senior leadership roles with Pall Corporation and IDEX Corporation, high-technology, high-growth multinational public companies. He also brings to the Board expertise in risk management and oversight, corporate governance experience and regulatory/compliance expertise acquired while serving on other public company boards, including in board leadership roles.

Other Current Public Company Directorships:

•  Chair, IDEXX Laboratories, Inc., a multinational pet healthcare innovation company (since 2019)

•  Chair, Mirion Technologies Inc., a medical and technological products company (since 2021)

Former Public Company Directorships Held during the Past 5 Years:

•  Rockwell Automation Corporation (2013 - 2021)

Experience:

•  Pall Corporation, a global supplier of filtration, separations and purification products

–  Chairman and Chief Executive Officer (2013 – 2015)

–  Chief Executive Officer and President (2011 – 2013)

•  Chairman, President and CEO, IDEX Corporation, a developer, designer and manufacturer of fluid and metering technologies and health and science technologies (2005 – 2011)

•  Held management positions of increasing responsibility with Danaher Corporation, Kollmorgen Corporation and Weidmuller Incorporated

•  Mr. Kingsley is an Advisory Director to Berkshire Partner, private equity investment firm (since May 2016) and also serves as a member of the boards of Consolidated Precision Products and Harvey Performance, Berkshire Partners portfolio companies.

•  Mr. Kingsley also serves on the board and is President of the Thousand Islands Land Trust

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Age 60 Director since: 2019 INDEPENDENT Committees: • Audit • Technology & Innovation

GWYNNE E. SHOTWELL

Skills and Qualifications:

Ms. Shotwell has technology and innovation, global, executive leadership, and manufacturing industry experience and expertise in product quality and safety acquired through her senior leadership roles in the aerospace sector. Through her current role as President and COO at SpaceX, she developed experience in regulatory and risk management functions. Ms. Shotwell also contributes to the board expertise in consumer insights and strategy developed during her career focused on supporting current and future space capabilities, including during her time at Microcosm, a company recognized for innovations in space mission engineering.

Other Current Public Company Directorships: • None. Former Public Company Directorships Held during the Past 5 Years: • None

Experience:

•  Space Exploration Technologies Corp. (SpaceX), a private American aerospace manufacturer and space transportation services company

–  President and Chief Operating Officer (since 2008)

–  Vice President, Business Development (2002 – 2008)

•  Director, Space Systems Division, Microcosm, Inc.

•  Senior Project Engineer, The Aerospace Corporation

•  Ms. Shotwell also serves as a director of the Minerva Project and SpaceX, as well as a Trustee of Northwestern University.

Director Nominees — Class II (Term Ending 2026)

Age 60 Director since: 2017 INDEPENDENT Committees: • Audit • Corporate Governance and Nominating, Chair

GEORGE W. BILICIC

Skills and Qualifications:

Mr. Bilicic has extensive leadership and risk management and oversight experience acquired while addressing complex situations in the legal field and the financial, energy and infrastructure sectors. He brings to the Board significant accounting and financial expertise, as well as innovation and technology and global experience, obtained over 20 years in leadership roles at Lazard, a leading financial advisory and asset management firm. He also possesses deep insights into strategy and M&A gained over his career, including while serving as a Managing Director in the Mergers & Acquisition department at Merrill Lynch. The Board also benefits from his corporate governance experience and his regulatory/compliance and legal expertise developed while at Cravath, earlier in his career and during his time at Lazard. Such skills were further advanced more recently while serving as Chief Legal Officer and Chief Compliance Officer at Sempra Energy, one of the largest utility holding companies in the United States, where he had broad responsibilities across various businesses, legal, compliance, strategy and business development.

Other Current Public Company Directorships: • None Former Public Company Directorships Held during the Past 5 Years: • None

Experience:

•  Lazard Ltd., a leading financial advisory and asset management firm

–  Vice Chairman, Investment Banking and Global Head of Power, Energy & Infrastructure and member of Global Executive Committee (since April 2020)

–  Served in various roles including as Vice Chairman of Investment Banking, Head of U.S. Midwest Investment Banking and Global Head of Power, Energy & Infrastructure (2002 – May 2008 and November 2008 - June 2019)

•  Served in various executive roles, including President, Chief Legal Officer, and Chief Compliance Officer, Sempra Energy, an energy infrastructure company (June 2019 – March 2020)

•  Managing Director and Head of Infrastructure, Kohlberg Kravis Roberts & Co. (May 2008 - October 2008)

•  Managing Director, Merrill Lynch & Co., Inc. (2001 - 2002)

•  Partner, Cravath, Swaine & Moore LLP (1995 – 2000)

•  Mr. Bilicic currently serves as a member of the Board of Directors or equivalent for the Mayo Clinic and Georgetown University Law Center

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Age 67 Director since: 2011 INDEPENDENT Committees: • Compensation, Chair • Corporate Governance and Nominating

GARY E. HENDRICKSON

Skills and Qualifications:

Mr. Hendrickson brings to the Board significant consumer and manufacturing industry expertise, knowledge of the competitive landscape, marketing and consumer insights that he developed during his 23-year tenure at Valspar, a global paint and coating manufacturing company, and his service as the Chairman of the Board of The AZEK Company Inc., a manufacturer of residential and commercial outdoor living products. He also brings to the Board extensive global and executive leadership experience and expertise overseeing strategy, M&A, risk management, and regulatory and compliance matters that he obtained while holding leadership positions with responsibility for Asia Pacific operations and later serving as COO and then CEO of Valspar up through and including the $11.3 billion acquisition of Valspar by Sherwin Williams in 2017. The Board also benefits from his corporate governance experience gained serving on other public company boards.

Other Current Public Company Directorships:

•  Chair, The AZEK Company Inc., an outdoor living products manufacturer (since 2017)

Former Public Company Directorships Held during the Past 5 Years:

•  Waters Corporation, a laboratory instrument and software company (2018 – 2022)

Experience:

•  The Valspar Corporation, a global paint and coatings manufacturer (1997 – 2017)

–  Chairman and Chief Executive Officer (2011 – 2017)

–  President and Chief Operating Officer (2008 – 2011)

–  Held various other executive leadership roles including positions with responsibility for the Asia Pacific operations

Age 66 Director since: 2015 INDEPENDENT Committees: • Audit • Technology & Innovation

GWENNE A. HENRICKS

Skills and Qualifications:

Ms. Henricks has substantial manufacturing industry expertise, strategy and M&A and global experience, developed over her 35-year career at Caterpillar, Inc., the world’s largest manufacturer of construction equipment ranking 73 on the Fortune 500. In her role as Vice President of Caterpillar’s Industrial Powers Systems Division, she oversaw the global business unit’s supply chain, manufacturing, product management and development, external sales and distribution functions. Her engineering and executive leadership roles throughout her career, including service as Vice President, Product Development & Global Technology, and Chief Technology Officer contributed to her expertise in innovation and technology, product quality and safety, regulatory and compliance and risk management.

Other Current Public Company Directorships: • None Former Public Company Directorships Held during the Past 5 Years: • None

Experience:

•  Caterpillar Inc., a world leading manufacturer of construction and mining equipment, diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives (1981 – 2016)

–  Chief Technology Officer and Vice President, Product Development & Global Technology (2013 – 2016)

–  Vice President, Industrial Power Systems Division (2009 - 2012)

–  Held numerous engineering and executive roles progressing in scope and complexity

•  Ms. Henricks serves on the board of Decision Sciences International Corporation and the Bradley University Engineering Advisory Committee

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Director Compensation

The Compensation Committee conducts an annual review of our independent director compensation and makes a recommendation for changes, as appropriate, to the Board. For 2023, the Compensation Committee’s outside consultant, Willis Towers Watson, assessed the compensation paid to our independent directors against director compensation trends and data from our 2022, 19-company peer group (described in this proxy statement). After completing its review, in consultation with Willis Towers Watson, the Compensation Committee recommended modest increases to our Board member fees and deferred stock unit grants effective April 28, 2023 to better align the Company with market median and better position our program from a competitive standpoint going forward. The principal features of the compensation received by our independent directors are described below.

Director Fees

Mr. Speetzen, our CEO and a Board member, receives no compensation for his service as a director. Compensation for independent directors is divided into cash and stock components. We currently pay each independent director an annual director’s retainer fee, and our independent Chair and Committee Chairs each receive an additional fee. In addition, we pay committee members an annual fee for committee membership. Any independent director may elect to defer the receipt of all or a specified portion of the retainer and fee payments under the Polaris Inc. Deferred Compensation Plan for Directors (the Director Deferred Compensation Plan) (as described below). The fees are paid according to the following schedule:

Annual Director Fees	1/1/23 - 4/27/23	4/28/23 - 12/31/23
Board Member	$100,000	$110,000
Independent Board Chair	$170,000	$170,000
Audit Committee Chair	$20,000	$20,000
Compensation Committee Chair	$15,000	$20,000
Corporate Governance and Nominating Committee Chair	$10,000	$15,000
Technology & Innovation Committee Chair	$15,000	$15,000
Audit Committee Member	$10,000	$10,000
Compensation Committee Member	$7,500	$7,500
Corporate Governance and Nominating Committee Member	$5,000	$5,000
Technology & Innovation Committee Member	$2,500	$2,500

Director Stock Ownership Guidelines

The Board has adopted stock ownership guidelines, which provide that each independent director is expected to own, directly or indirectly, shares of our common stock, common stock equivalents and/or deferred stock units (as described below) having a value of at least five times the amount of the annual Board member retainer (a total of $550,000). All independent directors are expected to satisfy the stock ownership guidelines within four years following the date they are first elected to the Board. All directors are in compliance with the stock ownership guidelines.

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Deferred Stock Units

In addition to the director fees, since 2007, we have granted our independent directors an annual award of deferred stock units in an amount determined by the Board. For 2023, the directors were each granted deferred stock units with a target grant date fair value of $150,000. The deferred stock units were issued under our 2007 Omnibus Incentive Plan (as amended and restated April 30, 2020) (the Omnibus Plan) and are fully vested upon issuance. Upon termination of service as a director or upon an earlier change in control of our Company, each independent director will receive one share of common stock for every deferred stock unit credited to the independent director’s account. Dividend equivalents are credited to independent directors as if the deferred stock units are outstanding shares of common stock. Such dividend equivalents are deferred in the same manner as the underlying deferred stock unit and are deemed invested in additional deferred stock units.

Deferred Compensation Plan

We maintain the Director Deferred Compensation Plan for independent directors. An independent director can defer all or a portion of the director fee payments that would otherwise be paid to him or her in cash. Prior to 2020, such deferred amounts were automatically converted into common stock equivalents (CSEs) based on the then fair market value of Polaris common stock. In 2019, the Board updated the Director Deferred Compensation Plan to permit independent directors to elect to defer their compensation into either CSEs or various investment options at Fidelity Investments Inc. (Fidelity) and to permit directors to diversify their current CSE balances into the investment options at Fidelity to facilitate estate and retirement planning. However, the directors are still expected to meet their stock ownership guidelines described above. Each CSE represents the economic equivalent of one share of our common stock. For CSE balances, dividend equivalents are credited to independent directors as if the CSEs are outstanding shares of common stock. Such dividend equivalents are deemed invested in additional CSEs.

As soon as practicable after an independent director’s service on the Board terminates, or such other later distribution date as elected by an independent director, he or she will receive a distribution of the deferred compensation then credited to him or her under the Director Deferred Compensation Plan. If an independent director has CSEs, then shares of our common stock equal to the number of CSEs will be distributed to the director per their deferral election. Upon separation of service from the Board, if an independent director has chosen an investment option at Fidelity, then cash will be distributed to the director per their deferral election. Upon the death of an independent director, either the shares and/or the cash will be issued to his or her beneficiary. Shares of common stock issued for CSEs and dividend equivalents are issued under the Omnibus Plan (or its successor, as applicable). Upon a change in control of our Company (as defined in the Director Deferred Compensation Plan), each independent director will receive a cash payment equal to the value of his or her accumulated deferred compensation.

Use of Polaris Products

We encourage each of our independent directors to use up to ten Polaris products or services of his or her choice, at no charge, to gain a first-hand understanding of the riding experience of our customers and to provide the independent directors with an opportunity to evaluate product design and quality. The products used by the directors can be returned to the Company or purchased at a price greater than cost at the end of a defined usage period based upon months, miles or hours, depending upon the product line. Historically, we have sold the returned products to dealers or through auction at an amount greater than the cost of such products to the Company. In connection with this program, all directors also receive the Company’s parts, garments, accessories, and services at no cost.

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2023 Director Compensation Table

The following table sets forth the compensation earned by each of our independent directors for the year ended December 31, 2023.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
George W. Bilicic	126,387	150,020	22,929	299,336
Kevin M. Farr	142,500	150,020	18,160	310,679
Gary E. Hendrickson	135,000	150,020	19,443	304,464
Gwenne A. Henricks	117,500	150,020	7,824	275,343
Darryl R. Jackson	120,000	150,020	8,874	278,893
Bernd F. Kessler	127,500	150,020	0	277,520
Lawrence D. Kingsley	115,000	150,020	24,811	289,831
Gwynne E. Shotwell	117,500	150,020	19,864	287,384
John P. Wiehoff	296,250	150,020	4,106	450,375

(1)	Directors may defer all or a portion of the fees otherwise payable to them in accordance with our Director Deferred Compensation Plan. With the exception of Messrs. Jackson and Kingsley, each of the current directors deferred all fees otherwise payable to him or her in 2023. The deferred amounts were converted into CSEs at the then current market price per share of our common stock. The aggregate number of CSEs held by each independent director as of December 31, 2023 is reflected in the “Stock Awards” column of the “Independent Directors — Outstanding Equity Awards at Fiscal Year-End” table appearing below.
(2)	On April 27, 2023, the continuing independent directors were each awarded under the Omnibus Plan 1,380 deferred stock units, each with a value equal to one share of our common stock. The grant date fair value for these deferred stock units was $108.71 per unit and is calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC Topic 718) based on the closing market price of our common stock on the award date. The aggregate number of deferred stock units and CSEs held by each independent director as of December 31, 2023 is reflected in the “Stock Awards” column of the “Independent Directors — Outstanding Equity Awards at Fiscal Year-End” table appearing below.
(3)	The following table provides more information on the type and amount of benefits included in the All Other Compensation column.

Name	Perquisites ($)(a)	Gross Up on Perquisites ($)(b)	Total ($)
George W. Bilicic	19,733	3,196	22,929
Kevin M. Farr	16,007	2,153	18,160
Gary E. Hendrickson	17,755	1,688	19,443
Gwenne A. Henricks	4,440	3,384	7,824
Darryl R. Jackson	5,036	3,838	8,874
Bernd F. Kessler	0	0	0
Lawrence D. Kingsley	18,837	5,974	24,811
Gwynne E. Shotwell	11,273	8,591	19,864
John P. Wiehoff	2,330	1,776	4,106

(a)	The value shown includes the cost to the Company for Polaris parts, garments, accessories, and services and the cost of the use of Polaris products. The products used by our directors are either returned to the Company or purchased at a price greater than cost at the end of the defined usage period. We sell the returned products to dealers or through auction at an amount greater than cost of such products to the Company. The amount included is the imputed value based on the estimated fair market value of the use of the unit (or units) for the period of time that the unit was in the director’s possession.
(b)	This amount represents tax gross-ups on the use of Polaris products and related parts, garments, and accessories.

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Independent Directors — Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the number of shares of common stock underlying outstanding stock awards for each of the independent directors as of December 31, 2023.

Name	Stock Awards(1)
George W. Bilicic	16,420
Kevin M. Farr	15,115
Gary E. Hendrickson	35,371
Gwenne A. Henricks	22,114
Darryl R. Jackson	2,956
Bernd F. Kessler	42,563
Lawrence D. Kingsley	17,234
Gwynne E. Shotwell	13,055
John P. Wiehoff	73,488

(1)	Includes CSEs awarded to directors under the Director Deferred Compensation Plan, deferred stock units awarded under the Omnibus Plan and the accompanying dividend equivalent units credited on each form of award.

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Compensation Discussion and Analysis

The Compensation Discussion and Analysis (CD&A) describes our compensation objectives and policies and the compensation awarded to our Named Executive Officers (NEOs) for 2023. Our NEOs for 2023 are:

Name	Title
Michael T. Speetzen	Chief Executive Officer
Robert P. Mack	Chief Financial Officer and Executive Vice President – Finance and Corporate Development
Kenneth J. Pucel(1)	Former Executive Vice President – Global Operations and Chief Technology Officer
Steven D. Menneto	President – Off Road
Stephen L. Eastman	President – Parts, Garments and Accessories (PG&A) and Aftermarket

(1)	Mr. Pucel will retire from the Company on April 12, 2024, as announced on a Form 8-K filed by the Company on January 11, 2024. He is currently serving as a strategic advisor to the Company and is no longer an executive officer.

Executive Summary

Compensation Philosophy

Our executive compensation is based on a pay for performance philosophy to align executive compensation decisions with our corporate strategy. The goal is to provide executives with competitive compensation opportunities and actual pay outcomes that reward successful company and individual executive performance. In addition, our program is designed to attract, motivate, and retain highly qualified executives to achieve annual and long-term goals that create stockholder value and align with stockholder interests through a combination of base salary, annual incentives and long-term incentives with explicit financial metrics. We generally target market median for base salary and above market median for annual and long-term incentives such that the resulting pay percentile reflects our market competitive performance percentile. Our program, by design, places an emphasis on performance-based variable compensation as the largest percentage of total direct compensation for our executives. The primary objectives and priorities of the compensation program for our NEOs are the following:

We believe that our compensation policies and practices are designed to mitigate compensation-related risks to the Company’s long-term performance, ethical standards and reputation. The following table illustrates some of those policies and practices.

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What We Do	What We Don’t Do
Majority of executive pay is performance-based and not guaranteed	No hedging of stock by directors or executives; limited ability to pledge
Appropriate balance between short-term and long-term compensation to discourage short-term risk taking	No excise tax gross-ups upon a change in control
“Double trigger” change in control and termination of employment provisions	No payment of dividends or dividend equivalents on unearned or unvested RSUs
Rigorous stock ownership guidelines: CEO must own 7x his base salary; CFO and EVPs must own 4x base salary, and all other officers must own 2x base salary	No repricing of underwater stock options without shareholder approval
NYSE-compliant clawback policy allows recovery of cash- or equity-based incentive compensation payments upon occurrence of certain financial restatements
Varied quantitative performance measures
Executive sessions following each Compensation Committee meeting

Compensation Program Design

We have designed an executive compensation program that is significantly weighted towards long-term goals. This approach aids us in the retention of executive officers and helps assure that the interests of our executive officers and stockholders are aligned. Although the program emphasizes performance-based and equity-based compensation as a percentage of total direct compensation (base salary and target annual and long-term incentives), we do not have specific policies governing the allocation of the total direct compensation opportunity among its various components. Below we illustrate the key tenets of our compensation program and percentage of the 2023 target total direct compensation opportunity for Mr. Speetzen and the other NEOs as a group represented by each compensation component:

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TARGET TOTAL DIRECT COMPENSATION

Total Annual Cash			Long-Term Incentives		
Base Salary	⊕ Annual Incentives	⊕	Stock Options (50%)	⊕ PRSUs (25%)	⊕ RSUs (25%)

2023 TARGET TOTAL DIRECT COMPENSATION (MR. SPEETZEN)

12%
Base Salary
15%
Annual Incentive
73%
Long-term Incentives
70%
At-Risk*

2023 TARGET TOTAL DIRECT COMPENSATION (AVERAGE OF OTHER NEOs)

21%
Base Salary
21%
Annual Incentive
58%
Long-term Incentives
64%
At-Risk*

* *At-risk compensation does not include base salary or restricted stock units (RSUs).*

Plans are significantly weighted to performance-based, long-term objectives
At-risk compensation of 70% for CEO and 64% on average for other NEOs

Our performance-based compensation plans encompass key performance metrics:

- ✔ Earnings Per Share
- ✔ Return on Invested Capital
- ✔ Revenue Growth
- ✔ Net Income
- ✔ EBITDA Margin
- ✔ EBITDA
- ✔ Total Shareholder Return

2023 Performance Highlights(1)

Our performance highlights from 2023 demonstrate our ability to execute in a complex environment.

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2023 Key Compensation Decisions

Consistent with our compensation philosophy of paying for performance, our compensation programs closely link pay and performance. The following are the key compensation actions taken during 2023:

Base Salary	Increases for the CEO of 6.0% and other NEOs ranging from 3.1% to 7.7% based on individual performance and applicable market data.
Annual Incentive Plan	Actual incentive payouts for 2023, as a percentage of eligible wages, ranged from 61.2% to 72.2%. For purposes of compensation planning, the Company was determined to have achieved Compensation EPS of $9.80 under the Senior Executive Annual Incentive Compensation Plan (AIP), warranting payouts of an annual cash incentive to each of our NEOs. In 2023, for certain Global Business Unit leaders (including two of our NEOs), 30% of the annual incentive payout was based on Global Business Unit performance and other qualitative performance factors.
Stock Options	Stock options were granted to NEOs, which generally vest in three equal installments on the first, second and third anniversaries of the February 1, 2023 grant date. The options have an exercise price of $117.78, which was the closing price of a share of our common stock on the date of grant.
Performance Restricted Stock Units (PRSUs)

2021-2023 PRSU Awards: The Company’s PRSU awards for the 2021-2023 performance period paid out at 95.5% of target. The 2021–2023 PRSUs were based on target performance objectives for adjusted net income of $716 million, adjusted revenue of $7,698 million, and relative TSR rank of the 50th percentile. The Company was determined to have achieved maximum levels for adjusted revenue and below target for adjusted net income and relative TSR, resulting in a total payout below the target payout. The Company’s PRSU awards for the 2021–2023 performance period were also subject to achievement of an adjusted return on invested capital (ROIC) goal of 12% before any payout could be received under the net income or revenue metrics. The Company achieved an adjusted ROIC for 2023 of 19.8%.

2023-2025 PRSU Awards: The Compensation Committee granted NEOs PRSU awards for the 2023-2025 performance period with target performance objectives for adjusted revenue of $9,385 million, EBITDA Margin percentage at 14.0%, EBITDA at $1,314 million and relative TSR rank of the 50th percentile, subject to achievement of an adjusted ROIC goal of 12% before any payout can be received under the EBITDA Margin or revenue metrics.

Restricted Stock Units (RSUs)	To provide stability to the total compensation package and a service-based benefit for the Company while maintaining a focus on stock growth, RSU awards were granted to our NEOs that generally vest in full on February 1, 2026.

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Return to Stockholders

The following table compares our annualized total shareholder return (TSR) to that of our 2022 Peer Group used for 2023 compensation decisions (please note that this is not the same peer group used for our Pay Versus Performance disclosure):

	Annualized Total Shareholder Return(1)
	1-Year	3-Year	5-Year
25th Percentile(2)	-4%	2%	5%
Median(2)	15%	7%	14%
75th Percentile(2)	36%	10%	18%
Polaris Inc.	-4%	2%	7%
Polaris Percent Rank	25%	24%	30%

(1)	1-Year, 3-Year and 5-Year Total Shareholder Return are annualized total stockholder rates of return as of December 31, 2023 reflecting the stock price appreciation plus reinvestment of dividends.
(2)	These percentiles represent Total Shareholder Return of the members of our 2022 Peer Group listed on page 46.

Our 2023 Say on Pay Results

In making compensation decisions, the Compensation Committee generally considers the results of the Company’s annual stockholder advisory votes approving the Company’s named executive officer compensation, including the most recent advisory vote. Stockholders approved the Company’s Say on Pay proposal at our 2023 Annual Meeting with nearly 95% of the votes cast (excluding abstentions) in favor of the compensation paid to our NEOs. The Compensation Committee maintained a consistent approach from the prior year to the Company’s compensation policies and programs in 2023 based on the strong stockholder support received at the 2023 Annual Meeting, and no changes were made to these policies and programs specifically in response to the advisory vote results.

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Executive Compensation Program Components

Fixed	Base Salary	• Provide a fixed level of compensation on which executive officers can rely

•

Salary levels are reviewed and adjusted annually as appropriate by the Compensation Committee based on a general assessment of many factors, including:

–

Level of responsibility

–

Experience and time in position

–

Individual performance

–

Market data

–

Future potential

–

Salary level relative to market median for most applicable comparator job

–

Internal pay equity consideration

Variable	Annual Cash Incentive Plan (AIP)	• Provide explicit incentives based on the degree of achievement of annual earnings per share objectives • Link pay to performance • Align performance objectives with interests of our stockholders

•

Target incentive opportunity expressed as a percentage of executive officer’s base salary, based on responsibilities of position, expected level of contribution and consideration of market data

•

Maximum potential payouts based on attainment of a specified level of financial performance

•

For 2023 awards, actual payouts were to vary based on the degree to which financial performance objectives are achieved and on consideration of other Company, business unit and individual performance factors, as determined by the Compensation Committee

Long-Term Incentives (Including Stock Options, PRSUs and RSUs)

•   Provide executive officers with incentives to achieve multi-year financial and operational objectives

•   Link pay to financial, operational and stock price performance

•   Align executive officers’ interests with the interests of our stockholders

•   Assist in retention of key executives

•

PRSUs are earned based on the degree to which specified financial objectives are attained over a three-year performance period

•

Target incentive opportunity based on responsibilities of position, expected level of contribution and consideration of market data

•

Stock options provide value to executive officers only if stock price increases over the stock option term, generally ten years

•

RSUs may vest upon completion of a specified period of employment

•

All grants are approved by the Compensation Committee

•

Actual earned PRSUs are determined by the Compensation Committee

Other	Benefits and Perquisites

•   Provide an overall compensation package that is competitive with those offered by companies with whom we compete for executive talent

•   Provide a level of retirement income and promote retirement savings in a tax-efficient manner

•

Participation in 401(k) plan and health and welfare plans generally made available to our employees as well as supplemental medical and dental coverage through BeniComp

•

Executive officers may participate in a non-qualified supplemental retirement savings plan (SERP) and will receive an employer match up to 5% on base salary and annual cash incentive deferral contributions when their 401(k) participation has been limited by IRS annual contribution rules

•

Only perquisites that are highly prevalent in the market are made available, and are not key drivers to the overall competitiveness of total compensation

•

Perquisites described on page 54

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Determining Executive Compensation

Compensation Committee Process

The Compensation Committee is responsible for the review and approval of all aspects of our executive compensation program. The Compensation Committee meets in January or February of each year to: (i) establish the annual base salary and annual incentive compensation opportunity for each of the executive officers for the current year; (ii) determine the actual annual incentive compensation to be paid to each executive officer for their performance during the prior year; (iii) establish plan targets and performance measures for the one-year performance period for the annual incentive and three-year performance period beginning on January 1 of the current year for PRSUs; (iv) determine the number of PRSUs earned, if any, under the long-term incentive program for the three-year performance period ended on the immediately preceding December 31st; and (v) determine stock option awards, RSU awards and any other equity-based awards to be granted to executive officers.

When making individual compensation decisions for the executive officers, the Compensation Committee takes many factors into account. These factors generally include subjective and objective considerations of each individual’s skills, performance and level of contribution towards desired business objectives and global business unit targets (when applicable), the Company’s overall performance, retention concerns, the individual’s tenure and experience with our Company and in his or her current position, the recommendations of management, the individual’s current and historical compensation, the Compensation Committee’s compensation philosophy, and comparisons to other comparably situated executive officers (both those of the Company and those of the peer group companies). The Compensation Committee’s process uses input and analysis from a number of sources, including our management, other independent directors of the Board, the Compensation Committee’s independent compensation consultant (Willis Towers Watson), and market studies and other comparative compensation information as discussed below.

The Compensation Committee uses this information in conjunction with its own review of the various components of our executive compensation program to determine the base salary and annual and long-term incentive targets and opportunities of the executive officers as a group and individually.

Role of Executive Officers in Determining Compensation

The Compensation Committee meets with our CEO and Chief Human Resources Officer (CHRO) annually to review the performance of our other executive officers. The meeting includes an in-depth review of each executive officer, including, achievement of individual performance objectives established at the beginning of the year and individual contributions towards achievement of our business goals.

The Compensation Committee considers input from our CEO, CFO, and CHRO when developing and selecting metrics and performance objectives for our AIP and long-term incentive program and evaluating performance against such pre-established metrics and objectives. The Compensation Committee also receives recommendations from our CEO, with the assistance of our CHRO (for executive officers other than himself), regarding base salary amounts, annual incentive award amounts and equity-based performance incentive awards for our other executive officers. In determining the CEO’s compensation, the Compensation Committee considers performance, comparative compensation information, and input from its independent compensation consultant.

Role of the Independent Compensation Consultant

Willis Towers Watson attends substantially all Compensation Committee meetings and provides the Compensation Committee with an annual compensation market analysis for the executive officers and directors; makes recommendations on the executive pay programs; reviews, participates and comments on executive and board compensation matters; and provides updates on regulatory changes in compensation related issues and other developments and trends in executive compensation, including the SEC’s Pay Versus Performance disclosure rules.

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Market Competitiveness Review

Our compensation consultant and the Compensation Committee periodically review the composition of the peer group of companies about which competitive compensation data is obtained. The peer group is established each July and is used generally for purposes of setting compensation for the following year. The criteria used to select the peer group of companies includes limiting the peer companies to several relevant Global Industry Classification Standard sectors and then considering company size (revenue and number of employees), market capitalization, industry, and business model.

The companies comprising the peer group used to establish the 2023 compensation of the executive officers are listed below and are the same as the 2022 peer group:

2023 PEER GROUP

AGCO Corporation	Harley-Davidson, Inc.	Pentair plc
BorgWarner Inc.	Hasbro, Inc.	Snap-On Incorporated
Brunswick Corporation	LKQ Corporation	Stanley Black & Decker, Inc.
Dana Incorporated	Mattel, Inc.	The Timken Company
Donaldson Company, Inc.	Oshkosh Corporation	The Toro Company
Dover Corporation	Parker-Hannifin Corporation	Thor Industries, Inc.
Flowserve Corporation

Both management and the Compensation Committee believe that the peer group of 19 companies (the Peer Group) provided a robust statistical set of comparison data to serve as an initial factor for comparative purposes for 2023 compensation decisions. In connection with the compensation decisions made for 2023, Willis Towers Watson utilized data from the Willis Towers Watson 2022 General Industry Executive Compensation Database and our Peer Group companies in the market review.

The following table summarizes our scale relative to our 2023 industry peer group as of December 31, 2023.

2023 PEER GROUP COMPARISON

	Revenue ($)(1)	Market Capitalization ($)(2)	Employee (#)
25th Percentile	$4,700	$6,480	12,950
Median	$6,810	$7,850	19,000
75th Percentile	$11,885	$12,405	37,950
Polaris	$8,934	$5,352	18,500
Polaris Percentile	63%	10%	44%

(1)	Revenue reflected the most recent fiscal year-end.
(2)	As of December 31, 2023.

The reports furnished by Willis Towers Watson provide the Compensation Committee with market information at the 25th, median, and 75th percentiles for each executive officer position and pay component, and for total direct compensation, and compare the actual and target compensation provided and intended to be provided to each executive officer to the market amounts, which consider both the peer group data and the data contained in the surveys. This market information is an important element reviewed by the Compensation Committee, which generally intends to target base salaries for our executive officers at the market median for comparable positions as set forth in the report. The elements of annual and long-term incentive opportunities of total direct compensation are based on responsibilities of position, expected level of contribution and consideration of market data. Target annual incentive opportunity for our NEOs in 2023 did not change from 2022 and ranged from 100% to 125%, as a percentage of base salary. The Compensation Committee can and does, however, use discretion to adjust a component of pay, or total direct compensation generally, above or below these ranges to recognize the specific circumstances and performance of individual executive officers.

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2023 Compensation Decisions

2023 Base Salaries

The Summary Compensation Table on page 58 sets forth the actual base salary earned by each of our NEOs during 2023. Base salary rate increases in 2023 were based on individual performance and were generally implemented to maintain market competitiveness.

The following table reflects the annual base salary rates as established by the Compensation Committee for our NEOs in January 2023. Base salary rates typically go into effect April 1st of each year.

Name	2022 Annualized Base Salary	2023 Annualized Base Salary	Percentage Increase (%)
Michael T. Speetzen	1,075,000	1,140,000	6.0
Robert P. Mack	650,000	700,000	7.7(1)
Kenneth J. Pucel	749,751	773,000	3.1
Steven D. Menneto	650,000	700,000	7.7(1)
Stephen L. Eastman	575,000	598,000	4.0

(1)	With respect to Messrs. Mack and Menneto, the Committee considered a range of data, including market data, to align their respective base salaries with the market median for their positions.

2023 Annual Incentive Compensation

Overview

Our NEOs and other members of senior management selected by the Compensation Committee are eligible to earn annual cash incentive compensation under our AIP. Cash incentives to participants in the AIP are generally payable only if and to the degree we achieve annual financial performance objectives determined by the Compensation Committee. The performance objectives are based on one or more business criteria specified in the AIP.

Bonuses for Fiscal 2023 Performance

As in 2022, the Compensation Committee selected adjusted earnings per diluted share (Adjusted EPS) as the primary performance metric for determining payout of the 2023 annual cash incentive award. Adjusted EPS is determined by adjusting GAAP EPS for: discontinued operations; adjustments for corporate restructuring, network realignment costs and supply chain transformation; amortization expense for acquisition-related intangible assets; and adjustments for legal settlements. The Adjusted EPS metric was chosen because it is a well-understood financial measure communicated in the public disclosure of our financial results, is used in determining payouts under our broad-based annual profit sharing plan, and is believed to significantly influence our stock price performance. In 2023, Compensation EPS was determined by adjusting Adjusted EPS under pre-established guidelines to account for certain legal settlements.

For 2023, the Compensation Committee also determined that for global business unit (GBU) leaders, including Messrs. Menneto and Eastman, 30% of their incentive awards under the AIP would instead be based on a business unit performance component.

For 2023, as in 2022, the Compensation Committee decided that the GBU component would be evaluated based on four categories, weighted equally: revenue; gross profit percentage; gross profit dollars; and management discretion. The management discretion component was based on financial resources management (for example, expenses, tooling and capital budgets, etc.) and other factors consistent with Polaris’ Guiding Principles--Best Team, Best Culture; Safety and Ethics Always; Environmental Sustainability; and Customer Loyalty.

For 2023, there were no increases in the target payouts from 2022.  The target payouts under the annual cash incentive

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expressed as a percentage of eligible wages were set by the Compensation Committee at 125% for Mr. Speetzen, and 100% for Messrs. Mack, Pucel, Menneto, and Eastman. The percentage used for each NEO was based on the respective NEO’s level of responsibility and expected level of contribution and the Compensation Committee’s general intention to target annual incentive compensation between the market median and the 75th percentile levels for comparable positions when key financial targets are achieved.

In evaluating whether and to what degree to approve payments under the AIP, the Compensation Committee gives primary consideration to the level of achievement of performance metrics it selects for inclusion in a performance matrix.

The Compensation Committee also considered a number of factors in arriving at its final decision for 2023 annual cash incentive payouts, including the NEO’s:

•	Leadership in a difficult environment with pressure on the segment;
•	Management in a complex economy with internal operational challenges, including manufacturing and labor constraints; and
•	Commitment to promoting a culture of safety, ethics and compliance throughout the organization in line with the Company’s Guiding Principles and Performance Priorities.

In determining the Company’s 2023 performance for purposes of the performance matrix, the Compensation Committee used the Company’s Compensation EPS of $9.80, which was approximately 8.8% below target level performance of $10.75 in the performance matrix for 2023.

The estimated threshold, target and maximum payments under the AIP for 2023 are reflected in the “Estimated Potential Payouts Under Non-Equity Incentive Plan Awards” column in the Grants of Plan-Based Awards in 2023 table on page 60. At threshold, the payout is 20% of eligible wages. At target, the payout range is 100 to 125% of eligible wages. At maximum, the payout range is 200 to 250% of eligible wages. The amounts actually paid in connection with the AIP are set forth in the “Non-Equity Incentive Plan Compensation” column of the 2023 Summary Compensation Table on page 58.

Consistent with our pay-for-performance philosophy, the Compensation Committee sets challenging objectives for Adjusted EPS. In 2023, the target Adjusted EPS performance goal was set approximately 5% higher than the 2022 target Adjusted EPS performance goal. The final 2023 performance levels and Compensation EPS, determined as described above, that were incorporated into the matrix are summarized in the following table:

Adjusted EPS
Threshold	$8.60
Target	$10.75
Maximum	$11.83
Compensation EPS	$9.80

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The following table shows the suggested payout as a percentage of earned salary derived from the performance matrix at a determined Compensation EPS final result of $9.80.  The actual amount paid in March 2024 under the AIP for each of our NEOs is as follows:

Name	Suggested Payout as % of Base Salary(1)	Actual Incentive Payout as a % of Base Salary	Actual Incentive Amount Paid ($)
Michael T. Speetzen	76.0	72.2	811,348
Robert P. Mack	64.8	64.8	445,500
Kenneth J. Pucel	64.8	61.6	472,281
Steven D. Menneto(2)	61.2	61.2	420,496
Stephen L. Eastman(2)	63.5	63.5	375,872

(1)	Based upon a target percentage of base salary, the Company’s EPS performance, and a payout curve tied to grade level.
(2)	30% of payouts for Messrs. Menneto and Eastman were based upon GBU performance as described more fully above.

2023 Long-Term Incentive Compensation

Overview

Annual long-term incentive compensation emphasizes performance-based equity vehicles, generally consisting of annual awards of stock options, RSUs, and PRSUs. From time to time, supplemental equity awards are granted on a selective and limited basis, generally in connection with promotions, individual outstanding performance and ability to effect desired performance results, hiring of new executives and retention situations. There were no supplemental equity awards granted in 2023. All equity-based awards are granted under our Omnibus Plan (or its successor).

The Compensation Committee has chosen to provide a mix of stock options, PRSUs, and RSUs for its annual long-term incentive equity awards because it believes such a combination effectively aligns the financial interest of our executive officers with those of our stockholders.

The 2023 long-term incentive awards granted to our NEOs were allocated 50% to stock options, 25% to PRSUs, and 25% to RSUs.

2023 Stock Option Awards

Stock option awards granted under the Omnibus Plan during 2023 to our NEOs generally vest in three equal installments on the first, second and third anniversaries of the February 1, 2023 grant date and have an exercise price of $117.78, which was the fair market value (closing price) of a share of our common stock on the date of the grant. Each option has a 10-year term.

In addition to the scheduled vesting, options granted to executives in 2023 vest as follows:

•	Change in Control. Each outstanding unvested option will become immediately vested and exercisable in full if the option is not continued, assumed or replaced or if the NEO is terminated without cause or terminates his or her employment for good reason within one year of the change in control event.
•	Retirement. Each vested option will remain exercisable for the full term of the option and the unvested portion of the option will vest immediately and will remain exercisable for the full term of the option, provided that the grant occurred at least 12 months prior to the retirement date and notice of retirement was given to the Company at least one year in advance.
•	Death or Disability. The unvested portion of the option will vest immediately and all options will remain exercisable for one year following the death or disability event.
•	Any Other Termination of Employment. Vested options are exercisable for 90 days after employment ends and unvested options are forfeited.

Our stock option grant practices for executive officers are designed so that the stock option awards approved by the Compensation Committee at its January or February meeting will have an effective date occurring after the release of year-end financial results. We do not engage in the backdating or repricing of stock options and have not engaged in such practices in the past.

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The number of shares subject to each NEO’s 2023 stock option award is as follows:

Named Executive Officer	Number of Shares Subject to Stock Option
Michael T. Speetzen	78,456
Robert P. Mack	21,236
Kenneth J. Pucel	27,549
Steven D. Menneto	21,236
Stephen L. Eastman	16,070

Performance Restricted Stock Unit Awards (PRSUs)

PRSU awards are made to each of our NEOs pursuant to the Omnibus Plan (or its successor). The PRSU awards will generally be earned to the degree that we achieve performance objectives specified by the Compensation Committee at the beginning of a three-year performance period. The performance objectives are based on one or more business criteria or other metrics approved by the Compensation Committee. In establishing our performance goals, the Compensation Committee may provide that adjustments will be made for specified unusual events such as acquisitions, dispositions, restructurings and certain legal settlements.

Each PRSU will be paid out in the form of one share for each PRSU determined by the Compensation Committee to have been earned and vested over the applicable performance period.

In addition to the scheduled vesting, PRSUs granted to executives in 2023 vest as follows:

•	Change in Control. A pro rata portion of the PRSUs will vest at target on a change in control if the PRSUs are not continued, assumed or replaced or if the NEO is terminated without cause or terminates his or her employment for good reason within one year of the change in control event.
•	Retirement. A pro rata portion of the earned PRSUs will vest on the scheduled vesting date if an executive retires, provided that the grant occurred at least 12 months prior to the retirement date and notice of retirement was given to the Company at least one year in advance.
•	Involuntary Termination. A pro rata portion of the earned PRSUs will vest on the scheduled vesting date if an executive’s employment is terminated due to an involuntary termination with the Company (other than for cause).
•	Death or Disability. A pro rata portion of the earned PRSUs will vest on the scheduled vesting date if the executive’s employment is terminated due to death or a qualifying disability.

The pro rata portion for these vesting events is determined by multiplying the number of units that would otherwise have been determined to vest by a fraction where the numerator is the number of full calendar months during the performance period prior to the executive’s employment termination date and the denominator is 36.

2023 - 2025 PRSUs

PRSUs granted in 2023 may be earned for the 2023-2025 performance period based on level of achievement against the performance objectives and adjustments specified at the beginning of the performance period. All earned PRSUs will either vest and be paid out in the form of one share for each earned and vested PRSU or, if elected by the executive officer, deferred pursuant to the Polaris Industries Inc. Supplemental Retirement/Savings Plan (SERP).

In 2023, the Compensation Committee selected total shareholder return relative to the Company’s peer group (Relative TSR), EBITDA Margin, EBITDA, and Revenue Growth as the metrics for the PRSU awards, with achievement of an adjusted ROIC percentile required before any payout under the EBITDA Margin and Revenue metrics are permitted. Relative TSR for the Company or any member of the peer group during the performance period means the cumulative total shareholder return during the performance period on the applicable company’s common stock as measured by the change in the company’s stock price from the beginning of the performance period to the end of the performance period and takes into account the assumed reinvestment of all dividends paid during the performance period. The beginning stock price for a company will be the weighted average closing sales price as reported on the national securities exchange on which it trades during the period of November 1, 2022 through December 31, 2022. The ending stock price for a company will be the weighted average closing sales price as reported on the national securities exchange on which it trades during the period of November 1, 2025 through December 31, 2025.

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For the 2023 PRSU awards, the following tables summarize the PRSU threshold, target, and maximum performance metric levels. Payouts for each NEO would be 200% of target for maximum (or greater) performance, and performance below threshold would result in no PRSUs vesting and consequently, no equity would be issued under this award.

2023-2025 PRSU PERFORMANCE METRICS

Weight of Metric		Threshold	Target	Maximum
EBITDA Margin* (in %)	25%	%	12.5%	14.0%	15.2
EBITDA (in millions)	25%		$859	$1,314	$1,511
Revenue* (in millions)	25%		$6,871	$9,385	$9,943
Relative TSR (percentile)	25%		25th	50th	≥90th

*	The Company is required to achieve an adjusted ROIC of 12% before any payout under the EBITDA Margin or Revenue metrics is permitted under the PRSUs.

2023-2025 PRSU PERFORMANCE PERIOD PAYOUTS

Name	Threshold Stock Units (#)	Target Stock Units (#)	Maximum Stock Units (#)
Michael T. Speetzen	1,451	14,508	29,016
Robert P. Mack	393	3,927	7,854
Kenneth J. Pucel	510	5,095	10,190
Steven D. Menneto	393	3,927	7,854
Stephen L. Eastman	297	2,972	5,944

2022-2024 PRSUs

PRSUs granted in 2022 may be earned during the course of the 2022-2024 performance period based on the level of achievement against the performance objectives and adjustments specified at the beginning of the performance period. In 2022, the Compensation Committee selected total shareholder return relative to the Company’s peer group (Relative TSR), EBITDA Margin, EBITDA, and Revenue Growth as the metrics for the PRSU awards, with achievement of an adjusted ROIC percentile required before any payout under the EBITDA Margin and Revenue metrics are permitted. Relative TSR for the Company or any member of the peer group during the performance period means the cumulative total shareholder return during the performance period on the applicable company’s common stock as measured by the change in the company’s stock price from the beginning of the performance period to the end of the performance period and takes into account the assumed reinvestment of all dividends paid during the performance period. The beginning stock price for a company will be the weighted average closing sales price as reported on the national securities exchange on which it trades during the period of November 1, 2021 through December 31, 2021. The ending stock price for a company will be the weighted average closing sales price as reported on the national securities exchange on which it trades during the period of November 1, 2024 through December 31, 2024.

2022-2024 PRSU PERFORMANCE METRICS

Weight of Metric		Threshold(1)	Target(1)	Maximum(1)
Adjusted EBITDA Margin* (in %)	25%	%	11.9%	13.5%	14.6
Adjusted EBITDA (in millions)	25%		$780	$1,196	$1,368
Revenue* (in millions)	25%		$5,951	$8,860	$9,371
Relative TSR (percentile)	25%		25th	50th	≥90th

*	The Company is required to achieve an adjusted ROIC of 12% before any payout under the EBITDA Margin or Revenue metrics is permitted under the PRSUs.
(1)	The original Threshold, Target and Maximum performance metrics were established prior to the Transamerican Auto Parts (TAP) business divestiture in 2022 as $780 million, $1,318 million and $1,508 million, respectively, for EBITDA; and $6,558 million, $9,764 million, and $10,327 million, respectively, for Revenue; but will be considered on an adjusted basis by the Committee when evaluating post-TAP financial results to determine actual performance and payout. The awards were not modified as part of this process.

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2021-2023 PRSUs

The Company’s PRSU awards for the 2021-2023 performance period paid out at 95.5% of target. The 2021–2023 PRSUs were based on target performance objectives established at Adjusted Net Income of $716 million, Adjusted Revenue of $7,698 million, and a Relative TSR rank at the 50th percentile, with achievement of an adjusted ROIC of 12% required before any payout under the Net Income or Revenue metric was permitted.  The Company acheived an adjusted ROIC of 19.8%.

For purposes of calculating the Adjusted Net Income and Revenue components, the Compensation Committee adjusted for the 2022 divestiture of our TAP business.

Relative TSR was based upon the 2021 peer group. The Company achieved maximum for Revenue and below target for Net Income and Relative TSR, resulting in a payout below the target payout level. The amounts received by the NEOs are summarized in the Option Exercises and Stock Vested in 2023 table on page 65.

2021-2023 PRSU PERFORMANCE METRICS

	Weight of Metric	Threshold(1)	Target(1)	Maximum(1)	Actual Results	Percent of Total Payout Earned (%)
Net Income (in millions)*	50%	$191	$716	$754	$565.4(2)	32.8
Revenue (in millions)*	25%	$5,531	$7,698	$8,138	$8,934	50
Relative TSR (percentile)	25%	25th	50th	≥90th	25.5%	12.7

*	The Company is required to achieve an adjusted ROIC of 12% before any payout under the Net Income or Revenue metrics is permitted under the PRSUs.
(1)	The original Threshold, Target and Maximum performance metrics were established prior to the TAP divestiture in 2022 as: $191 million, $719 million and $758 million, respectively, for Net Income; and $5,531 million, $8,613 million, and $9,105 million, respectively, for Revenue; but were considered on an adjusted basis by the Committee when evaluating post-TAP financial results to determine actual performance and payout. The awards were not modified as part of this process.
(2)	Net Income was determined by adjusting Adjusted Net Income under pre-established guidelines to account for certain legal settlements.

2023 Restricted Stock Unit Awards

RSUs awarded to our NEOs during 2023 were granted under the Omnibus Plan and generally vest in full on February 1, 2026. No dividend equivalents are paid on the RSUs. In addition to the scheduled vesting, RSUs granted to executives in 2023 vest as follows:

•	Change in Control. Each outstanding RSU will become immediately vested and exercisable in full if the RSU is not continued, assumed or replaced or if the NEO is terminated without cause or terminates his or her employment for good reason within one year of the change in control event.
•	Retirement. Each RSU will continue to vest for the full term of the RSU, provided that the grant occurred at least 12 months prior to the retirement date and notice of retirement was given to the Company at least one year in advance. Mr. Pucel’s RSU awards will vest on an accelerated basis upon retirement under the terms of his employment agreement.
•	Death or Disability. Unvested RSUs will continue to vest for the full term of the RSU after an executive’s death or a qualifying disability.
•	Any Other Termination of Employment. Unvested RSUs are forfeited.

The number of shares subject to each NEO’s 2023 RSU awards is as follows:

Named Executive Officer	2023 RSUs Granted
Michael T. Speetzen	14,508
Robert P. Mack	3,927
Kenneth J. Pucel	5,095
Steven D. Menneto	3,927
Stephen L. Eastman	2,972

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Other Executive Compensation Arrangements, Policies and Practices

Retirement Benefits

We sponsor a qualified 401(k) Plan in which our NEOs may participate on the same general basis as our employees, and which allows participants to make plan contributions on a pre-tax basis and to which we make Company-matching contributions dollar-for-dollar with employee contributions up to 5% of covered compensation.

We have also adopted a SERP intended to increase contributions limited by the application of the IRS 401(k) annual compensation limit. Additionally, participation in the SERP offsets ESOP contributions generally provided to our non-executive employee population. The SERP provides executives who participate in the 401(k) Plan, including the NEOs, with the opportunity to defer up to 100% of their base salary, up to 100% of amounts payable under the AIP, and PRSU and RSU awards by making contributions to the SERP. Typically, base salary and AIP deferral contributions are matched by the Company as if they had been made under the 401(k) Plan on a dollar-for-dollar basis up to 5% of covered compensation. The SERP assists executives in accumulating funds on a tax-advantaged basis for retirement and is consistent with observed competitive practices of similarly situated companies.

We do not maintain a defined benefit pension plan or a defined benefit supplemental pension plan for our executive officers or non-executive employee population.

We do, however, provide certain benefits and perquisites to NEOs upon a qualifying retirement. These benefits and perquisites include:

•	Medical insurance coverage or cash equivalent for retirees and their spouses from age 55 to 64 with coverage coinciding with Medicare Part B on and after age 65;
•	Dental insurance coverage for retirees and their spouses at the same coverage level with the same provider as an active employee;
•	Continued annual physical exams at the Mayo Clinic for retirees and their spouses in accordance with the active officer benefit;
•	Continued use of Polaris products in accordance with the active NEO benefits, including related parts, garments and accessories;
•	For AIP participants, a possible prorated payout under the plan based on the time worked during the incentive compensation award period payable in accordance with the normal payment schedule;
•	For vested stock options, an exercise period of the full term of the option; for outstanding stock options that have not vested as of the retirement date, the option will immediately vest and remain exercisable for the full term of the option, provided the grant occurred at least 12 months prior to the retirement date and notice of retirement was given to the Company at least one year in advance;
•	For RSUs, the unvested RSUs will continue to vest, provided the grant occurred at least 12 months prior to the retirement date and other requirements set forth in the RSU award agreement; provided, however, Mr. Pucel’s RSU awards will vest on an accelerated basis upon retirement under the terms of his employment agreement; and
•	For PRSUs, the unvested PRSUs will vest pro-rata on the scheduled vesting date to the extent the performance metrics are achieved and provided the grant occurred at least 12 months prior to the retirement date and other requirements set forth in the PRSU award agreement.

Mr. Pucel is eligible for an additional payment equal to three times his annual base salary upon retirement on or after age 55 plus five years of service. Mr. Pucel received this benefit as part of an inducement to join Polaris and as a substitute to a comparable benefit he received from his prior employer. Additionally, if Mr. Mack turns 55 while employed with Polaris, he will receive a supplemental payment equal to the difference in value (if any) between $3.5 million minus the value of 20,000 Polaris shares, based on the closing stock price on the date Mr. Mack turns 55. Mr. Mack received this benefit as part of an inducement to join Polaris.

To be eligible for full retirement-age benefits, the NEO must have attained the age of at least 55 and have a minimum of 10 years of service to our Company, or 5 years with respect to Mr. Pucel.

Messrs. Pucel, Menneto and Eastman are retirement eligible. Mr. Pucel is retiring from the Company effective April 12, 2024.

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Perquisites

We provide perquisites and personal benefits to our executive officers in an effort to attract and retain the best talent. Polaris does not rely on perquisites as a key component to ensure the overall competitiveness of our executive compensation programs. These perquisites and personal benefits consist of:

•	Reimbursement of tax preparation, estate planning, and financial planning fees;
•	Supplemental family medical and dental coverage up to $100,000 a year through BeniComp, which covers annual expenses not covered under the basic medical and dental benefit plans that are generally available to Company employees, and reimbursement of the cost of annual physicals at the Mayo Clinic for each executive officer and their spouse;
•	Temporary use of Polaris products. The Company expects its executive officers to use the Company’s products, so they have a first-hand understanding of our customers’ riding experience and can evaluate product design and efficiency. This perquisite is offered to various employees throughout the Company and the only variable is the number of products made available. The value of the temporary use of the products to each employee participating in the program is included as part of the employee’s total compensation, and the Company grosses up the amount so there is no tax impact to any of the participants;
•	Executive officers have access to parts, garments, accessories, and services at no cost because they are required to use appropriate safety equipment. The value of these items is included as part of the executive officer’s compensation and the Company grosses up the amount so there is no tax impact to the executive officer in an effort to encourage them to experience our products; and
•	Reimbursement of club entrance/initiation fees and monthly club dues.

We generally prohibit personal use of corporate aircraft by any executive officer. Occasionally, however, a guest may accompany an executive officer on business travel on a corporate jet if there is an empty seat, but there is no incremental cost to the Company. Unused tickets from business related sponsorship agreements are from time-to-time made available for personal use. Tickets are included in sponsorship agreements and result in no incremental cost to the Company.

Severance Arrangements

We have entered into severance arrangements with our NEOs, which provide for certain benefits if an executive officer is involuntarily terminated without cause, terminated without cause in connection with a change in control, or if they terminate their employment for good reason following a change in control. The severance arrangements with our NEOs were established as part of the negotiations of their initial employment terms. The severance arrangements are intended to:

•	Allow executive officers to weigh potential transactions focused on stockholder interests and not personal interests;
•	Provide executive officers with a measure of security in the event of an actual or potential change in corporate ownership or control; and
•	Provide executive officers with a bridge to their next professional opportunity.

The severance arrangements are described in more detail beginning on page 67 under the caption entitled “Potential Payments Upon Termination or Change-in-Control.”

Clawback Policy

Effective October 2, 2023, we adopted the NYSE Compensation Clawback Policy, replacing our prior policy which was adopted in January 2020. The NYSE Compensation Clawback Policy provides for the reasonably prompt recovery (or clawback) of certain excess incentive-based compensation received during an applicable three-year recovery period by current or former executive officers in the event we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the securities laws. Triggering events include accounting restatements to correct an error in previously issued financial statements that is material to such previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period.  Excess incentive-based compensation for these purposes generally means the amount of incentive-based compensation received (on or after October 2, 2023) by such executive officer that exceeds the amount of incentive-based compensation that would have been received by such executive officer had it been determined based on the restated amounts, without regard to any taxes paid.  Incentive-based compensation potentially subject to recovery under the mandatory accounting restatement provisions of the Compensation Clawback Policy is generally limited to any compensation granted, earned or vested based wholly or in part on the attainment of one or more financial reporting measures.

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In general, we may use a broad range of recoupment methods under the Compensation Clawback Policy for mandatory accounting restatement clawbacks. The Compensation Clawback Policy does not condition such clawback on the fault of the executive officer, but we are not required to clawback amounts in limited circumstances where the Compensation Committee has made a determination that recovery would be impracticable and (1) we have already attempted to recover such amounts but the direct expense paid to a third party in an effort to enforce the Compensation Clawback Policy would exceed the amount to be recovered, (2) the recovery of amounts would violate applicable home country law, or (3) the recovery would likely cause the non-compliance of a tax-qualified retirement plan under the Internal Revenue Code of 1986, as amended, and applicable regulations.  Operation of the mandatory accounting restatement provisions of the Compensation Clawback Policy is subject to a brief phase-in process during the first few years after its effectiveness. We may not indemnify any such executive officer against the loss of such recovered compensation in the event of a mandatory accounting restatement.

Hedging and Pledging Policy

We adopted a policy that prohibits directors and executive officers from engaging in speculative trading of the Company’s securities. Specifically, no officer or member of the Board of Directors may purchase any financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) that are designed to hedge or offset any decrease in the market value of securities of the Company held directly, or indirectly, by the officer or director. We also adopted a policy that prohibits directors and executive officers to pledge our common stock as collateral for a loan except where the transaction is pre-approved by the Company’s General Counsel and CFO. The director or executive officer must clearly demonstrate the financial capacity to repay the loan without resorting to the pledged securities. No directors or executive officers pledged shares of common stock during 2023.

Stock Ownership Guidelines

The Compensation Committee believes that an important means of aligning the interests of our executive officers, including our NEOs, with the interests of our stockholders is to ensure that they own significant amounts of our common stock. The Compensation Committee adopted stock ownership guidelines which require executive officers to hold shares with a value equal to or exceeding a multiple of annual base salary as set forth in the table below. Each executive officer is expected to satisfy the stock ownership guidelines within four years following the date he or she becomes an executive officer. Failure to satisfy the stock ownership guidelines limits an executive officer’s ability to sell shares of Polaris stock. Executive officers are prohibited from entering into hedging transactions and are subject to restrictions on pledging Company stock as discussed on page 55.

Shares included in this calculation are those directly or indirectly owned, shares held in the SERP, outstanding PRSU awards at target levels and unvested RSU awards. The following table sets forth the stock ownership guidelines and whether the NEOs are in compliance with the guidelines as of December 31, 2023:

Name	Stock Ownership Guidelines (as a multiple of base salary)	In Compliance With Guidelines?
Michael T. Speetzen	7x	Yes
Robert P. Mack	4x	Yes
Kenneth J. Pucel	4x	Yes
Steven D. Menneto	4x	Yes
Stephen L. Eastman	2x	Yes

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Compensation Risk Assessment

Management conducts a risk assessment of our employee compensation policies and practices, including those that apply to our executive officers annually. Management reviewed our compensation plans, program design and existing practices as well as global and local compensation policies, programs and practices applicable to all employees. Management then analyzed the likelihood and magnitude of potential risks, focusing on whether any of our compensation policies and practices varied significantly from our overall risk and reward structure, whether any such policies and practices incentivized individuals to take risks that were inconsistent with our goals, and whether any such policies and practices have resulted in establishing an inappropriate balance between short-term and long-term incentive arrangements.

Management discussed the findings of the risk assessment with the Compensation Committee. Based on the assessment, we have concluded that our compensation policies and practices are aligned with the interests of stockholders, appropriately reward pay for performance, and do not create risks that are reasonably likely to have a material adverse effect on the Company.

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Compensation Committee Report

The Compensation Committee assists the Board in establishing a philosophy and policies regarding executive and director compensation, provides oversight of the administration of our director and executive compensation programs; and administers our equity-based compensation plans, reviews the compensation of directors, Named Executive Officers and senior management, and prepares any report on executive compensation required by the rules and regulations of the SEC or other regulatory body, including this Compensation Committee Report.

In performing its oversight responsibilities, the Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on the review and discussions, we have recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement for the 2024 Annual Meeting of Stockholders and in our Annual Report on Form 10-K for the year ended December 31, 2023.

COMPENSATION COMMITTEE

Gary E. Hendrickson, Chair Kevin M. Farr Lawrence D. Kingsley John P. Wiehoff

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Executive Compensation

2023 Summary Compensation Table

The following table shows, for the fiscal years ended December 31, 2021, 2022, and 2023, the annual compensation paid to or earned by our NEOs.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Michael T. Speetzen Chief Executive Officer	2023	1,123,750	0	3,300,279	3,417,543	811,348	220,557	8,873,477
	2022	1,065,154	0	2,957,842	2,875,026	1,603,057	263,024	8,764,103
	2021	1,030,154	0	5,112,244	2,057,559	1,368,044	190,905	9,758,906
Robert P. Mack Chief Financial Officer and Executive Vice President – Finance & Corporate Development	2023	687,500	0	893,293	925,040	445,500	145,164	3,096,497
	2022	631,539	0	874,471	850,012	760,372	139,188	3,255,582
	2021	603,973	0	2,180,932	656,520	691,755	127,519	4,260,699
Kenneth J. Pucel Former Executive Vice President – Global Operations and Chief Technology Officer	2023	767,188	0	1,158,990	1,200,034	472,281	159,312	3,757,805
	2022	743,166	0	1,234,526	1,200,002	894,772	190,640	4,263,106
	2021	717,912	0	2,254,041	1,200,035	794,728	163,477	5,130,192
Steven D. Menneto President – Off-Road	2023	687,500	0	893,293	925,040	420,496	91,799	3,018,128
	2022	627,846	0	874,471	850,012	754,580	112,356	3,219,265
	2021	551,520	0	2,731,656	700,023	670,780	140,415	4,794,394
Stephen L. Eastman President – PG&A and Aftermarket	2023	592,250	0	676,070	700,009	375,872	123,201	2,467,402
	2022	556,539	0	720,332	700,016	667,813	183,667	2,828,367
	2021	495,154	0	1,627,214	600,035	477,487	147,113	3,347,003
(1)	Amounts shown in this column represent the aggregate grant date fair value of PRSUs granted to each of our NEOs, and the grant date fair value of RSU awards granted to each of our NEOs, in the fiscal years indicated. The calculation of the grant date fair value amounts for PRSU awards granted in 2023 assumes target-level performance against the specified PRSU financial goals. Assuming maximum performance with respect to the applicable performance goals, the amounts reported with respect to PRSU awards for 2023 would be $3,399,805 for Mr. Speetzen, $920,212 for Messrs. Mack and Menneto, $1,193,921 for Mr. Pucel, and $7696,458 for Mr. Eastman. The actual value ultimately realized by our NEOs with respect to these PRSU awards will depend on our actual performance against the specified financial goals and the market value of our common stock on the vesting date, and may differ substantially from the grant date fair values shown. The grant date fair value of the time-based RSU awards was computed in accordance with FASB ASC Topic 718, based on the closing market price of our common stock on the grant date. Additional information regarding the 2023 equity awards is set forth below in the Grants of Plan-Based Awards in 2023 table on page 60.
(2)	Amounts shown in this column represent the grant date fair value of stock option awards granted to each of our NEOs in the fiscal years indicated. Grant date fair value is calculated in accordance with the requirements of FASB ASC Topic 718 using the Black-Scholes method. The assumptions used in determining the grant date fair value of the 2023 awards are set forth in Note 5 to the financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

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(3)	Amounts shown in this column represent payments under the AIP, and are reported for the year in which the related services were performed and the incentive amounts earned. Additional information about these payments is set forth under the caption “2023 Annual Incentive Compensation” on page 47.
(4)	Amounts shown in this column include Company matching contributions to the 401(k) Plan and SERP, life insurance premiums and the aggregate incremental cost to us of the following perquisites: club dues, financial planning and tax preparation services, BeniComp supplemental health and dental coverage, annual physicals, the use of Company products, the receipt of related parts, garments, accessories, services, and related tax gross-ups. These perquisites are described in further detail under the caption “Perquisites” on page 54. Additional detail (including quantification) regarding the components of the amounts shown for 2023 for each of our NEOs is provided in the All Other Compensation Table on page 59

All Other Compensation Table

The following table provides additional information on the amounts reported in the All Other Compensation column of the Summary Compensation Table for 2023.

	M. Speetzen	R. Mack	K. Pucel	S. Menneto	S. Eastman
401(k) Plan Matching Contributions by Company	$16,500	$16,500	$16,500	$16,500	$16,500
SERP Matching Contributions by Company	119,840	55,894	66,598	55,604	45,397
Life Insurance Policy Premiums	546	546	546	546	546
BeniComp Health Premiums	13,453	9,402	10,291	5,834	2,173
Annual Physicals (Executive and Spouse)	0	1,295	1,295	301	0
Financial Planning (Reimbursement)	0	15,000	8,060	0	10,000
Club Initiation Fees and Monthly Dues (Reimbursement)	0	11,520	11,628	0	16,305
Use of Polaris Products(1)	20,207	10,149	13,118	5,923	9,113
Polaris Parts, Garments and Accessories(2)	17,570	8,685	10,766	1,078	8,254
Gross-Up on Perquisites(3)	32,441	16,173	20,510	6,013	14,913
Total	$220,557	$145,164	$159,312	$91,799	$123,201
(1)	The Company expects its executive officers to use the Company’s products so they have a first-hand understanding of our customers’ riding experience and can evaluate product design and efficiency. Each year, the NEOs are provided the use of up to 10-16 Polaris products. In addition, all NEOs are permitted the use of one boat. The products used by our executives are either returned to the Company or purchased from the Company by a third party at a price greater than cost at the end of the defined usage period. We sell any returned products to dealers or through auction at an amount greater than cost of such products to the Company. The amount shown is the imputed value based on the estimated fair market value of the use of the unit (or units) for the period of time that the unit was in the executive’s possession.
(2)	The value shown is the cost to the Company for Polaris parts, garments, accessories, and services provided to each of the NEOs.
(3)	This amount represents tax gross-ups on the use of Polaris products and related parts, garments, and accessories, BeniComp Health Premiums, and executive physicals (excluding spousal physicals).

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Grants of Plan-Based Awards in 2023

The following table summarizes each grant of an equity or non-equity incentive award during 2023 to each of our NEOs. All equity awards were granted under the Omnibus Plan.

Name	Approval and Grant Date	Estimated Potential Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)
Michael T. Speetzen	2/1/2023	–	1,404,688	2,809,375
	2/1/2023				1,451	14,508	29,016				1,699,902
	2/1/2023							14,508			1,600,377
	2/1/2023								78,456	117.78	3,417,543
Robert P. Mack	2/1/2023	–	687,500	1,375,001
	2/1/2023				393	3,927	7,854				460,106
	2/1/2023							3,927			433,187
	2/1/2023								21,236	117.78	925,040
Kenneth J. Pucel	2/1/2023	–	767,188	1,534,376
	2/1/2023				510	5,095	10,190				596,961
	2/1/2023							5,095			562,029
	2/1/2023								27,549	117.78	1,200,034
Steven D. Menneto	2/1/2023	–	687,500	1,375,001
	2/1/2023				393	3,927	7,854				460,106
	2/1/2023							3,927			433,187
	2/1/2023								21,236	117.78	925,040
Stephen L. Eastman	2/1/2023	–	592,250	1,184,500
	2/1/2023				297	2,972	5,944				348,229
	2/1/2023							2,972			327,841
	2/1/2023								16,070	117.78	700,009
(1)	Amounts in these columns represent potential payouts under the AIP, which is our annual cash incentive plan, based on the achievement of specified financial and other goals. The threshold payouts are 20% of eligible wages and the target payouts range from 100% to 125% of eligible wages among our NEOs. The maximum payouts represent the maximum payout amounts, which for Mr. Speetzen is 250% of eligible wages, for Messrs. Mack, Pucel, Menneto and Eastman is 200%. Under the AIP, the Compensation Committee retains negative discretion to reduce the awards in their absolute discretion and therefore this table does not include a threshold payment amount. See “2023 Annual Incentive Compensation” on page 47. These estimated payout amounts are based on each NEO’s eligible wages for the year in which performance occurs.
(2)	Amounts in these columns for each NEO represent the number of PRSUs that may be earned and vested based on the degree to which the financial goals are attained. The lowest possible payout under the threshold number of units that may be earned is 10% of target, and the maximum number of units that may be earned is 200% of target. The target number of units for each individual is based on a specified dollar amount for that NEO that was converted into stock units at a per unit price of $117.78, the closing market price of a share of common stock at the applicable measurement date for the award.
(3)	Amounts in this column represent RSUs awarded to the NEOs, which will generally vest in full on February 1, 2026 so long as the NEO remains employed on such date.

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(4)	Each amount reported in this column represents the grant date fair value of the applicable award which was determined pursuant to FASB ASC Topic 718. The calculation of the grant date fair value of the PRSU awards discussed in footnote (2) is based partially on a Monte Carlo simulation model for market-based total shareholder return, which accounts for 25% of the award. The actual amounts that will be received by our NEOs with respect to these performance-based awards will be determined at the end of the performance period based upon our actual performance, which may differ from the performance that was deemed probable at the date of grant. For additional information on the valuation assumptions and more discussion with respect to the valuation of equity awards, refer to Note 5 to the audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Outstanding Equity Awards at 2023 Fiscal Year-End

The following table sets forth information concerning unexercised stock option awards, unvested RSU awards, and unvested PRSU awards for each of the NEOs as of December 31, 2023, not including awards earned but not vested with a performance period ending December 31, 2023.

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(9)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(9)
Michael T. Speetzen	12,000		133.50	8/3/2025
	78,756		89.39	1/25/2027
	28,855		113.01	1/31/2028
	42,123		94.54	1/29/2030
	17,736(1)	8,868	117.37	1/27/2031
	16,842(1)	8,421	140.03	4/30/2031
	27,026(2)	54,052	111.32	1/26/2032
		78,456(3)	117.78	2/1/2033
							12,914(4)	1,223,860
							14,508(5)	1,374,923
					8,003(6)	758,444
					12,914(7)	1,223,860
					14,508(8)	1,374,923

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Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(9)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(9)
Robert P. Mack	16,109		89.39	1/25/2027
	17,313		113.01	1/31/2028
	8,312		84.58	1/30/2029
	22,769		94.54	1/29/2030
	9,335(1)	4,667	117.37	1/27/2031
	2,380(1)	1,190	140.03	4/30/2031
	7,991(2)	15,980	111.32	1/26/2032
		21,236(3)	117.78	2/1/2033
							3,818(4)	361,832
							3,927(5)	372,162
					2,690(6)	254,931
					3,818(7)	361,832
					3,927(8)	372,162
Kenneth J. Pucel	45,000		154.31	12/1/2024
	26,000		146.63	1/28/2025
	108,000		70.18	1/27/2026
	103,816		89.39	1/25/2027
	44,244		113.01	1/31/2028
	60,368		84.58	1/30/2029
	54,645		94.54	1/29/2030
	22,404(1)	11,201	117.37	1/27/2031
	11,281(2)	22,560	111.32	1/26/2032
		27,549(3)	117.78	2/1/2033
							5,390(4)	510,810
							5,095(5)	482,853
					4,901(6)	464,468
					5,166(7)	489,582
					4,884(8)	462,857

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Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(9)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(9)
Steven D. Menneto	10,000		125.67	1/29/2024
	8,000		146.63	1/28/2025
	11,542		113.01	1/31/2028
	14,436		84.58	1/30/2029
	28,461		94.54	1/29/2030
	13,069(1)	6,534	117.37	1/27/2031
	7,991(2)	15,980	111.32	1/26/2032
		21,236(3)	117.78	2/1/2033
							3,818(4)	361,832
							3,927(5)	372,162
					2,983(6)	282,699
					3,659(7)	346,763
					3,764(8)	356,714
Stephen L. Eastman	9,000		146.63	1/28/2025
	32,218		89.39	1/25/2027
	19,237		113.01	1/31/2028
	28,872		84.58	1/30/2029
	27,323		94.54	1/29/2030
	11,202(1)	5,601	117.37	1/27/2031
	6,581(2)	13,160	111.32	1/26/2032
		16,070(3)	117.78	2/1/2033
							3,145(4)	298,052
							2,972(5)	281,656
					2,557(6)	242,327
					3,145(7)	298,052
					2,972(8)	281,656

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(1)	Represents a stock option granted on January 27, 2021 (and on April 30, 2021 for the incremental awards granted to Messrs. Speetzen and Mack) under the Omnibus Plan, which will generally vest with respect to one-third of the shares on each of the first, second, and third anniversaries of the date of grant.
(2)	Represents a stock option granted on January 26, 2022 under the Omnibus Plan, which will generally vest with respect to one-third of the shares on each of the first, second, and third anniversaries of the date of grant.
(3)	Represents a stock option granted on February 1, 2023 under the Omnibus Plan, which will generally vest with respect to one-third of the shares on each of the first, second, and third anniversaries of the date of grant.
(4)	Represents PRSU awards made on January 26, 2022 under the Omnibus Plan for the three-year performance period beginning January 1, 2022 and ending December 31, 2024 (the 2022 PRSU Grant). Units subject to the 2022 PRSU Grant may be earned and vested after the end of the three-year performance period and prior to March 15, 2025. The amount shown is the target number of units that could be earned and paid out in shares. There is no assurance that the target amount will be the actual amount ultimately paid
(5)	Represents PRSU awards made on February 1, 2023 under the Omnibus Plan for the three-year performance period beginning February 1, 2023 and ending December 31, 2025 (the 2023 PRSU Grant). Units subject to the 2023 PRSU Grant may be earned and vested after the end of the three-year performance period and prior to March 15, 2026. The amount shown is the target number of units that could be earned and paid out in shares. There is no assurance that the target amount will be the actual amount ultimately paid
(6)	Represents a time-based RSU award granted on January 27, 2021 (and on April 30, 2021 for the incremental awards granted to Messrs. Speetzen and Mack) under the Omnibus Plan that will generally vest with respect to 100% of the units on January 27, 2024 (and on April 30, 2024 for the incremental awards). For Mr. Pucel, 212 shares were withheld in December 2021 to cover FICA/Medicare tax for grants no longer subject to risk of forfeiture having met the retirement eligibility criteria.
(7)	Represents a time-based RSU award granted on January 26, 2022 under the Omnibus Plan that will generally vest with respect to 100% of the units on January 26, 2025. For Mr. Pucel, 224 shares and for Menneto, 159 shares were withheld in December 2022 to cover FICA/Medicare tax for grants no longer subject to risk of forfeiture having met the retirement eligibility criteria.
(8)	Represents a time-based RSU award granted on February 1, 2023 under the Omnibus Plan that will generally vest with respect to 100% of the units on February 1, 2026. For Mr. Pucel, 211 shares and for Menneto, 163 shares were withheld in December 2023 to cover FICA/Medicare tax for grants no longer subject to risk of forfeiture having met the retirement eligibility criteria.
(9)	These amounts are based upon our stock price of $94.77 on December 29, 2023, the last business day of the year. The actual value realized by our NEOs could be different based upon the eventual stock prices at the time of settlement.

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Option Exercises and Stock Vested in 2023

The following table provides information concerning the aggregate number of stock options exercised, and PRSUs and RSUs that vested for each of our NEOs during 2023, and the aggregate dollar values realized by each of our NEOs upon such event.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Michael T. Speetzen	45,932	2,368,188	25,046(4)	2,557,467
Robert P. Mack	8,312	377,531	11,565(4)	1,195,970
Kenneth J. Pucel	0	0	19,487(4)	2,004,549
Steven D. Menneto	0	0	23,059(4)	2,422,404
Stephen L. Eastman	10,000	101,468	14,136(4)	1,473,062
(1)	Amounts shown in this column are based on the difference between the fair market value of a share of our common stock on the date of exercise and the exercise price.
(2)	Amounts shown in this column include time-based RSUs that vested in 2023 and shares that were issuable to our NEOs in settlement of PRSUs that were earned as of December 31, 2023 for the 2021-2023 performance period.
(3)	Amounts shown in this column are based on fair market value of a share of our common stock on the applicable vesting date and include the 2021-2023 PRSUs that were earned as of December 31, 2023 but vested on January 31, 2024, upon the Compensation Committee’s certification that the applicable performance goals had been satisfied.
(4)	This amount represents RSUs that vested January 27, 2023 valued at $107.18 per share in the following amounts: for Mr. Speetzen, 4,893 RSUs plus 12,780 retention RSUs; Mr. Mack, 2,645 RSUs plus 6,390 retention RSUs; Mr. Pucel, 6,084 RSUs plus 8,521 retention RSUs; Mr. Menneto, 3,169 RSUs and 17,041 retention RSUs; and Mr. Eastman, 3,174 RSUs and 8,521 retention RSUs; PRSUs that vested on January 31, 2024 valued at $89.96 per share in the following amounts: for Mr. Speetzen, 7,373 PRSUs; Mr. Mack, 2,530 PRSUs; Mr. Pucel, 4,882 PRSUs; Mr. Menneto, 2,849 PRSUs; and Mr. Eastman, 2,441 PRSUs. Mr. Speetzen elected to defer receipt of 80% of RSU settlement shares, Mr. Mack elected to defer receipt of 5% of RSU settlement shares, Mr. Eastman elected to defer receipt of 5% of RSU settlement shares and 75% of retention RSU settlement shares, and Mr. Speetzen and Mr. Eastman elected to defer receipt of 100% of the PRSU settlement shares, with an equivalent number of deferred stock units then credited to the Company stock fund in their SERP accounts, the terms of which are discussed below under Nonqualified Deferred Compensation in 2023 on page 65.

Nonqualified Deferred Compensation in 2023

We sponsor a 401(k) Plan that allows employees to make plan contributions on a pre-tax basis. Employees are automatically enrolled at 5% of covered compensation and can affirmatively elect to contribute 0-50% of covered compensation into the 401(k) Plan. We match employee contributions dollar-for-dollar up to 5% of base salary and AIP deferrals. Although NEOs are eligible to participate in the 401(k) Plan, the application of the annual compensation limit under Section 401(a)(17) of the Code significantly limits NEOs’ contributions under the 401(k) Plan. The SERP provides executives who participate in the 401(k) Plan with the opportunity to defer up to 100% of their base salary, up to 100% of amounts payable under the AIP, and PRSUs and RSUs, into the SERP. Typically, base salary and AIP deferral contributions are matched by the Company as if they had been made under the 401(k) Plan on a dollar-for-dollar basis up to 5% of covered compensation. The SERP is intended solely to increase contributions limited because of the application of the annual compensation limit under Section 401(a)(17) of the Code to the 401(k) Plan.

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The following table sets forth information regarding the contributions by each NEO and the Company to the SERP, as well as information regarding earnings, aggregate withdrawals and distributions and balances under the SERP, for each NEO as of and for the fiscal year ended December 31, 2023.

Name	Executive Contributions in Last FY ($)(1)	Company Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
Michael T. Speetzen	555,843	119,840	152,568	0	2,693,937
Robert P. Mack	120,917	55,894	130,862	0	1,325,917
Kenneth J. Pucel	1,223,173	66,598	329,890	(188,110)	2,937,185
Steven D. Menneto	72,104	55,604	354,207	(13,025)	2,569,793
Stephen L. Eastman	1,859,645	45,397	513,589	(301)	5,831,825
(1)	These amounts represent elective contributions into the SERP during 2023 of a portion of base salary earned during 2023 and a portion of incentive compensation earned in 2022 and payable during 2023 under the AIP and/or pursuant to the PRSU or RSU awards to each of the NEOs. The amount of any base salary deferred is included in the amount reported in the 2023 Salary column of the Summary Compensation Table and the amount of any annual incentive deferred is included in the amount reported in the 2023 “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. The amount of any PRSU or RSU settlement that is deferred does not necessarily correspond to the grant date fair value of that PRSU award reported in the Summary Compensation Table in the year the award was granted. Deferrals related to amounts otherwise payable in 2024 (even if considered earned in 2023) will be shown as executive contributions for 2024.
(2)	These amounts represent Company matching contributions to the SERP during 2023. The amount in this column for each NEO is included in the “All Other Compensation” column of the Summary Compensation Table for 2023.
(3)	These amounts represent earnings during 2023 credited to the respective NEOs’ SERP accounts. None of these amounts are included in compensation reported in the Summary Compensation Table because none of the earnings are considered to be “above market.”
(4)	Of the aggregate balances shown, the following amounts were previously reported as salary, annual incentive compensation, LTIP award compensation or all other compensation in Summary Compensation Tables covering fiscal years prior to 2023: Mr. Speetzen, $1,840,668; Mr. Mack, $903,982; Mr. Pucel, $1,575,020; Mr. Menneto, $300,214; and Mr. Eastman $3,091,104.

PRSUs and RSUs deferred into the SERP are held by the Company for 6 months and one day, at which time shares in settlement of the PRSUs and RSUs are paid to the participant in their SERP account. The shares can be sold, with proceeds invested in the investment options available under the SERP. The SERP account of each NEO is deemed to be invested in the fund(s) designated by the NEO. For this purpose, the NEOs may choose among the same funds that are available to our employees generally under the 401(k) Plan or self-direct any portion of their investments. Deemed investment earnings and losses are applied to each NEO’s SERP account based upon the performance of the applicable investment fund. At December 31, 2023, accounts of the NEOs were invested in the following funds:

American Funds EuroPacific Growth Fund® Class R-6	Vanguard Institutional Index Fund Institutional Plus Shares
T. Rowe Price International Discovery Fund I Class	Vanguard Institutional Target Retirement 2030 Fund Institutional Shares
Fidelity® Investments Money Market Treasury Only - Institutional Class	Vanguard Institutional Target Retirement 2035 Fund Institutional Shares
Metropolitan West Total Return Bond Fund Plan Class	Vanguard Mid-Cap Index Fund Institutional Shares
PIMCO International Bond Fund (Unhedged) Institutional Class	Vanguard Small-Cap Index Fund Institutional Shares
Polaris Stock Fund	Vanguard Total Bond Market Index Fund Institutional Shares

The return on these funds ranged from -3.76% to 26.26% in 2023. Under the SERP, NEOs may elect to receive distributions (i) 6 months following separation of service or one year after separation of service; (ii) upon the attainment of a certain age, designated by the NEO, between 59 1⁄2 to 70 1⁄2, provided that the NEO will not attain the designated age for at least 3 years after his election; or (iii) the earlier or later of (i) or (ii). NEOs may elect to receive the distribution in a lump sum or in monthly, quarterly or annual installments over a period not to exceed 10 years. If the installment method is elected, the NEO’s account will continue to be credited with a prorated amount of deemed investment earnings during the period.

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Potential Payments Upon Termination or Change In Control

Our NEOs are eligible to receive certain payments and benefits in the event of termination of their employment, including following a change in control pursuant to severance arrangements and equity award agreements with the Company.

Severance Arrangements with Named Executive Officers

We have entered into severance arrangements with our NEOs, which provide certain benefits to the NEOs upon their termination of employment under certain circumstances, including following a “change in control.” For this purpose, a “change in control” is deemed to occur if:

•	There is a substantial change in the composition of the Board which causes at least one-half of the Board to consist of new directors that were not nominated by the Company; or
•	A third party acquires ownership of 35% or more of our common stock, unless such acquisition is approved by the Board of Directors; or
•	We engage in certain extraordinary corporate events (such as a liquidation, dissolution, reorganization, merger or sale of all or substantially all of our assets), unless we are the surviving entity after such transaction or at least one-half of our Board members continue to serve as directors of the surviving entity after such transaction, as applicable.

Under the severance arrangements, a NEO will be considered to have been terminated without cause if they are terminated other than for willful and continued nonperformance, conviction of a felony or other misconduct or detrimental actions as specified in the applicable agreement. A NEO will be considered to have terminated their employment for good reason if they terminate employment due to a material reduction in title, authority, responsibilities or base compensation, a material change in the location of their principal place of employment or nonperformance by the Company of any material obligations owed to them, all as specified in the applicable agreement.

Severance Agreements with NEOs

Change in Control Related Payments

We have entered into severance agreements with our NEOs which provide that if upon or within 24 months after a change in control, any of such NEOs terminates employment for good reason or if their employment is terminated by the Company without cause, then the NEO will be entitled to:

•	A lump sum cash payment equal to 200% of (or 2x) the average annual cash compensation (including base salary and cash incentives under the AIP) for the three fiscal years (or lesser number of fiscal years if employed for a shorter duration) immediately preceding such termination; and
•	Any earned but unpaid cash incentive awards under the AIP for the preceding fiscal year.

For all NEOs, no cash incentive award will be paid for any part of the fiscal year in which the termination occurs.

Non-Change in Control Termination Related Payments

Under the severance agreements, a non-change in control termination is deemed to occur if the NEO is terminated by the Company without cause other than in connection with a change in control. In the event of a non-change in control termination, the NEO will be entitled to:

•	The sum of (i) 100% of (or 1x) his annual base salary as of the termination date plus (ii) the amount of the cash incentive award under the AIP that was paid to the NEO for the fiscal year immediately preceding the fiscal year in which the termination takes place.
•	Any earned but unpaid cash incentive award under the AIP for the preceding fiscal year.
•	Eligibility for retirement benefits for officers upon attainment of age and service criteria, which are discussed under the caption “Retirement Benefits” on page 53;

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•	If the NEO elects to receive benefits under the Consolidated Omnibus Reconciliation Act (COBRA), payment for the premiums for coverage of the NEO, his spouse and/or dependents under our group health plans pursuant to COBRA for a one-year period;
•	Reasonable executive outplacement services; and
•	The release of restrictions on all outstanding RSU and PRSU awards for which the performance goal has been met and the performance period has expired.

As a condition to receiving payments and benefits under the severance agreement, the NEOs must execute a general waiver and release of any claims against the Company.

The amounts payable to each NEO under the severance agreements and stock option, RSU, and PRSU awards are quantified in the tables appearing under the caption “Potential Payments to Our Named Executive Officers Upon Termination” on page 67.

Equity Award Treatment Upon Termination

The stock option award agreements for the NEOs provide for full, accelerated vesting of options if employment is terminated due to death or disability or after retirement age. Stock options granted to the NEOs provide for full, accelerated vesting in the event of a change in control only if the options are not continued, assumed or replaced or if they experience a termination of employment without cause or for good reason within one year. The PRSU award agreements for the NEOs provide that a pro-rata portion of the earned PRSUs will vest on the scheduled vesting date if an executive retires, provided the grant occurred at least 12 months prior to the retirement date and notice was given at least one year in advance, and a pro-rata portion of the earned PRSUs will vest on the scheduled vesting date upon death or a qualifying disability. In connection with a change in control, the PRSU award agreements for the NEOs provide for pro-rata accelerated vesting only if the PRSU awards are not continued, assumed or replaced or if an NEO experiences a termination of employment within one year without cause or for good reason. In addition, if an NEO is terminated by the Company without cause or terminates their employment for good reason other than in connection with a change in control, they will be entitled to have vest, at the end of the performance period, a pro rata portion of the units that would otherwise be deemed to have been earned during the performance period. The prorated portion of the earned payout is based on the amount of the performance period that has elapsed as of the date of termination following the change in control. The balance of the award is forfeited. The RSU award agreements for the NEOs provide that the RSUs will continue to vest for the full term of the RSUs if an executive retires (for Mr. Pucel, the RSU agreement provides that the RSU will immediately vest if Mr. Pucel retires), provided the grant occurred at least 12 months prior to the retirement date and notice was given at least one year in advance, and the RSUs will continue to vest for the full term of the RSUs upon death or a qualifying disability. Time-based RSU awards are subject to accelerated vesting in the event of a change in control only if the awards are not continued or if the NEO is terminated within one year without cause or for good reason.

Under the equity award agreements, a NEO will be considered to have been terminated without cause or to have terminated his employment for good reason under the same circumstances as described above in connection with the NEOs’ severance arrangements.

The amounts payable to each NEO under the equity award agreements are quantified in the table appearing under the caption “Potential Payments to Our Named Executive Officers Upon Termination” on page 69.

Non-Compete and Non-Solicitation Agreements

The NEOs were required to enter into non-competition agreements as a condition to the receipt of certain equity grants, under which they agree to not engage in competitive activities or soliciting employees for a period of eighteen months following their termination of employment.

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Potential Payments to Our Named Executive Officers Upon Termination

The following tables quantify the amounts and benefits payable to the NEOs upon termination under various scenarios. In calculating the payments set forth in such tables, we have assumed that (i) the date of termination was December 29, 2023, and (ii) the stock price was $94.77 per share, the closing market price of our common stock on December 29, 2023, the last business day of fiscal year 2023. The tables do not reflect payments and benefits that are provided on a non-discriminatory basis to salaried employees generally upon termination, including:

•	Earned but unpaid base salary through the date of termination;
•	Earned, unused vacation pay through the date of termination;
•	Company matching contributions to the 401(k) Plan in an amount which takes into account the final payouts for base salary, incentive awards under the AIP, if any, and earned, unused vacation;
•	Distributions of plan balances under the Polaris 401(k) Plan; and
•	A life insurance benefit equal to two times base salary up to a maximum of $650,000, payable in the event of termination upon death.

The tables also do not reflect amounts attributable to vested, non-forfeitable equity-based awards or awards that are earned but not vested with a performance period ending December 31, 2023 (see Outstanding Equity Awards at 2023 Fiscal Year–End on page 60), or distributions of plan balances under the SERP (see Nonqualified Deferred Compensation in 2023 on page 63). In addition, the tables do not reflect any applicable tax withholdings or other deductions by the Company from the amounts otherwise payable to the NEOs upon termination of employment. To the extent applicable, the present value of the payments presented in the tables below was calculated using a discount rate of 5%.

We provide a number of lifetime benefits and perquisites to our NEOs upon retirement. For purposes of quantifying the value of such benefits and perquisites in the tables below, we have used an average life expectancy age of 78 for such individuals. The costs of medical and dental coverage are based on current annual premiums multiplied by the number of years between the executive officer’s age and 78 for those that receive it until then. Company parts, garments and accessories coverage is based on the average spent for the NEOs in 2023, based upon grade level, multiplied by the number of years between the executive officer’s age and 78 (for those who receive it).

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Potential Payments to Our Named Executive Officers

	Without Cause Termination by Company ($)	Without Cause Termination Change in Control ($)	Change in Control no Termination ($)	Death or Disability ($)	Retirement ($)
Michael T. Speetzen
Cash Compensation	2,670,188	4,540,196	0	0	0
Annual Cash Incentives(1)	0	0	0	804,629	0
PRSUs(2)	1,186,033	1,274,214	0	1,186,033	0
Stock Options(3)	0	0	0	0	0
RSUs(4)	0	3,357,227	0	3,153,935	0
Medical and Dental Insurance	23,121	0	0	0	0
Polaris Parts, Garments and Accessories	0	0	0	0	0
Total	3,879,342	9,171,637	0	5,144,597	0
Robert P. Mack
Cash Compensation	1,421,577	2,464,155	0	0	0
Annual Cash Incentives(1)	0	0	0	441,811	0
PRSUs(2)	336,931	361,622	0	336,931	0
Stock Options(3)	0	0	0	0	0
RSUs(4)	0	988,925	0	932,084	0
Medical and Dental Insurance	16,651	0	0	0	0
Polaris Parts, Garments and Accessories	0	0	0	0	0
Total	1,775,159	3,814,702	0	1,710,826	0
Kenneth J. Pucel
Cash Compensation	1,623,468	3,196,718	0	0	2,319,000
Annual Cash Incentives(1)	0	0	0	468,370	468,370
PRSUs(2)	463,005	496,476	0	463,005	319,395
Stock Options(3)	0	0	0	0	0
RSUs(4)	954,050	1,416,907	0	1,343,521	954,050
Medical and Dental Insurance	23,121	0	0	0	74,186
Polaris Parts, Garments and Accessories	0	0	0	0	122,056
Total	3,063,644	5,110,102	0	2,274,896	4,257,057

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	Without Cause Termination by Company ($)	Without Cause Termination Change in Control ($)	Change in Control no Termination ($)	Death or Disability ($)	Retirement ($)
Steven D. Menneto
Cash Compensation	1,415,939	2,614,484	0	0	0
Annual Cash Incentives(1)	0	0	0	417,014	417,014
PRSUs(2)	336,931	361,622	0	336,931	226,243
Stock Options(3)	0	0	0	0	0
RSUs(4)	610,043	986,176	0	931,539	610,043
Medical and Dental Insurance	16,651	0	0	0	70,737
Polaris Parts, Garments and Accessories	0	0	0	0	122,191
Total	2,379,564	3,962,282	0	1,685,484	1,446,228
Stephen L. Eastman
Cash Compensation	1,232,187	2,272,495	0	0	0
Annual Cash Incentives(1)	0	0	0	372,760	372,760
PRSUs(2)	270,133	289,661	0	270,133	186,363
Stock Options(3)	0	0	0	0	0
RSUs(4)	523,690	822,035	0	777,538	523,690
Medical and Dental Insurance	16,651	0	0	0	67,100
Polaris Parts, Garments and Accessories	0	0	0	0	127,866
Total	2,042,661	3,384,191	0	1,420,431	1,277,779
(1)	This amount reflects the pro rata target cash incentive award adjusted for Company performance earned under the AIP by our NEOs for work performed in the fiscal year in which the termination occurs.
(2)	The amounts reflected for our NEOs represent the pro rata target payout for the 2022 and 2023 PRSU awards and assumes the payments would be made by March 2025 and March 2026, respectively. The PRSU awards are accelerated and vest upon a Change in Control only if the award is not continued or the recipient is terminated by the Company without cause or terminates his or her employment for good reason.
(3)	Represents the in-the-money value of unvested and accelerated stock options.
(4)	Represents unvested and accelerated RSUs.

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Pay Ratio Disclosure

As a result of rules adopted by the SEC under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the Dodd-Frank Act), beginning for fiscal years starting January 1, 2017, the SEC requires disclosure of the ratio of the median employee’s annual total compensation to that of our CEO. The Company’s CEO for 2023 was Mr. Speetzen.

As of October 1, 2022, when we identified the median employee, our employee population, including all full-time, part-time, seasonal and temporary workers, consisted of approximately 16,132 individuals, of which 8,566 or approximately 53% were working in the United States, 7,566 or approximately 47% were working outside the United States and 4,980 or approximately 31% were salaried. Given the logistical difficulties and significant difference in the composition of total compensation in our operations in India, China, Japan and Vietnam, we elected to exclude all of our employees in India (304 employees), China (211 employees), Japan (10 employees), and Vietnam (234 employees) from our determination of the median employee. This meant that we excluded a total of 759 employees, or 4.7% of our total employee population, from the calculation. The median employee was selected from an adjusted employee population of approximately 15,373 full-time, part-time, seasonal and temporary workers, consisting of 8,566 employees in the United States and 6,807 employees located outside the United States.

The median employee was identified using gross wages including overtime, vacation, jury duty, and sick time paid during the nine-month period from January 1, 2022 to October 1, 2022, and excluded any variable compensation such as equity awards, bonuses, commissions, and allowances for items such as cell phones and cars for employees which are not widely distributed throughout the employee population. Wages paid in foreign currencies were converted into U.S. dollars using the exchange rate as of October 1, 2022.

For purposes of this disclosure, we did not repeat the process described above again in 2023 because there has been no change in our employee population or employee compensation arrangements that we reasonably believe would significantly impact our pay ratio disclosure. As a result, under SEC rules, we are allowed to again use last year’s median employee for purposes of this year’s pay ratio calculation and disclosure. However, we have substituted a new median employee for the 2022 median employee because, due to substantial 2023 compensation changes for the 2022 median employee, it is no longer appropriate to use the 2022 median employee for purposes of this calculation and disclosure (the 2022 median employee would no longer be representative of the median employee during 2023).  As permitted by SEC rules, the new median employee was identified from the same population as the 2022 median employee and has compensation that is substantially similar to that of the median employee originally identified in 2022.

The 2023 annual total compensation for the median employee was calculated using the same methodology used for our NEOs as set forth on the 2023 Summary Compensation Table on page  58. This resulted in the median employee’s annual total compensation in 2023 as shown below.

Annual Total Compensation of Median Employee	$47,311
Annual Total Compensation of CEO (Mr. Speetzen)	$8,873,477

Based on this information for fiscal year 2023, we reasonably estimate that the ratio of our CEO’s annual total compensation to the annual total compensation of our median employee was approximately 188:1. Our pay ratio estimate has been calculated in a manner consistent with Item 402(u) of Regulation S-K.

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Pay Versus Performance Disclosure

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” and certain financial performance of our Company, illustrating pay versus performance, or PVP.

Year	Summary Compensation Table Total for PEO Wine ($)(1)	Compensation Actually Paid to PEO Wine ($)(1)(4)	Summary Compensation Table Total for PEO Speetzen ($)(2)	Compensation Actually Paid to PEO Speetzen ($)(2)(4)	Avg. Summary Compensation Table Total for Non-PEO NEOs ($)(3)	Average Compensation Actually Paid to Non-PEO NEOs ($)(3)	Value of Initial Fixed $100 Investment Based On:		Net Income ($ in millions)(7)	Adjusted EPS ($)(8)
							Company TSR(5)	S&P 1500 Leisure TSR(6)
2023	N/A	N/A	8,873,477	6,091,505	3,084,958	2,296,051	102.50	101.83	502.8	9.16
2022	N/A	N/A	8,764,103	7,956,973	3,391,580	3,114,271	106.51	97.46	447.1	10.40
2021	N/A	N/A	9,758,906	10,909,327	4,432,529	5,484,661	113.33	139.52	493.9	9.13
2020	8,137,459	4,798,447	N/A	N/A	3,293,726	2,701,454	96.20	115.06	124.8	7.74

(1) 2020 principle executive officer (PEO): S. Wine
(2) 2021-2023 PEO: M. Speetzen
(3) The non-PEO named executive officers (NEOs) reflects the following individuals in each year:
2023: R. Mack, K. Pucel, S. Menneto, and S. Eastman
2022: R. Mack, K. Pucel, S. Menneto, and S. Eastman
2021: R. Mack, K. Pucel, S. Menneto, and L. Clark Dougherty
2020: M. Speetzen, K. Pucel, S. Menneto, and S. Eastman

(4)	Compensation Actually Paid (CAP) illustrated in the table above for 2023 is calculated by making the following adjustments from the Summary Compensation Table (SCT) totals as follows:

Item and Value Added (Deducted)	2023
For PEO:	Speetzen
- SCT “Stock Awards” column value	$3,300,279
- SCT “Option Awards” column value	$3,417,543
+ Covered Year-end fair value of outstanding equity awards granted in Covered Year	$4,801,428
+/- change in fair value (from prior year-end to Covered Year-end) of Covered Year-end outstanding equity awards granted prior to Covered Year	$(1,337,444)
+/- change in fair value (from prior year-end to vesting date in Covered Year) of equity awards granted in years prior to Covered Year that vested in Covered Year	$471,866
For Non-PEO Named Executive Officers (Average):
- SCT “Stock Awards” column value	$905,412
- SCT “Option Awards” column value	$937,531
+ Covered Year-end fair value of outstanding equity awards granted in Covered Year	$1,317,223
+/- change in fair value (from prior year-end to Covered Year-end) of Covered Year-end outstanding equity awards granted prior to Covered Year	$(574,434)
+/- change in fair value (from prior year-end to vesting date in Covered Year) of equity awards granted in years prior to Covered Year that vested in Covered Year	$311,247

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Please note that, while similar adjustment information was provided in our 2023 proxy statement for 2020, 2021 and 2022, under applicable SEC guidance, repeating such adjustment information is not required in this proxy statement because it is not material to our stockholders’ understanding of the information reported in the PVP table for 2023 or the relationship disclosures provided below.

(5)	For each year, our cumulative TSR was calculated for a period beginning with our closing price on NYSE on December 31, 2019 through and including the last day of such year (each one-year, two-year, three-year and four-year period, a “Measurement Period”), assuming dividend reinvestment. Each of these yearly percentage changes was then applied to a deemed fixed investment of $100 at the beginning of the Measurement Period to produce the year-end value of such investment as of the end of 2023, 2022, 2021 and 2020, as applicable. Because years are presented in the table in reverse chronological order (from top to bottom), the table should be read from bottom to top for purposes of understanding cumulative returns over time.
(6)	For purposes of this PVP disclosure, our peer group is the S&P 1500 Leisure Index (“Peer Group”). For each year, Peer Group cumulative TSR was calculated based on a deemed fixed investment of $100 through the Measurement Period, assuming dividend reinvestment for the Peer Group.
(7)	Net Income is the amount reported in the Company’s audited financial statements for the applicable year.
(8)	Adjusted EPS is calculated as $9.16. For more information on how this financial performance measure is determined, see page 40.

The charts below describe the relationship between the PEO and other NEOs’ CAP to Net Income, Total Shareholder Return, and adjusted EPS, as disclosed in the table above.

The following table lists the three financial performance measures that we believe represent the most important financial performance measures we used to link compensation actually paid to our NEOs for 2023 to our performance:

Most Important Performance Measures
Total Shareholder Return (TSR)
Net Income
Adjusted Earnings per Diluted Share (EPS)

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Equity Compensation Plan Information

Our stockholders have approved our 1995 Stock Option Plan, Employee Stock Purchase Plan, Deferred Compensation Plan for Directors, and the Omnibus Plan. Awards may currently be made only under the Omnibus Plan and the Employee Stock Purchase Plan.

We do not have any equity compensation plans outstanding that have not been approved by stockholders.

The following table sets forth certain information as of December 31, 2023, with respect to compensation plans under which shares of our common stock may be issued.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	4,033,774(1)(2)	$107.75(3)	5,435,812(4)
Equity compensation plans not approved by security holders	None	N/A	None
Total	4,033,774	$107.75	5,435,812

(1)	Includes 2,825,985 shares issuable upon exercise of outstanding stock options, 628,405 shares issuable upon settlement of outstanding RSUs, 341,068 shares issuable upon settlement of outstanding PRSUs, 136,891 shares issuable upon settlement of deferred stock units and accompanying dividend equivalent units issued under the Omnibus Plan to non-employee directors and 101,425 shares issuable upon settlement of CSEs awarded to non-employee directors under the Deferred Compensation Plan for Directors. The actual number of PRSUs that will be earned depends on our financial performance over a period of time. This number may overstate potential dilution due to performance awards being reported based upon potential maximum achievement.
(2)	The weighted average remaining contractual life of outstanding options was 4.9 years as of December 31, 2023. Unvested stock options, RSUs and PRSUs do not receive dividend equivalents.
(3)	Reflects the weighted-average exercise price of outstanding options. There is no exercise price for outstanding deferred stock units, RSUs, CSEs or PRSUs.
(4)	A total of 4,011,348 shares were available under the Omnibus Plan (the Omnibus Plan pool is decreased by three shares for every one share subject to a full-value award), which shares may be issued other than upon the exercise of an option, warrant or right, and a total of 1,424,464 shares were available under the Employee Stock Purchase Plan.

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Proposal 2 — Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers

As required pursuant to Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to vote to approve the compensation of our Named Executive Officers (NEOs) as disclosed in this Proxy Statement. As described in the Compensation Discussion and Analysis (CD&A), our executive compensation philosophy and programs align executive compensation decisions with our desired business direction, strategy and performance. The primary objectives and priorities of the compensation program include:

•	Emphasizing variable compensation that is tied to our financial and stock price performance to generate and reward superior individual and collective performance;
•	Linking executives’ incentive goals with the interests of our stockholders, providing equity-based forms of compensation and establishing specific stock ownership guidelines for key management employees;
•	Supporting and rewarding executives for consistent performance over time and achievement of our long-term strategic goals; and
•	Attracting and retaining highly qualified executives whose abilities are critical to our success and competitive advantages.

At the 2023 Annual Meeting, stockholders voted continue to hold an advisory “Say-on-Pay” vote on an annual basis. As such, our stockholders have a right to cast an advisory vote on our executive compensation program at the Annual Meeting. The next Say-on-Pay vote is expected to be held at the 2025 Annual Meeting. As a result, we are presenting this proposal, which gives you, as a stockholder, the opportunity to vote on the following resolution:

“RESOLVED, that the stockholders approve the compensation of Polaris Inc. NEOs, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in this Proxy Statement.”

The Board urges stockholders to endorse the compensation programs for our NEOs by voting “FOR” the resolution.

As discussed in the CD&A contained in this Proxy Statement, the Compensation Committee of the Board believes that the executive compensation provided for 2023 is reasonable and consistent with our pay for performance philosophy. Compensation for the year is established in January or February and is guided by the prior year performance as well as projections for the forthcoming year. In deciding how to vote on this proposal, the Board advises you to consider our pay for performance philosophy coupled with the factors related to the compensation of our NEOs in fiscal 2023, each of which is discussed in the CD&A.

Because your vote is advisory, it will not be binding on the Board and will not overrule any decision by the Board or require the Board to take any action. However, the Board and the Compensation Committee will carefully review the voting results. To the extent there is any significant negative vote on this proposal, we may consult directly with stockholders to better understand the concerns that influenced the vote. The Board and the Compensation Committee would consider constructive feedback obtained through this process in making future decisions about executive compensation programs.

The Board, upon recommendation of the Compensation Committee, unanimously recommends a vote FOR  the approval of the compensation of our Named Executive Officers.

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Proposal 3 — Approval of the Polaris Inc. 2024 Omnibus Incentive Plan

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE POLARIS INC. 2024 OMNIBUS INCENTIVE PLAN

Introduction

We are asking stockholders to approve the Polaris Inc. 2024 Omnibus Incentive Plan (the “2024 Plan”). Our Board, at the recommendation of our Compensation Committee, approved the 2024 Plan on February 21, 2024, subject to its approval by stockholders at the Annual Meeting, to succeed the Polaris Inc. 2007 Omnibus Incentive Plan, as amended or amended and restated to date (the “2007 Plan”). We sometimes refer to the 2007 Plan as the “Prior Plan.”

The Board is recommending that the Company’s stockholders vote in favor of the 2024 Plan. The 2024 Plan will continue to afford the Compensation Committee the ability to design compensatory awards that are responsive to the Company’s needs and includes authorization for a variety of awards designed to advance the interests and long-term success of the Company, including by encouraging stock ownership among officers and other employees of the Company and its subsidiaries, non-employee directors of the Company and certain non-employees who provide employee-type services.

Stockholder approval of the 2024 Plan would constitute approval of 4,325,000 new shares of common stock, par value $0.01 per share, of the Company (“Common Stock”), plus any shares remaining available for future grants under the 2007 Plan as of the effective date of the 2024 Plan, for awards under the 2024 Plan, as described below and in the 2024 Plan, with such amount subject to adjustment, including under the 2024 Plan’s share counting rules and terms. If the 2024 Plan is approved by stockholders, it will be effective as of the day of the Annual Meeting, and no further grants will be made on or after such date under the 2007 Plan. If the 2024 Plan is not approved by our stockholders, no awards will be made under the 2024 Plan, and the 2007 Plan will remain in effect pursuant to its terms.

The actual text of the 2024 Plan is attached to this proxy statement as Appendix B. The following description of the 2024 Plan is only a summary of its principal terms and provisions, and is qualified by reference to the actual text as set forth in Appendix B.

Why We Recommend That You Vote for this Proposal

The 2024 Plan authorizes the Compensation Committee to provide equity-based compensation in the form of stock options, appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance-based awards, dividend equivalents, and certain other awards denominated or payable in, or otherwise based on, shares of Common Stock (or factors that may influence the value of our shares), plus cash incentive awards, to the Company’s non-employee directors, plus officers and other employees and certain consultants to the Company and its subsidiaries, in order to provide to such persons incentives and rewards for service and/or performance. Some of the key features of the 2024 Plan that reflect our commitment to effective management of equity and incentive compensation are set forth below in this subsection.

We believe our future success depends in part on our ability to attract, motivate and retain high quality employees and directors, and that the ability to provide equity-based and incentive-based awards under the 2024 Plan is critical to achieving this success. We would be at a severe competitive disadvantage if we could not use share-based awards to recruit and compensate our employees and directors. The Board believes that it is both necessary and appropriate to adopt and approve the 2024 Plan in order to enable the Company to continue offering meaningful equity-based incentives to key employees and directors.

The use of shares of our Common Stock as part of our compensation program is also important to our continued success because equity-based awards are an essential component of our compensation program for certain employees, as they can link compensation with long-term stockholder value creation and reward participants based on service and/or Company or individual performance. As discussed in further detail in the “Compensation Discussion and Analysis” section, equity compensation represents a significant portion of the compensation package for our Chief Executive Officer and other Named Executive Officers. Because our equity awards generally vest over multiple years, the value ultimately realized from these awards depends on the long-term value of shares of our Common Stock. Our equity compensation program also helps us to attract and retain talent in a highly competitive market, targeting individuals who are motivated by pay-for-performance.

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Therefore, the Board recommends that our stockholders vote FOR the 2024 Plan. Unless a contrary choice is specified, proxies solicited by the Board will be voted FOR approval of the 2024 Plan.

The table below shows, as of March 4, 2024, the shares of Common Stock reserved for issuance under awards outstanding under the 2007 Plan (with performance-based awards reflected based on potential maximum achievement):

	Shares Reserved for Issuance Under Outstanding Awards(1)	Shares Available for Future Awards(2)
2007 Plan	4,361,409	2,301,583

(1)	Shares reserved for issuance under outstanding awards as of March 4, 2024 consist of the following:

Options (#)	Weighted Average Option Exercise Price	Weighted Average Option Term to Expiration (Years)	Full Value Awards (#)
3,087,326	$105.70	5.50	1,274,083

(2)	Awards under the 2007 Plan reduce the 2007 Plan’s share reserve by one share for each share subject to an option or SAR award, and by three shares for each share subject to a full-value award.

If the 2024 Plan is not approved, we may be compelled to increase significantly the cash component of our employee and director compensation, which may not necessarily align employee and director compensation interests with the investment interests of our stockholders. Replacing equity awards with cash also would increase cash compensation expense and use cash that could be better utilized.

Factors Considered in Setting Size of Requested Share Reserve

The following includes aggregated information regarding our view of the overhang and dilution associated with the Prior Plan and the potential stockholder dilution that would result if the 2024 Plan is approved. The information below is as of March 4, 2024. As of that date, there were approximately 56,480,172 shares of our Common Stock outstanding.

In determining the number of shares to request under the 2024 Plan, we considered a number of factors, including the following:

•	Under the Prior Plan (or otherwise):
•	Outstanding full-value awards (restricted stock, RSUs, and performance stock units): 1,274,083 shares of Common Stock (approximately 5.95% of our outstanding shares of Common Stock, on a fully-diluted basis);
•	3,087,326 stock options or SARs were outstanding (approximately 8.71% of our outstanding shares of Common Stock, on a fully-diluted basis);
•	Total shares of Common Stock available for future awards under the 2007 Plan: 2,301,583 shares of Common Stock (representing approximately 3.92% of our outstanding shares of Common Stock, on a fully-diluted basis); however, as noted above, no further grants will be made under the 2007 Plan upon the effective date of the 2024 Plan; and
•	The total number of shares of Common Stock subject to outstanding awards (4,361,409 shares of Common Stock), plus the total number of shares of Common Stock available for future awards under the 2007 Plan (2,301,583 shares of Common Stock), represents a current overhang percentage of 10.55%, on a fully-diluted basis (potential dilution of our stockholders represented by the Prior Plan).
•	Under the 2024 Plan:
•	Proposed new shares of Common Stock available for awards under the 2024 Plan: 4,325,000 shares of Common Stock, which represents about 7.11% of our outstanding shares of Common Stock, on a fully-diluted basis. This percentage reflects the dilution of our stockholders that would occur if the 2024 Plan is approved.
•	Total potential overhang or dilution under the 2024 Plan:
•	The total shares of Common Stock subject to outstanding awards as of the Record Date (4,361,409 shares of Common Stock), plus the proposed new shares of Common Stock available for awards under the 2024 Plan (4,325,000 shares of Common Stock), and the total number of shares of Common Stock available for future awards under the 2007 Plan (2,301,583 shares of Common Stock) that are expected to be available under the 2024 Plan, represent a total overhang of 10,987,993 shares (16.29%, on a fully-diluted basis) under the 2024 Plan.

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Based on the closing price on the NYSE for our shares of Common Stock on the Record Date of $92.26 per share, the aggregate market value as of the Record Date of the new 4,325,000 shares of Common Stock requested under the 2024 Plan was $399,024,500.

We also considered the Company’s three-year average burn rate. As detailed in the table below, our three-year average “burn rate” was 1.15% for fiscal years 2021 through 2023:

Fiscal Year	Options Granted	Time-Based Full Value Awards Granted	Target Performance- Based Awards Granted(1)	Performance- Based Awards Earned(2)	Total(3)	Weighted Average Basic Common	Burn Rate
2023	294,359	296,067	66,551	43,555	633,981	57,107,739	1.15%
2022	346,535	272,043	66,184	94,358	712,936	59,293,045	1.15%
2021	289,720	349,775	62,488	108,894	748,389	61,299,495	1.15%
3-Year Average							1.15%

(1)	The actual number of shares awarded is adjusted to between zero and 200% of the target award amount based upon achievement of pre-determined objectives. The amounts actually earned with respect to these awards may not yet be determinable.
(2)	Performance-based awards earned were subject to achievement of pre-determined objectives for awards granted in fiscal years 2019 through 2021. Awards were subject to a three-year performance period.
(3)	Includes options granted, time-based full value awards granted (including non-employee director awards) and performance-based awards earned.

In determining the number of shares to request for approval under the 2024 Plan, our management team also worked with WTW and the Compensation Committee to evaluate a number of factors, including our recent share usage and criteria expected to be utilized by institutional proxy advisory firms in evaluating our proposal for the 2024 Plan.

If the 2024 Plan is approved, we intend to use the shares authorized under the 2024 Plan to continue our practice of incentivizing key individuals through equity grants. We currently anticipate that the new shares requested in connection with the approval of the 2024 Plan, combined with the shares available for future awards from the 2007 Plan, will last about 3 years, based on our historic grant rates and the approximate current share price (but could last for a different period of time if actual practice does not match recent rates or our share price changes materially).

Expectations regarding future share usage under the 2024 Plan are naturally based on a number of assumptions regarding factors such as future growth in the population of eligible participants, the rate of future compensation increases, the rate at which shares are returned to the 2024 Plan reserve through forfeitures, cancellations and the like, the level at which performance-based awards pay out, and our future stock price performance. While the Compensation Committee believes that the assumptions utilized are reasonable, future share usage may differ from current expectations to the extent that actual events differ from the assumptions utilized. As noted below, our Compensation Committee would retain full discretion under the 2024 Plan to determine the number and amount of awards to be granted under the 2024 Plan, subject to the terms of the 2024 Plan. Future benefits that may be received by participants under the 2024 Plan are not determinable at this time.

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Key Compensation Practices Reflected in the 2024 Plan

Below are certain highlights of the 2024 Plan. The 2024 Plan includes a number of features that we believe are consistent with the interests of our stockholders and sound corporate governance practices, including the following:

•	Administration. The 2024 Plan will generally be administered by the Compensation Committee.
•	Reasonable 2024 Plan limits. Subject to adjustment as described in the 2024 Plan, total awards under the 2024 Plan are limited to 4,325,000 shares (1) plus, as of the effective date of the 2024 Plan, the total number of shares remaining available for future grant under the Prior Plan, and (2) plus any shares made available to the 2024 Plan from grants under the 2024 Plan or the Prior Plan as described below, including under the 2024 Plan’s share counting rules. These shares may be shares of original issuance or treasury shares or a combination of the two.
•	No repricing, replacement or repurchase of underwater options or stock appreciation rights without stockholder approval. The 2024 Plan prohibits, without stockholder approval, actions to reprice, replace or repurchase options or SARs when the exercise price per share of an option or SAR exceeds the fair market value of the underlying shares.
•	No discounted option or SAR grants. The 2024 Plan prohibits the grant of options or SARs with an exercise price less than the fair market value of our Common Stock on the date of grant (except in the limited case of “substitute awards” as described below).
•	No liberal share recycling provision. Shares delivered or withheld to pay the exercise price of an option award or to satisfy a tax withholding obligation in connection with other awards, plus shares that we repurchase using option exercise proceeds, plus shares subject to a SAR award that are not issued in connection with the stock settlement of that award upon its exercise, may not be used again for new grants.
•	Share counting – fungible ratio. Shares of Common Stock that are issued under the 2024 Plan or that are potentially issuable pursuant to outstanding awards will reduce the maximum number of shares remaining available for issuance under the 2024 Plan by one share for each share issued or issuable pursuant to an option or SAR award, and by three shares for each share issued or issuable pursuant to a full-value award.
•	No liberal definition of “change in control.” No change in control would be triggered simply by stockholder approval of a business combination transaction, the announcement or commencement of a tender offer or any board assessment that a change in control is imminent.
•	Default provisions for double trigger accelerated vesting/payment following a change in control. If an outstanding award is continued, assumed or replaced in connection with a change in control that involves a business combination, the 2024 Plan’s default terms provide that accelerated vesting or payment of the award will occur only if the participant’s employment is terminated involuntarily without cause within one year of the change in control, unless the participant’s award agreement provides otherwise.
•	Limits on dividends and dividend equivalents. The 2024 Plan prohibits the payment of dividend equivalents on stock options and SARs, and requires that any dividends and dividend equivalents payable or credited on unvested full-value awards must be subject to the same restrictions and risk of forfeiture as the underlying shares or share equivalents.
•	Minimum vesting or performance period. For all share-settled awards (other than shares delivered in settlement of fully-vested cash obligations), including options and SARs, a minimum vesting period of one year is prescribed for awards subject only to service-based vesting conditions, and a minimum performance period of one year is prescribed for awards subject to performance-based vesting conditions, in each case subject to exceptions as described in the 2024 Plan.

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Summary of Other Material Terms of the 2024 Plan

The material features of the 2024 Plan are summarized below. The summary is qualified in its entirety by reference to the full text of the 2024 Plan, which is attached to this Proxy Statement as Appendix B. In evaluating this proposal, stockholders should consider all of the information in this proposal.

Plan Purpose

The 2024 Plan is intended to advance the interests of our Company and its stockholders by enabling the Company and our affiliated entities to attract and retain qualified individuals through opportunities for equity participation in our Company, and to reward those individuals who contribute to the achievement of our financial and strategic business goals through incentive compensation.  Awards under the 2024 Plan are intended to serve as incentives and rewards for service and/or performance.

Administration

The 2024 Plan is generally administered by the Compensation Committee of our Board. However, at the discretion of the Board, the 2024 Plan may be administered by the Board, including with respect to the administration of any responsibilities and duties held by the Compensation Committee under the 2024 Plan. The Compensation Committee has the authority to determine, within the limits of the express provisions of the 2024 Plan, the individuals to whom awards will be granted, the nature, amount and terms of such awards and the objectives and conditions for earning such awards. The Compensation Committee may also establish subplans and modify the terms of award agreements to the extent necessary to comply with local laws in connection with awards made to participants outside of the United States. To the extent consistent with applicable law, the Compensation Committee has discretion to delegate its authority under the 2024 Plan to a subcommittee, to executive officers (with respect to awards to participants who are not directors or executive officers) or, in connection with nondiscretionary administrative duties, to other parties as it deems appropriate. In addition, the Compensation Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in the 2024 Plan, and no authorization in any 2024 Plan section or other provision of the 2024 Plan is intended or may be deemed to constitute a limitation on the authority of the Compensation Committee.

Except in connection with equity restructurings and other situations in which share adjustments are specifically authorized, the 2024 Plan prohibits the Compensation Committee from repricing any outstanding “underwater” option or SAR without prior approval of our stockholders. For these purposes, “repricing” includes amending the terms of an underwater option or SAR to lower the exercise price, or canceling an underwater option or SAR in exchange for replacement options or SARs having a lower exercise price, for other forms of awards, or for cash or other property.

Available Shares

Subject to adjustment as described in the 2024 Plan, the shares of our Common Stock that are available for awards under the 2024 Plan will not exceed, in the aggregate 4,325,000 (1) plus, as of the effective date, the total number of shares remaining available for future grant under the Prior Plan, and (2) plus the number of shares subject to outstanding awards under the 2024 Plan and Prior Plan as of the date the 2024 Plan was originally adopted that subsequently expire or are forfeited or settled in cash. The pool of shares available for issuance under the 2024 Plan may be used for all types of equity awards available under the 2024 Plan, which include stock options, SARs, restricted stock awards, restricted stock unit awards and other stock-based awards, as described in more detail below.

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Share Counting

Shares of Common Stock that are issued under the 2024 Plan or that are potentially issuable pursuant to outstanding awards will reduce the maximum number of shares remaining available for issuance under the 2024 Plan by one share for each share issued or issuable pursuant to an option or SAR award, and by three shares for each share issued or issuable pursuant to a full-value award.

Subject to certain exceptions described in the 2024 Plan, any shares of Common Stock subject to an award under the 2024 Plan, or to an award under any of the Prior Plans that is outstanding on the date the 2024 Plan is adopted, that expires, is forfeited, or is settled or exchanged for cash (or is unearned in whole or in part) will, to the extent of such expiration, forfeiture, settlement, exchange or unearned amount, automatically become available for issuance under the 2024 Plan. Each share that again becomes available for issuance will increase the 2024 Plan’s share reserve by the same number of shares by which the share reserve was decreased when the award was first granted. The 2024 Plan further provides that the following shares of Common Stock will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under the 2024 Plan: (1) any shares tendered or withheld to pay the exercise price of a stock option, or (2) any shares tendered or withheld to satisfy a tax withholding obligation in connection with any award, (3) any shares we repurchase using option exercise proceeds and (4) any shares subject to a SAR that are not issued in connection with the stock settlement of the SAR on its exercise may not be used again for new grants. If under the 2024 Plan a participant has elected to give up the right to receive compensation in exchange for shares based on fair market value, such shares will not count against the share authorization described above.

Awards granted under the 2024 Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by an entity acquired by the Company or any of our affiliates (referred to as “substitute awards”) will not reduce the number of shares of Common Stock authorized for issuance under the 2024 Plan. Additionally, if a company acquired by the Company or any of our affiliates has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition, the shares available for grant pursuant to the terms of that pre-existing plan may be used for awards under the 2024 Plan and will not reduce the shares authorized for issuance under the 2024 Plan, but only if the shares are used for awards made to individuals who were not employed by or providing services to the Company or any of our affiliates immediately prior to such acquisition.

Share or Award Adjustment Provisions

If certain transactions or events described in the 2024 Plan occur that cause the per share value of our Common Stock to change, such as stock splits, spin-offs, stock dividends or certain recapitalizations (referred to as “equity restructurings”), or if certain similar events occur, then the Compensation Committee will equitably adjust (1) the class of shares issuable and the maximum number and kind of shares subject to the 2024 Plan, (2) outstanding awards as to the class, number of shares and exercise price per share, (3) award limitations prescribed by the 2024 Plan, and (4) any other award terms. In the event of any such transaction or event, or in the event of a change in control of the Company, the Compensation Committee may provide in substitution for any or all outstanding awards under the 2024 Plan such alternative consideration (including cash), if any, as it may in good faith determine to be equitable under the circumstances and will require in connection therewith the surrender of all awards so replaced in a manner that complies with applicable tax code requirements. In addition, for each stock option or SAR with an exercise price or base price, respectively, less than the consideration offered in connection with certain transactions or events indentified in the 2024 Plan, the Compensation Committee may in its discretion elect to cancel such stock option or SAR without any payment to the person holding such stock option or SAR. Other types of transactions may also affect the Common Stock, such as reorganizations, mergers or consolidations. If there is such a transaction and the Compensation Committee determines that adjustments of the type previously described in connection with equity restructurings would be appropriate to prevent any dilution or enlargement of benefits under the 2024 Plan, the Compensation Committee will make such adjustments as it deems equitable.

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Eligible Participants

The Compensation Committee may grant awards to any Company non-employee director or any employee of, or consultant or certain other persons providing services to, the Company or our affiliates. As of the Record Date, there are approximately 18,500 employees, 350 consultants and 9 non-employee directors eligible to participate in the 2024 Plan. Although consultants of the Company and its affiliates are eligible to participate in the 2024 Plan, we have not granted equity awards to consultants in recent years and, due to the temporary status of such service providers, do not have a current estimate of how many such consultants may be eligible in the future to participate in the 2024 Plan. We do not currently expect to make material grants of awards under the 2024 Plan to consultants. The basis for participation in the 2024 Plan by eligible persons is the selection of such persons by the Committee (or its authorized delegate) in its discretion.

Types of Awards

Awards under the 2024 Plan may include stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards and cash incentive awards.

Stock Options

A stock option is a right to purchase shares of Common Stock upon exercise of the stock option. The Compensation Committee may grant to participants options to purchase our Common Stock that qualify as incentive stock options for purposes of Section 422 of the Code (incentive stock options), options that do not qualify as incentive stock options (non-qualified stock options) or a combination thereof. The terms and conditions of stock option grants, including the number of shares, exercise price, vesting periods, and other conditions on exercise, will be determined by the Compensation Committee. All of the 4,325,000 new shares requested under the 2024 Plan may be used for incentive stock options.

Each grant of stock options will be evidenced by an award agreement. Each award agreement will be subject to the 2024 Plan and will contain such other terms and provisions, consistent with the 2024 Plan, as the Committee may approve. The per share exercise price for stock options will be determined by the Compensation Committee in its discretion, but may not be less than 100% of the fair market value of one share of our Common Stock on the date when the stock option is granted (except in the case of substitute awards described above). Additionally, in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of our stock on the date of grant, the exercise price may not be less than 110% of the fair market value of one share of Common Stock on the date the stock option is granted.

Stock options must be exercised within a period fixed by the Compensation Committee that may not exceed ten years from the date of grant, except that in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of our stock on the date of grant, the exercise period may not exceed five years. No dividends or dividend equivalents may be paid or credited with respect to shares subject to an option award.

At the Compensation Committee’s discretion, payment for shares of Common Stock on the exercise of stock options may be made in (1) cash, (2) in shares of our Common Stock held by the participant, (3) by withholding a number of shares otherwise deliverable upon exercise of the option, or (4) in any manner acceptable to the Compensation Committee (including one or more forms of broker-assisted “cashless” exercise).

Stock Appreciation Rights

The Compensation Committee may grant to a participant an award of SARs, which entitles the participant to receive, upon its exercise, a payment equal to (1) the excess of the fair market value of a share of Common Stock on the exercise date over the SAR exercise price, times (2) the number of shares of Common Stock with respect to which the SAR is exercised. The payment upon exercise of a SAR may be in cash, shares of Common Stock, or any combination thereof, as approved by the Compensation Committee in its sole discretion.

Each grant of SARs will be evidenced by an award agreement. Each award agreement will be subject to the 2024 Plan and will contain such other terms and provisions, consistent with the 2024 Plan, as the Committee may approve. The per share exercise price for a SAR will be determined by the Compensation Committee in its discretion, but may not be less than 100% of the fair market value of one share of our Common Stock on the date when the SAR is granted (except in the case of substitute awards described above). SARs must be exercised within a period fixed by the Compensation Committee that may not exceed ten years from the date of grant. No dividends or dividend equivalents may be paid or credited with respect to shares subject to a SAR award.

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Restricted Stock and Restricted Stock Units

The Compensation Committee may award to a participant shares of Common Stock subject to specified restrictions (restricted stock). Shares of restricted stock are subject to forfeiture if specified vesting conditions, such as continued employment over a specified vesting period and/or the attainment of specified performance objectives over a specified performance period, are not satisfied. Any dividends or distributions payable with respect to shares that are subject to the unvested portion of a restricted stock award will be subject to the same restrictions and risk of forfeiture as the shares to which such dividends or distributions relate.

The Compensation Committee also may award to a participant restricted stock units, each representing the right to receive in the future, in cash and/or shares of our Common Stock as determined by the Compensation Committee, the fair market value of a share of Common Stock. Restricted stock units are subject to forfeiture if specified vesting conditions, such as continued employment over a specified vesting period and/or the attainment of specified performance objectives over a specified performance period, are not satisfied. The terms and conditions of restricted stock and restricted stock unit awards are determined by the Compensation Committee. The Compensation Committee may provide for the payment of dividend equivalents on restricted stock unit awards but any such dividend equivalents will be subject to the same restrictions and risk of forfeiture as the underlying units to which such dividend equivalents relate.

Each grant of restricted stock or restricted stock units will be evidenced by an award agreement. Each award agreement will be subject to the 2024 Plan and will contain such other terms and provisions, consistent with the 2024 Plan, as the Committee may approve.

Other Stock-Based Awards

The Compensation Committee may grant equity-based or equity-related awards, referred to as “other stock-based awards,” other than options, SARs, restricted stock or restricted stock units. The terms and conditions of each other stock-based award will be determined by the Compensation Committee. Payment under any other stock-based awards will be made in Common Stock or cash, as determined by the Compensation Committee. The Compensation Committee may provide for the payment of dividend equivalents on other stock-based awards but any such dividend equivalents will be subject to the same restrictions and risk of forfeiture as the underlying share equivalents to which such dividend equivalents relate.

Each grant of other stock-based awards will be evidenced by an award agreement. Each award agreement will be subject to the 2024 Plan and will contain such other terms and provisions of such award, consistent with the 2024 Plan, as the Committee may approve.

Cash Incentive Awards

The Compensation Committee may grant cash incentive awards in such amounts and subject to such terms and conditions as it shall determine. Such cash incentive awards will specify the amount payable to which it pertains, which amount may be subject to adjustment to reflect changes in compensation or other factors. The performance period with respect to each cash incentive award will be such period of time as will be determined by the Compensation Committee.

Each grant of cash incentive awards will be evidenced by an award agreement. Each award agreement will be subject to the 2024 Plan and will contain such other terms and provisions of such award, consistent with the 2024 Plan, as the Committee may approve.

Minimum Vesting or Performance Requirements

Awards that vest based solely on the satisfaction by the participant of service-based vesting conditions shall be subject to a vesting period of not less than one year from the applicable date of grant. Awards whose vesting is subject to the satisfaction of performance goals shall be subject to a performance period of not less than one year. These minimum vesting and performance periods will not apply, however, (1) to cash-settled awards, (2) to shares delivered in lieu of fully-vested cash obligations, (3) to a substitute award that does not reduce the vesting period of the award being assumed or replaced, and (4) to awards involving an aggregate number of shares not in excess of 5% of the maximum share reserve determinable under the 2024 Plan (including any applicable adjustments). These requirements, however, will not preclude the Committee, in is sole discretion, from providing for continued vesting or accelerated vesting for any award under the 2024 Plan upon certain events, including in connection with or following a participant’s death, disability, or termination of employment or service or a change in control or corporate transaction, or exercising its administrative authority following a grant under the terms of the 2024 Plan.

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Amendment and Termination

The Compensation Committee may at any time amend, terminate or modify the 2024 Plan or any award agreement issued thereunder. No such action may be taken that adversely affects in any material way any award previously granted under the 2024 Plan without the written consent of the participant, except for amendments necessary to comply with applicable laws or stock exchange rules. In addition, no material amendment of the 2024 Plan may be made without stockholder approval if stockholder approval is required by law, regulation, or stock exchange rules, and no “underwater” option or SAR may be repriced in any manner (except for anti-dilution adjustments) without stockholder approval (see “Administration” above). In no event may any awards be made under the 2024 Plan on or after April 25, 2034.

Change in Control of the Company

If a change in control of our Company that involves a corporate transaction occurs, then the consequences will be as described in this paragraph unless the Compensation Committee provides otherwise in an applicable award agreement. If any outstanding award is continued, assumed or replaced by the surviving or successor entity in connection with such corporate transaction, and if within one year after the change in control a participant’s employment or other service is involuntarily terminated without cause, then (1) each of the participant’s outstanding options and SARs will become exercisable in full and remain exercisable for one year, and (2) each of the participant’s other unvested awards will fully vest. To the extent vesting of any award is subject to satisfaction of specified performance measures/goals, such award shall be deemed “fully vested” as if the performance goals are deemed to have been satisfied at the target level of performance. If any outstanding award is not continued, assumed or replaced in connection with a change in control involving a corporate transaction, then (1) all outstanding options and SARs will become fully exercisable for a period of time prior to the effective time of the corporate transaction and will then terminate at the effective time of the corporate transaction, and (2) all other awards will fully vest immediately prior to the effective time of the corporate transaction (with awards subject to satisfaction of specified performance goals vesting at the target level of performance). Alternatively, the Compensation Committee may elect to terminate awards in exchange for a payment with respect to each award in an amount equal to the excess, if any, between the fair market value of the shares subject to the award immediately prior to the effective date of such corporate transaction (which may be the fair market value of the consideration to be received in the corporate transaction for the same number of shares) over the aggregate exercise price (if any) for the shares subject to such award (or, if there is no excess, such award may be terminated without payment), or a comparable cash value for a cash incentive award, as applicable.

If a change in control of our Company that does not involve a corporate transaction occurs, the Compensation Committee may, in its discretion, take such action as it deems appropriate with respect to outstanding awards, which may include providing for the cancellation of any award in exchange for payments in a manner similar to that provided above in connection with a corporate transaction, or making such adjustments to the awards then outstanding as the Committee deems appropriate to reflect such change in control, which may include the acceleration of vesting in full or in part. The Committee will not be required to treat all awards similarly in such circumstances. For purposes of the 2024 Plan, the following terms have the meanings indicated:

•	A “change in control” generally occurs if (1) a person or group acquires 35% or more of our outstanding voting power, (2) our incumbent directors cease to constitute a majority of the Board, or (3) a corporate transaction is consummated (unless our voting securities immediately prior to the transaction continue to represent over 50% of the voting power of our Company or the surviving entity immediately after the transaction).
•	“Cause” means, unless defined differently by the Compensation Committee or in an agreement between the Company and the participant, (1) a material breach of any confidentiality, nonsolicitation, noncompetition, invention assignment or similar agreement with our Company or any affiliate, (2) an act of dishonesty resulting in personal enrichment at the expense of our Company, (3) persistent failure to perform duties, (4) any failure to materially conform to our business conduct or ethics code, or (5) indictment or conviction for a felony.
•	A “corporate transaction” means any of the following: (1) a reorganization, merger, consolidation or statutory share exchange involving our Company, or (2) a sale or other disposition, in one or a series of transactions, of all or substantially all of the assets of the Company (or the purchase or other acquisition, in one or a series of transactions, of assets of another corporation or entity).

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Deferral of Payouts

The Compensation Committee may permit or require the deferral by a participant of the receipt of shares or cash in settlement of any full-value award under the 2024 Plan, and will prescribe the terms, conditions and procedures for such deferrals.

Transferability of Awards

Except as otherwise provided by the Committee, no stock option, appreciation right, restricted stock, restricted stock unit, cash incentive award, other stock-based Award or dividend equivalents paid with respect to awards made under the 2024 Plan will be transferable by a participant except by will or the laws of descent and distribution. In no event will any such award granted under the 2024 Plan be transferred for value.

Clawback

Awards granted under the 2024 Plan are subject to the terms and conditions of the Company’s clawback provisions and policies in effect from time to time, including specifically to implement applicable law or stock exchange rules and regulations (the “Compensation Recovery Policy”).  Award agreements will be interpreted consistently with (or deemed superseded by and/or subject to, as applicable) the terms and conditions of the Compensation Recovery Policy. Further, by accepting any award under the 2024 Plan, each participant agrees to fully cooperate with and assist the Company in connection with any of such participant’s obligations to the Company pursuant to the Compensation Recovery Policy, as further described in the 2024 Plan. Award agreements may otherwise provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain or earnings related to an award (or other provisions intended to have similar effects), including upon such terms and conditions as may be determined by the Board or the Compensation Committee as further described in the 2024 Plan.

Withholding

The Company has the power and the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, or other amounts required by law or regulation to be withheld with respect to any taxable event arising as a result of the 2024 Plan.  Share withholding may be conducted under the 2024 Plan as described further in the applicable terms of the 2024 Plan.

Amendment, Modification, Suspension and Termination

In general, the Compensation Committee may amend, modify, suspend or terminate the 2024 Plan or any award agreement from time to time and in whole or in part. However, if any amendment (1) would materially increase the benefits accruing to participants under the 2024 Plan, (2) would materially increase the number of shares which may be issued under the 2024 Plan, (3) would materially modify the requirements for participation in the 2024 Plan, or (4) must otherwise be approved by our stockholders in order to comply with applicable law or the rules of NYSE, then such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained. The Compensation Committee may make certain equitable and appropriate adjustments to awards and award agreements, as further described in the 2024 Plan. Except in the case of certain adjustments permitted under the 2024 Plan, no such termination, amendment, suspension or modification will adversely affect in any material way and award previously granted under the 2024 Plan without written participant consent.

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No Right to Continued Employment

The 2024 Plan does not confer upon any participant any right with respect to continuance of employment or service with the Company or any of its subsidiaries.

Effective Date of the 2024 Plan

The 2024 Plan will become effective on the date it is approved by the Company’s stockholders. No grants will be made under the Prior Plan on or after the date on which our stockholders approve the 2024 Plan, provided that outstanding awards granted under the Prior Plan will continue unaffected following such date.

U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to the Company and to participants subject to U.S. taxation with respect to awards granted under the 2024 Plan, based on current statutes, regulations and interpretations.

Non-Qualified Stock Options

If a participant is granted a non-qualified stock option under the 2024 Plan, the participant will not recognize taxable income upon the grant of the option. Generally, the participant will recognize ordinary income at the time of exercise in an amount equal to the difference between the fair market value of the shares acquired at the time of exercise and the exercise price paid. The participant’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the option was exercised. Any subsequent gain or loss will be taxable as a capital gain or loss. The Company will generally be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes as ordinary income, subject to Code Section 162(m) with respect to covered employees.

Incentive Stock Options

If a participant is granted an incentive stock option under the 2024 Plan, the participant will not recognize taxable income upon grant of the option. Additionally, if applicable holding period requirements (a minimum of two years from the date of grant and one year from the date of exercise) are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares acquired at the time of exercise over the aggregate exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If shares acquired upon exercise of an incentive stock option are held for the holding period described above, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the shares will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. Except in the event of death, if the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Code for incentive stock options and the tax consequences described for nonqualified stock options will generally apply.

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Other Awards, Including Cash Incentive Awards

The current federal income tax consequences of other awards authorized under the 2024 Plan generally follow certain basic patterns. An award of restricted stock results in income recognition by a participant in an amount equal to the fair market value of the shares received at the time the restrictions lapse and the shares vest, unless the participant elects under Code Section 83(b) to accelerate income recognition and the taxability of the award to the date of grant. Restricted stock unit awards generally result in income recognition by a participant at the time payment of such an award is made in an amount equal to the amount paid in cash or the then-current fair market value of the shares received, as applicable. SAR awards result in income recognition by a participant at the time such an award is exercised in an amount equal to the amount paid in cash or the then-current fair market value of the shares received by the participant, as applicable. No income generally will be recognized upon the grant of cash incentive awards, but upon payment of cash incentive awards, the participant generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares of Common Stock received in payment of such award. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes ordinary income, subject to Code Section 162(m) with respect to covered employees.

Tax Consequences to the Company or its Subsidiaries

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

New Plan Benefits

No awards will be made under the 2024 Plan as proposed until after it has been approved by our stockholders. Because all awards under the 2024 Plan are within the discretion of the Compensation Committee, neither the number nor types of future 2024 Plan awards to be received by or allocated to particular participants or groups of participants are presently determinable.

Registration with the SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of shares of Common Stock under the 2024 Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the 2024 Plan by our stockholders.

The Board, upon recommendation of the Compensation Committee, unanimously recommends a vote FOR the approval of the Polaris Inc. 2024 Omnibus Incentive Plan.

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Proposal 4 — Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed Ernst & Young LLP (EY) as our independent registered public accounting firm for fiscal 2024, and the Board is asking stockholders to ratify that appointment. Although current law, rules and regulations, as well as the Audit Committee Charter require our independent registered public accounting firm to be engaged, retained, and supervised by the Audit Committee, the Board considers the appointment of an independent registered public accounting firm to be an important matter of stockholder concern and considers a proposal for stockholders to ratify such appointment to be an opportunity for stockholders to provide direct feedback to the Board on a significant issue of corporate governance.

If the appointment of EY as our independent registered public accounting firm for fiscal 2024 is not ratified by our stockholders, the Audit Committee will review its future appointment of an independent registered public accounting firm in the light of that vote result.

Representatives of EY will be present at the virtual Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

The Board, upon recommendation of the Audit Committee, unanimously recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2024.

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Audit Committee Report

The Audit Committee reports to and acts on behalf of the Board by providing oversight of (1) the integrity of our financial statements, (2) the effectiveness of the Company’s internal controls over financial reporting, (3) our compliance with legal and regulatory requirements, (4) the independent registered public accounting firm’s performance, qualifications and independence and (5) the responsibilities, performance, budget and staffing of our internal audit function. The Audit Committee is comprised of five directors, all of whom meet the standards of independence adopted by the SEC and the NYSE.

In performing the Audit Committee oversight responsibilities, we have reviewed and discussed our audited financial statements for the year ended December 31, 2023 with management and with representatives of EY, our independent registered public accounting firm. The Audit Committee also reviewed, and discussed with management and representatives of EY, management’s assessment and report and EY’s report and attestation on the effectiveness of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee also discussed with the independent registered public accounting firm matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. The Audit Committee has received from our independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communication with the audit committee concerning independence, and the Audit Committee has discussed the independence of EY with representatives of such firm. The Audit Committee is satisfied that the non-audit services provided to us by the independent registered public accounting firm are compatible with maintaining their independence.

Management is responsible for our system of internal controls and the financial reporting process. EY is responsible for performing an audit of the consolidated financial statements in accordance with the standards of the PCAOB and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

Based on the reviews and discussions referred to in this Report, the Audit Committee recommends to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

AUDIT COMMITTEE

Kevin M. Farr, Chair
George W. Bilicic
Gwenne A. Henricks
Darryl R. Jackson
Gwynne E. Shotwell

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Fees Paid to Independent Registered Public Accounting Firm

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by EY for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2022 and December 31, 2023, and fees for other services rendered by EY.

	Fiscal 2022	Fiscal 2023
Audit Fees(1)	$2,811,530	$2,831,822
Audit-Related Fees(2)	$75,700	$200,700
Tax Fees(3)	$386,400	$115,300
All Other Fees	$0	$0

(1)	These fees include amounts for the annual audit of our consolidated financial statements and internal control over financial reporting, statutory audits at certain foreign subsidiaries, and the reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q.
(2)	These fees represent amounts reasonably related to the performance of the audit or review of the consolidated financial statements that are not reported under the Audit Fees category such as the audit of employee benefit plans, the issuance of certain industry reports, access to certain research tools and procedures to support the issuance of public debt.
(3)	These fees were primarily related to tax planning and compliance services, including assistance related to certain foreign subsidiaries.

Audit Committee Pre-Approval Requirements

The Audit Committee’s charter provides that it has the sole authority to review in advance and grant any pre-approvals of (i) all auditing services to be provided by the independent registered public accounting firm, (ii) all significant non-audit services to be provided by the independent registered public accounting firm as permitted by Section 10A of the Exchange Act and the PCAOB and (iii) all fees and the terms of engagement with respect to such services. All audit and non-audit services performed by EY during fiscal 2023 were pre-approved pursuant to the procedures outlined above.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of February 16, 2024, by each person known to us who then beneficially owned more than 5% of the outstanding shares of our common stock, each director, each nominee for director, each NEO and all current executive officers and directors as a group. As of February 16, 2024, there were 56,402,192 shares of common stock outstanding. Except as otherwise indicated, the named beneficial owner has sole voting and investment powers with respect to the shares held by such beneficial owner. The table also includes information with respect to CSEs and deferred stock units credited as of February 16, 2024 to the accounts of each director as described in this Proxy Statement under the heading “Director Compensation” on page 35.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class	Common Stock Equivalents(12)	Deferred Stock Units(13)
Capital World Investors(1)	6,757,911	12.00%
The Vanguard Group(2)	5,807,449	10.28%
BlackRock, Inc.(3)	4,598,902	8.10%
State Street Corporation(4)	3,200,835	5.67%
Polaris Inc. Employee Stock Ownership Plan(5)	2,913,834	5.18%
Michael T. Speetzen(6) Chief Executive Officer	315,500	*
Robert P. Mack(7) Chief Financial Officer and Executive Vice President - Finance and Corporate Development	128,576	*
Kenneth J. Pucel(8) Former Executive Vice President – Global Operations and Chief Technology Officer	575,258	*
Steven D. Menneto(9) President – Off Road	141,987	*
Stephen L. Eastman(10) President – Parts, Garments and Accessories (PG&A) and Aftermarket	175,736	*
George W. Bilicic Director	4,028	*	7,774	9,017
Kevin M. Farr Director	0	*	362	14,753
Gary E. Hendrickson Director	5,000	*	15,389	20,360
Gwenne A. Henricks Director	1,200	*	10,045	12,393
Darryl R. Jackson Director	0	*	0	2,956
Bernd F. Kessler Director	0	*	19,171	23,743
Lawrence D. Kingsley Director	10,075	*	4,841	12,393

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Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class	Common Stock Equivalents(12)	Deferred Stock Units(13)
Gwynne E. Shotwell Director	0	*	5,790	7,589
John P. Wiehoff Director	0	*	39,802	33,686
All directors and current executive officers as a group (18 persons)(11)	1,761,505	3.12%	103,174	136,890

*	Indicates ownership of less than 1%.
(1)	The address for Capital World Investors and its affiliates (collectively, “CapWorld”) is 333 South Hope Street, 55th Floor, Los Angeles, CA 90071. CapWorld, an investment advisor, has sole voting power with respect to 6,757,911 shares, and sole dispositive power with respect to 6,764,174 shares. This information was reported on a Schedule 13G filed by CapWorld with the SEC on February 9, 2024, and is as of December 29, 2023.
(2)	The address for The Vanguard Group and its subsidiaries (collectively, “Vanguard”) is 100 Vanguard Boulevard, Malvern, PA 19355. Vanguard has shared voting power with respect to 20,658 shares, sole dispositive power with respect to 5,736,224 shares and shared dispositive power with respect to 71,225 shares. This information was reported on a Schedule 13G/A filed by Vanguard with the SEC on February 13, 2024, and is as of December 29, 2023.
(3)	The address for BlackRock Inc. and its subsidiaries (collectively, “BlackRock”) is 55 East 52nd Street, New York, NY 10055. BlackRock has sole voting power with respect to 4,487,570, and sole dispositive power with respect to 4,598,902 shares. This information was reported on a Schedule 13G/A filed by BlackRock with the SEC on January 25, 2024, and is as of December 31, 2023.
(4)	The address for State Street Corporation and its subsidiaries (collectively, “State Street”) is State Street Financial Center, 1 Congress Street, Boston, MA 02111. State Street has shared voting power with respect to 3,039,505 shares, and shared dispositive power with respect to 3,200,835 shares. This information was reported on a Schedule 13G filed by State Street with the SEC on January 24, 2024, and is as of December 31, 2023.
(5)	The address for the ESOP is 2100 Highway 55, Medina, MN 55340. The ESOP has shared voting and shared dispositive power with respect to 2,913,834.32 shares. This information was reported on a Schedule 13G/A filed by the ESOP with the SEC on February 13, 2024, and is as of December 31, 2023.
(6)	This figure represents: (a) 14,808 outstanding shares owned directly by Mr. Speetzen; (b) 878 shares held by Mr. Speetzen’s family members; (c) 14,430 shares held in the name of the Trustee in connection with the SERP; and (d) options to purchase 285,384 shares, which Mr. Speetzen could exercise within 60 days of February 16, 2024.
(7)	This figure represents: (a) 21,717 outstanding shares owned directly by Mr. Mack; (b) 2,914 shares held in the name of the Trustee in connection with the SERP; and (c) options to purchase 103,945 shares, which Mr. Mack could exercise within 60 days of February 16, 2024.
(8)	This figure represents: (a) 52,034 outstanding shares owned directly by Mr. Pucel; (b) 5,788 outstanding shares held in the name of the Trustee in connection with the Retirement Savings Plan for the benefit of Mr. Pucel; and (c) options to purchase 517,436 shares, which Mr. Pucel could exercise within 60 days of February 16, 2024.
(9)	This figure represents: (a) 18,516 outstanding shares owned directly by Mr. Menneto; (b) 8,294 shares held by Mr. Menneto in the ESOP; (c) 75 shares held in the name of the Trustee in connection with the SERP; and (d) options to purchase 115,102 shares, which Mr. Menneto could exercise within 60 days of February 16, 2024.
(10)	This figure represents: (a) 6,156 outstanding shares owned directly by Mr. Eastman; (b) 165 outstanding shares held in the name of the Trustee in connection with the Retirement Savings Plan for the benefit of Mr. Eastman; (c) 17,444 shares held in the name of the Trustee in connection with the SERP; and (d) options to purchase 151,971 shares, which Mr. Eastman could exercise within 60 days of February 16, 2024.
(11)	This figure represents: (a) the outstanding and attainable shares, restricted stock units and options discussed in the preceding footnotes (6) through (10); 73,813 outstanding shares beneficially owned directly or indirectly by other executive officers; (c) 42,360 outstanding shares held in the name of the Trustee in connection with the SERP; (d) 4,884 shares held in the ESOP; and (e) options to purchase 283,088 shares, which the other executive officers could exercise within 60 days of February 16, 2024.
(12)	Represents the number of CSEs credited as of February 16, 2024, to the accounts of each non-employee director and the accompanying dividend equivalent units, as maintained by us under the Polaris Inc. Deferred Compensation Plan for Directors. A director will receive one share of common stock for every CSE and dividend equivalent unit held by that director upon his or her termination of service as a member of the Board or upon a change of control of our Company or such later date as elected by the Director.
(13)	Represents the number of deferred stock units awarded to each of the non-employee directors under the Omnibus Plan and the accompanying dividend equivalent units. A director will receive one share of common stock for every deferred stock unit and dividend equivalent unit upon his or her termination of service as a director or upon a change in control of our Company.

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Questions and Answers about the Annual Meeting and Voting

Q:	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of the proxy materials?

A:	“Notice and Access” rules adopted by the SEC permit us to furnish proxy materials, including this Proxy Statement and our Annual Report for 2023, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to most of our stockholders, will instruct how you may access and review all the proxy materials on the Internet. The Notice also instructs how you may submit your proxy via the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. Any request to receive proxy materials by mail will remain in effect until you revoke it.

Q:	Who can vote?

A:	You can vote if you were a stockholder at the close of business on the record date of March 4, 2024. There were a total of 56,480,172 shares of our common stock outstanding on March 4, 2024. Polaris is soliciting proxies for use at the Annual Meeting, including any postponements or adjournments. The proxy materials were first made available to you beginning on or about March 13, 2024. This Proxy Statement summarizes the information you need to vote at the Annual Meeting.

Q:	What constitutes a quorum to conduct business at the Annual Meeting?

A:	A majority of the outstanding shares is necessary to constitute a quorum for the transaction of business at the Annual Meeting. As of the record date, 56,480,172 shares of our common stock were issued and outstanding. A majority of those shares, or 28,240,087 shares of our common stock, will constitute a quorum. If you submit a valid proxy or join the virtual Annual Meeting, your shares will be counted to determine whether there is a quorum. A properly executed proxy marked “ABSTAIN” with respect to a proposal will be counted for purposes of determining whether there is a quorum and will be considered present online or by proxy and entitled to vote on that proposal, but will not be deemed to have been cast or voted in favor of such proposal.

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Q:	What am I voting on, what vote is required to approve each proposal and how does the Board recommend I vote?

A:	The table below summarizes the proposals that will be voted on, the vote required to approve each item, how votes are counted and how the Board recommends you vote:

Proposal	Vote Required	Voting Options	Board Recommendation	Broker Discretionary Voting Allowed(1)	Impact of Abstention
Proposal 1 — Elect four Class III directors for three-year terms ending in 2027	Majority of votes cast (votes cast “For” must exceed votes cast “Against”(2))	FOR, AGAINST, ABSTAIN	FOR	No	NONE
Proposal 2 — Approve, on an advisory basis, the compensation of our Named Executive Officers	We will consider our stockholders to have approved the compensation of our Named Executive Officers if there are more votes cast “For” the proposal than “Against”(3)	FOR, AGAINST, ABSTAIN	FOR	No	AGAINST
Proposal 3 — Approve the Polaris Inc. 2024 Omnibus Incentive Plan	Majority of votes present in person (i.e., online) or by proxy and entitled to vote on this item	FOR, AGAINST, ABSTAIN	FOR	No	AGAINST
Proposal 4 — Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2024	Majority of votes present in person (i.e., online) or by proxy and entitled to vote on this item	FOR, AGAINST, ABSTAIN	FOR	Yes	AGAINST

(1)	If you are a beneficial owner and do not provide your broker with specific voting instructions, under the rules of the NYSE, your broker may generally vote on routine matters but cannot vote on non-routine matters. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner. If a broker returns a “non-vote” proxy indicating a lack of authority to vote on a proposal, then the shares covered by such a “non-vote” proxy will be deemed present at the meeting for purposes of determining a quorum, but not present for purposes of calculating the vote with respect to that particular proposal. Broker non-votes will generally have no effect in determining whether any proposals to be voted on at the Annual Meeting are approved, although if a quorum for the Annual Meeting could not be established without including broker non-votes, then the broker non-votes required to establish the minimum quorum would have the same effect as votes against Proposal 4. Proposals 1, 2, and 3 are considered non-routine matters. Therefore, if you do not instruct your broker how to vote on Proposals 1, 2, and 3, your broker does not have the authority to vote on those proposals. Proposal 4 is considered a routine matter and, therefore, your broker may vote your shares on this proposal according to your broker’s discretion.
(2)	A majority voting standard is applicable only to uncontested elections. If there are more nominees than directors to be elected, then a plurality voting standard is applicable. A plurality means that the nominees with the greatest number of votes are elected as directors up to the maximum number of directors to be elected at the meeting. Any director who fails to receive a majority of the votes cast “for” his or her election in an uncontested election must promptly tender his or her resignation. In that event, the Corporate Governance and Nominating Committee must make a recommendation to the Board on whether to accept or reject the tender of resignation. The Board, after taking into account the recommendation, must publicly disclose its decision and rationale within 90 days after the election. The director who failed to receive a majority vote will not participate in the decision.
(3)	The advisory vote to approve the compensation of our Named Executive Officers is not binding on the Board, but the Compensation Committee will consider the stockholders’ advisory input when establishing compensation for our Named Executive Officers in future years.

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Q:	How will the proxies vote on any other business brought up at the meeting?

A:	By submitting your proxy, you authorize the proxies to use their judgment to determine how to vote on any other matter brought before the Annual Meeting. We do not know of any other business to be considered at the Annual Meeting.

The proxies’ authority to vote according to their judgment applies only to shares you own as the stockholder of record.

Q:	How do I cast my vote?

A:	If you are a stockholder of record (that is, if your shares are owned in your name and not in “street name”), you may vote:

•	Via the Internet at www.proxyvote.com by 11:59 p.m. Eastern Time on April 24, 2024 for shares held directly and by 11:59 p.m. Eastern Time on April 22, 2024 for shares held in a plan;
•	By telephone (within the U.S. or Canada) toll-free at 1-800-690-6903 by 11:59 p.m. Eastern Time on April 24, 2024 for shares held directly and by 11:59 p.m. Eastern Time on April 22, 2024 for shares held in a plan;
•	By mail, by completing, signing, dating and mailing the proxy card in the envelope provided if you receive paper materials; or
•	By attending the virtual Annual Meeting and voting online at www.virtualshareholdermeeting.com/PII2024.

If you are a “street name” stockholder (meaning that your shares are registered in the name of your bank or broker), you will receive instructions from your bank, broker or other nominee describing how to vote your shares.

Whichever method you use, the proxies identified on the proxy will vote the shares of which you are the stockholder of record in accordance with your instructions. If you submit a proxy without giving specific voting instructions, the proxies will vote those shares as recommended by the Board.

Q:	Can I vote my shares by filling out and returning the Notice?

A:	No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by Internet, by mail, or by telephone.

Q:	Can I revoke or change my vote?

A:	You can revoke your proxy or change your vote at any time before it is voted at the Annual Meeting by:

•	Submitting a new proxy with a more recent date than that of the first proxy given by (1) following the telephone voting instructions; (2) following the Internet voting instructions; or (3) completing, signing, dating and returning a new proxy card to us;
•	Giving written notice before the vote to our Secretary, stating that you are revoking your proxy;
•	By voting online or during the annual meeting; or
•	If you wish to revoke your proxy by submitting a later proxy, you should submit the subsequent proxy in the same way you initially submitted it — that is, by telephone, Internet or mail.

Q:	Who will count the votes?

A:	Broadridge Financial Solutions, our independent proxy tabulator, will count the votes. A representative of Broadridge Financial Solutions and the Company’s Vice President and Corporate Controller, will act as inspectors of election for the meeting.

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Q:	Is my vote confidential?

A:	All proxies and all vote tabulations that identify an individual stockholder are confidential. Your vote will not be disclosed, except:

•	To allow Broadridge Financial Solutions to tabulate the vote;
•	To allow the Company’s Vice President and Corporate Controller, and a representative of Broadridge Financial Solutions to certify the results of the vote; and
•	To meet applicable legal requirements.

Q:	What shares are included on my proxy?

A:	Your proxy will represent all shares registered to your account in the same social security number and address, including any full and fractional shares you own under the Omnibus Plan or the Polaris Inc. Employee Stock Purchase Plan, as well as any shares you own through the Polaris Employee Stock Ownership Plan (the ESOP) and the 401(k) Plan.

Q:	What happens if I don’t vote the shares that I own?

A:	For shares registered in your name. If you do not vote shares that are registered in your name by voting online at the Annual Meeting or by proxy through the Internet, telephone or mail as described on the Notice, the Internet voting site or, if you requested printed proxy materials or receive a paper copy of the proxy card, by following the instructions therein, your shares will not be counted in determining the presence of a quorum or in determining the outcome of the vote on the proposals presented at the Annual Meeting.

For shares held in street name. If you hold shares through a broker, you will receive voting instructions from your broker. If you do not submit voting instructions to your broker and your broker does not have discretion to vote your shares on a particular matter, then your shares will not be counted in determining the outcome of the vote on that matter at the Annual Meeting. See effect of “broker non-votes” as described above. Your broker will not have discretion to vote your shares for any matter to be voted upon at the Annual Meeting other than the ratification of the selection of our independent registered public accounting firm. Accordingly, it is important that you provide voting instructions to your broker for the matters to be voted upon at the Annual Meeting.

For shares held in certain employee plans. If you hold shares in the ESOP or the 401(k) Plan and you do not submit your voting instructions by proxy through the mail, telephone or Internet as described on the proxy card, those shares will be voted in the manner described in the following two questions.

Q:	How are common shares in the Polaris Employee Stock Ownership Plan voted?

A:	If you hold shares of common stock through the ESOP, your proxy card will instruct the trustee of the plan how to vote the shares allocated to your plan account. If you do not return your proxy card (or you submit it with an unclear voting designation or with no voting designation at all), then the plan trustee will vote the shares in your account in proportion to the instructions actually received by the trustee from participants who give voting instructions. Votes under the ESOP receive the same confidentiality as all other votes.

Q:	How are common shares in the Polaris 401(k) Retirement Savings Plan voted?

A:	If you hold shares of our common stock through the 401(k) Plan, your proxy card will instruct the trustee of the plan how to vote the shares allocated to your plan account. If you do not return your proxy card (or you submit it with an unclear voting designation or with no voting designation at all), then the plan trustee will vote the shares in your account in proportion to the instructions actually received by the trustee from participants who give voting instructions. Votes under the 401(k) Plan receive the same confidentiality as all other votes.

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Q:	What does it mean if I get more than one Notice or proxy card?

A:	Your shares are probably registered in more than one account. You should provide voting instructions for all Notices and proxy cards you receive.

Q:	How many votes can I cast?

A:	You are entitled to one vote per share on all matters presented at the meeting.

Q:	When are shareholder proposals and nominations due for the 2025 Annual Meeting of Stockholders?

A:	If you want to submit a shareholder proposal or nominee for the 2025 Annual Meeting of Stockholders, you must submit the proposal in writing to our Corporate Secretary, Polaris Inc., 2100 Highway 55, Medina, Minnesota 55340, so it is received by the relevant date set forth under the caption “Submission of Shareholder Proposals and Nominations” on page 100.

Q:	How is this proxy solicitation being conducted?

A:	We engaged Alliance Advisors, LLC to assist in the distribution of proxy materials and the solicitation of votes for a fee of $18,500, plus out-of-pocket expenses. We will pay for the cost of soliciting proxies, and we will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. In addition, some of our employees may solicit proxies. Alliance Advisors, LLC and our employees may solicit proxies in person, by telephone and by mail. Our employees will not receive special compensation for these services, which the employees will perform as part of their regular duties.

Q:	Why is this Annual Meeting only virtual and how do I attend?

A:	We have been hosting virtual annual meetings since 2018, as there are many benefits to a virtual meeting, including expanded access, which we believe improves communication and cost savings for our stockholders and us. We have designed the virtual Annual Meeting to provide substantially the same opportunities to participate as you would have at an in-person meeting. Stockholders will be able to attend and participate online and submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/PII2024. See the question below for further details on how to submit questions. To attend and participate in the Annual Meeting, you will need the 16-digit control number that is printed in the box marked by the arrow on your Notice of Internet Availability of Proxy Materials or proxy card. The Annual Meeting will begin promptly at 9:00 a.m. Central Time. We encourage you to access the Annual Meeting prior to the start time. Online access will begin at 8:45 a.m. Central Time. The Annual Meeting platform is fully supported across browsers (Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Stockholders should ensure that they have a strong internet connection if they intend to attend and/or participate in the Annual Meeting. Attendees should allow plenty of time to log in (at least 15 minutes before the Annual Meeting) and ensure that they can hear streaming audio prior to the start of the Annual Meeting.

Q.	Can I submit questions? If so, how?

A:	Stockholders who wish to submit a question to Polaris for the meeting may do so live during the meeting at www.virtualshareholdermeeting.com/PII2024. If you have questions, you may type them in the dialog box provided at any point during the meeting until the floor is closed to questions. For technical assistance on the day of the Annual Meeting, please call the support line at 800-986-0822 (Toll Free) or 303-562-9302 (International Toll). Questions pertinent to the Annual Meeting that comply with the meeting Rules of Conduct will be answered during the Annual Meeting, subject to time constraints. If we are unable to respond to a stockholder’s properly submitted question due to time constraints, we will respond directly to that stockholder using the contact information provided. Additional information regarding the ability of stockholders to ask questions during the Annual Meeting and related Rules of Conduct will be available at www.virtualshareholdermeeting.com/PII2024.

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Other Matters

The Board is not aware of any matters that are expected to come before the Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.

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Submission of Shareholder Proposals and Nominations

Under the rules of the SEC, if a stockholder wants the Company to include a proposal in our proxy statement and form of proxy for presentation at our 2025 Annual Meeting of Stockholders, the proposal must be submitted in writing and received by our Corporate Secretary at our principal executive offices by November 13, 2024. To be considered for inclusion, the proposal must comply with Rule 14a-8 of the Exchange Act. If a stockholder intends to introduce an item of business or nominate a person as a director at the 2025 Annual Meeting, without including the proposal or nomination in the proxy statement, our Bylaws require that we receive notice of that intention no earlier than December 26, 2024 and no later than January 25, 2025; if however, the date of the 2025 Annual Meeting is more than 30 days before or 60 days after the anniversary date of the Annual Meeting, notice by a shareholder is timely only if so received no less than 90 days before the 2025 Annual Meeting or, if later, within 10 days after the first public announcement of the date of the 2025 Annual Meeting.

A stockholder’s notice to the Company must include the information required by our Bylaws, including, if the item of business does not relate to the nomination of a person to serve as a director, a brief description of the business desired to be brought before the meeting and the reasons for conducting the business at the meeting, any material interest of the stockholder or any associated person of the stockholder in the business desired to be brought before the meeting, the name and address of the stockholder and any associated person of the stockholder as they appear on our books, and specified information regarding the stockholder’s interests in our capital stock. A stockholder’s notice to the Company of the nomination of a person to serve as a director must include, as applicable, similar information as required above, as well as the name of any director nominee, information about the nominee required by SEC rules, and the director nominee’s consent to be named and serve if elected and the information required by Rule 14a-19 under the Exchange Act. Address all stockholder proposals or notices of intention to present proposals at the 2025 Annual Meeting to: Polaris Inc., 2100 Highway 55, Medina, Minnesota 55340; Attention: Corporate Secretary.

Cautionary Note Regarding Forward-Looking Statements

In addition to historical information, this proxy statement contains forward-looking statements that are inherently subject to risks and uncertainties, including but not limited to statements regarding estimates, projections or goals relating to our business plans and objectives, and statements regarding our environmental and other sustainability plans and goals, and the assumptions upon which those statements are based. Forward-looking statements are generally identified by words such as “believe,” “anticipate,” “expect,” “estimate” or words of similar import. Actual results may differ materially from those referred to in the forward-looking statements due to a number of important factors, including, but not limited to, our ability to successfully achieve our environmental and other sustainability goals and targets within the expected timeframe, if at all, and those factors described in our most recently filed Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) and in our subsequent Quarterly Reports on Form 10-Q and other filings we may make with the SEC. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement. We undertake no obligation to revise or update any forward-looking statement, whether because of new information, future events or otherwise, except as may be required by law.

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Additional Information

Householding

We have adopted a procedure approved by the SEC called householding, which allows us to deliver a single set of our Annual Report on Form 10-K, which includes the Annual Report to Stockholders (together, the Annual Report), Proxy Statement or Notice to stockholders who do not participate in electronic delivery and have the same last name and address. This process helps eliminate duplicate mailings and reduces our printing and mailing costs.

Your household may have received a single set of our Annual Report and Proxy Statement; if you would like another set, please call toll-free (866) 540-7095 or write to Broadridge Financial Solutions, Householding Department, 51 Mercedes Way, Edgewood, NY 11717.

Annual Reports

Our Annual Report is available on our website at www.polaris.com in the “Investors” section. You may also request a free copy of our Annual Report and Proxy Statement by writing to the Corporate Secretary, Polaris Inc., 2100 Highway 55, Medina, MN 55340, or by calling (763) 542-0500.

By Order of the Board of Directors

Lucy Clark Dougherty

Senior Vice President, General Counsel, and Secretary

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Appendix A

Non-GAAP Reconciliation of Results

(In Millions, Except Per Share Data), (Unaudited)

	Twelve months ended December 31,
	2023	2022
Gross profit	$1,959.9	$1,959.5
Restructuring & realignment(3)	3.0	0.2
Adjusted gross profit	1,962.9	1,959.7
Income from continuing operations before income taxes	620.4	761.4
Distributions from other affiliates(1)	(1.4)	(0.7)
Acquisition-related costs(2)	1.3	—
Restructuring & realignment(3)	8.2	6.2
Intangible amortization(4)	17.7	18.8
Class action litigation expenses(5)	8.5	4.5
Adjusted income from continuing operations before income taxes	654.7	790.2
Net income from continuing operations attributable to Polaris Inc.	502.8	602.9
Distributions from other affiliates(1)	(1.4)	(0.7)
Acquisition-related costs(2)	1.0	—
Restructuring & realignment(3)	6.3	4.7
Intangible amortization(4)	13.5	14.3
Class action litigation expenses(5)	6.4	3.6
Adjusted net income from continuing operations attributable to Polaris Inc.(6)	528.6	624.8
Diluted EPS from continuing operations attributable to Polaris Inc.	$8.71	$10.04
Distributions from other affiliates(1)	(0.02)	(0.01)
Acquisition-related costs(2)	0.02	—
Restructuring & realignment(3)	0.11	0.08
Intangible amortization(4)	0.23	0.24
Class action litigation expenses(5)	0.11	0.05
Adjusted EPS from continuing operations attributable to Polaris Inc.(6)	$9.16	$10.40
Sales	$8,934.4	$8,589.0

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	Twelve months ended December 31,
	2023	2022
Net income from continuing operations	502.7	603.4
Provision for income taxes	117.7	158.0
Interest expense	125.0	71.7
Depreciation	241.2	214.0
Intangible amortization(4)	17.7	18.8
Distributions from other affiliates(1)	(1.4)	(0.7)
Acquisition-related costs(2)	1.3	—
Restructuring & realignment(3)	8.2	6.2
Class action litigation expenses(5)	8.5	4.5
Adjusted EBITDA	$1,020.9	$1,075.9
Adjusted EBITDA Margin	11.4%	12.5%

(1)	Represents distributions received related to an impaired investment held by the Company
(2)	Represents adjustments for integration and acquisition-related expenses
(3)	Represents adjustments for corporate restructuring, network realignment costs, and supply chain transformation costs
(4)	Represents amortization expense for acquisition-related intangible assets
(5)	Represents adjustments for class action litigation-related expenses
(6)	The Company used its estimated statutory tax rate of 23.8% for the non-GAAP adjustments in 2023 and 2022, except for non-deductible items

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Appendix B

Polaris Inc. 2024 Omnibus Incentive Plan

Article 1   Establishment, Purpose, and Duration

1.1

Establishment. Polaris Inc. (hereinafter referred to as the “Company”) has established this incentive compensation plan to be known as the Polaris Inc. 2024 Omnibus Incentive Plan, as may be amended or amended and restated from time to time (the “Plan”).

This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Cash Incentive Awards and Other Stock-Based Awards.

The Board of Directors approved this Plan on February 21, 2024, subject to the approval of the Company’s stockholders, in which case the Plan will be effective as of the date on which the Plan is approved by the Company’s stockholders (the “Effective Date”). If the Company’s stockholders fail to so approve the Plan, the Polaris Inc. 2007 Omnibus Incentive Plan (as amended and restated April 30, 2020) will remain in full force and effect pursuant to its terms.

1.2	Purpose of This Plan. The purpose of this Plan is to provide a means through which the Company may provide Employees, Nonemployee Directors, and Third-Party Service Providers of the Company and its Affiliates and Subsidiaries with Awards intended to serve as incentives and rewards for service and/or performance.

1.3	Duration of This Plan. Unless this Plan is sooner terminated as provided herein, grants may no longer be made under this Plan on or after the tenth anniversary of the Effective Date. After the term of this Plan so ends, no Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions. For clarification purposes, the terms and conditions of the Plan shall not apply to or otherwise impact previously granted and outstanding awards under the Prior Plans, as applicable (except for purposes of providing for Shares under such awards to be added to the aggregate number of Shares available under Article 4 of this Plan pursuant to the Share counting rules of this Plan).

Article 2   Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1	“Affiliate” means any corporation or other entity that is a Subsidiary or Parent of the Company.

2.2	“Award” means a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Cash Incentive Awards or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.3	“Award Agreement” means: (a) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan; (b) a written statement issued by the Company to a Participant describing the terms and provisions of such Award, including, in each case, any amendment or modification thereof; or (c) any other agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions applicable to an Award granted under this Plan. The Committee may provide for the use of electronic, internet or other nonpaper Award Agreements, and the use of electronic, internet or other nonpaper means for the acceptance thereof and actions thereunder by a Participant. An Award Agreement may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.

2.4	“Board” or “Board of Directors” means the Board of Directors of the Company.

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2.5	“Cash Incentive Award” means a cash award granted pursuant to Article 9 of this Plan.

2.6	“Cause” means, regarding a Participant, and unless otherwise determined by the Committee: (a) what such term is expressly defined to mean in a then-effective written agreement (including an Award Agreement) between such Participant and the Company or any Affiliate; or (b) in the absence of any such then-effective agreement or definition, (i) the Participant’s material breach of any employment, confidentiality, nonsolicitation, noncompetition, invention assignment or other agreement with the Company or any Affiliate, (ii) an act or acts of dishonesty undertaken by the Participant resulting in gain or personal enrichment of the Participant at the expense of the Company or any Affiliate, (iii) persistent failure by the Participant to perform the duties associated with the Participant’s employment or status as a Nonemployee Director or Third-Party Service Provider, as applicable, (iv) any failure by the Participant to materially conform to the Company’s business conduct or ethics code, or (v) the indictment or conviction of the Participant for a felony.

2.7	“Change in Control” means, unless otherwise provided by the Committee in an Award Agreement, any of the following after the Effective Date:

(a)	Individuals who are Incumbent Directors cease for any reason to constitute a majority of the members of the Board; or

(b)	The acquisition in one or more transactions, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of the combined voting power of the Company’s Voting Securities then outstanding, unless such acquisition has been designated by the Incumbent Directors as an acquisition not constituting a Change in Control for purposes hereof; or

(c)	The consummation of a Corporate Transaction unless, immediately following such Corporate Transaction, all or substantially all of the persons who were the beneficial owners of the Company’s Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding Voting Securities of the surviving or acquiring entity (or its Parent) resulting from such Corporate Transaction in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Company’s Voting Securities.

Notwithstanding the foregoing, to the extent that any Award constitutes a deferral of compensation subject to Code Section 409A, and if that Award provides for a change in the time or form of payment upon a Change in Control, then no Change in Control shall be deemed to have occurred upon an event described in Section 2.7 unless the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Code Section 409A. For the avoidance of doubt, the preceding sentence shall apply only to the extent necessary to establish a time and form of payment that complies with Section 409A of the Code and shall not alter the definition of Change in Control for any purpose in respect of such Award if such alteration is not needed to comply with Section 409A of the Code.

2.8	“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.9	“Committee” means the Compensation Committee of the Board (or its successor(s)) or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board.

2.10	“Company” means Polaris Inc., a Delaware corporation, and any successor thereto as provided in Article 18 herein.

2.11	“Corporate Transaction” means any of the following: (a) a reorganization, merger, consolidation or statutory share exchange involving the Company; or (b) a sale or other disposition, in one or a series of transactions, of all or substantially all of the assets of the Company (or the purchase or other acquisition, in one or a series of transactions, of assets of another corporation or entity).

2.12	“Director” means any individual who is a member of the Board.

2.13	“Employee” means any individual designated as an employee of the Company or any Affiliate on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company or an Affiliate as an independent contractor, a consultant, or an employee of an employment, consulting, or temporary agency or any other entity other than the Company or an Affiliate, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as, a common-law employee of the Company or an Affiliate during such period.

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2.14	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto, plus the rules and regulations thereunder, as amended from time to time.

2.15	“Fair Market Value” or “FMV” means the fair market value of a Share determined as follows: (a) if the Shares are readily tradable on an established securities market (as determined under Code Section 409A), then Fair Market Value will be the closing sale price for a Share on the principal securities market on which it trades on the date for which it is being determined, or if no sale of Shares occurred on that date, on the immediately preceding date on which a sale of Shares occurred, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or (b) if the Shares are not then readily tradable on an established securities market (as determined under Code Section 409A), then Fair Market Value will be determined by the Committee as the result of a reasonable application of a reasonable valuation method that satisfies the requirements of Code Section 409A.

2.16	“Full-Value Award” means an Award other than in the form of an Option or SAR.

2.17	“Grant Date” means the date on which the Committee (or any proper delegate) approves the grant of an Award under the Plan, or such later date as may be provided for by the Committee (or any proper delegate) on the date the Committee (or any proper delegate) approves the Award.

2.18	“Grant Price” means the per share price established at the time of grant of an SAR that is used to determine the amount of any payment due upon exercise of the SAR.

2.19	“Incentive Stock Option” or “ISO” means an Option that is designated as an Incentive Stock Option and that meets the requirements of Code Section 422, or any successor provision.

2.20	“Incumbent Director” means an individual who (a) is, as of the Effective Date, a Director, or (b) is elected as a Director subsequent to the Effective Date and whose initial election, or nomination for initial election by the Company’s stockholders, was approved by at least a majority of the then Incumbent Directors (either by specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director, without objection to such nomination).

2.21	“Insider” shall mean an individual who is, on the relevant date, an officer (as defined in Exchange Act Rule 16a-1(f)) or Director of the Company, or a more than ten percent (10%) beneficial owner (within the meaning of Exchange Act Rule 13d-3) of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act.

2.22	“Nonemployee Director” means a Director who is not an Employee.

2.23	“Nonqualified Stock Option” or “NQSO” means an Option that is not an Incentive Stock Option.

2.24	“Option” means a right granted under the Plan to purchase a specified number of Shares at a specified price per Share, as described in Article 6.

2.25	“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.26	“Other Stock-Based Award” means an Award of the type described in Section 9.1.

2.27	“Parent” means a “parent corporation” as defined in Code Section 424(e).

2.28	“Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

2.29	“Performance Period” means the period of time during which the performance goals are to be achieved in order to determine the amount payable to, and/or the vested interest of, a Participant with respect to a performance-based Award

2.30	“Period of Restriction” means the period when Restricted Stock or Restricted Stock Units (or Other Stock-Based Awards, as applicable) are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8 or Article 9.

2.31	“Prior Plans” means the Polaris Inc. 1995 Stock Option Plan, 1999 Broad-Based Stock Option Plan, Restricted Stock Plan, 2003 Nonemployee Director Stock Option Plan, and 2007 Omnibus Incentive Plan, in each case as may be (or may have been) amended or amended and restated from time to time.

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2.32	“Restricted Stock” means Shares issued to a Participant that are subject to such restrictions on transfer, forfeiture conditions and other restrictions or limitations as may be set forth in the Plan and the applicable Award Agreement, as described in Article 8.

2.33	“Restricted Stock Unit” means a right granted under the Plan to receive, in cash and/or Shares as determined by the Committee, the fair market value of a Share, subject to such restrictions on transfer, forfeiture conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement, as described in Article 8.

2.34	“Share” means a share of common stock of the Company, par value $.01 per share, or any security into which such common stock may be changed by reason of any transaction or event of the type referred to in Section 4.6 of this Plan.

2.35	“Stock Appreciation Right” or “SAR” means a right granted under the Plan to receive, in cash and/or Shares as determined by the Committee, an amount equal to the appreciation in value of a specified number of Shares between the Grant Date of the SAR and its exercise date, as described in Article 7.

2.36	“Subsidiary” means a “subsidiary corporation,” as defined in Code Section 424(f), of the Company.

2.37	“Substitute Award” means an Award granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

2.38	“Third-Party Service Provider” means any consultant, agent, advisor, independent contractor, or other service provider who is a natural person and who renders services to the Company or an Affiliate that: (a) are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction; and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

2.39	“Voting Securities” of an entity are the outstanding securities entitled to vote generally in the election of directors (or comparable equity interests of such entity).

Article 3   Administration

3.1	General. The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan; provided, however, that, at the discretion of the Board, this Plan may be administered by the Board, including with respect to the administration of any responsibilities and duties held by the Committee hereunder. The interpretation and construction by the Committee of any provision of this Plan or of any Award Agreement (or related documents) and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee will be liable for any such action or determination made in good faith. In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in this Plan, and no authorization in any Plan section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Committee.

3.2	Authority of the Committee. The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of this Plan and any Award Agreement or other agreement or document ancillary to or in connection with this Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering this Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to: (a) selecting Award recipients; (b) establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements; (c) granting Awards as an alternative to or as the form of payment for grants or rights earned or due under compensation plans or arrangements of the Company; (d) construing any ambiguous provision of the Plan or any Award Agreement; and (e) subject to Article 15, cancelling or suspending an Award or the exercisability of an Award, accelerating the vesting or extending the exercise period of an Award, or otherwise adopting modifications and amendments to this Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company or its Affiliates operate.

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3.3	Delegation. To the extent not inconsistent with applicable law or stock exchange rules, the Committee may delegate all or any portion of its authority under the Plan to one or more of its members or, with respect to Awards to Employees who are not Insiders, to one or more executive officers of the Company. The Committee may also delegate to one or more Employees, agents or advisors such nondiscretionary administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. Any delegation of authority by the Committee to an executive officer to approve Awards to Employees who are not Insiders shall be by resolution authorizing the executive officer to: (a) designate such Employees to be recipients of Awards; and (b) determine the number of Shares or amount of cash subject to any such Awards; provided, however, (c) the resolution providing such authorization sets forth the total number of Shares and/or amount of cash subject to Awards that such executive officer(s) may grant; and (d) the executive officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated. In the event of any delegation of authority under this Section 3.3, or exercise of authority by the Board, references in the Plan to the Committee shall be deemed to refer, as applicable, to the delegate of the Committee or to the Board.

Article 4   Shares Subject to This Plan; Maximum Awards

4.1	Number of Shares Available for Awards. Subject to adjustment as provided in this Article 4, the number of Shares that may be the subject of Awards or dividend equivalents and issued under the Plan (the “Share Authorization”) will not exceed in the aggregate (a) 4,325,000 Shares, plus (b) the total number of Shares remaining available for future grant under the Polaris Inc. 2007 Omnibus Incentive Plan (including as amended and restated as of April 30, 2020) (the “2007 Amended and Restated Plan”) as of the Effective Date, plus (c) the Shares that are added (or added back, as applicable) to such Share pool pursuant to the Share counting rules of this Plan. No further awards shall be made under the terms of any of the Prior Plans (including the 2007 Amended and Restated Plan) after this Plan becomes effective. Shares issued under the Plan shall come from authorized and unissued Shares, or treasury shares (or a combination thereof). In determining the number of Shares to be counted against this Share Authorization in connection with any Award, the following rules shall apply:

	(a)	Shares that are subject to Awards of Options or Stock Appreciation Rights and counted against the Share Authorization shall be counted against the Share Authorization on a one-for-one basis.

	(b)	Shares that are subject to Full-Value Awards and counted against the Share Authorization shall be counted against the Share Authorization on a three-for-one basis.

	(c)	Where the number of Shares subject to an Award is variable on the Grant Date, the number of Shares to be counted against the Share Authorization shall be the maximum number of Shares that could be received under that particular Award, until such time as it has been determined that only a lesser number of shares could be received.

	(d)	Where two or more types of Awards are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of Shares cancels at least an equal number of Shares of the other, the number of Shares to be counted against the Share Authorization shall be the larger number of Shares that would be counted against the share reserve under either of the Awards.

	(e)	Substitute Awards shall not be counted against (or be added back to) the Share Authorization, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year.

4.2	Effect of Forfeitures and Other Actions. Any Shares subject to an Award, or to an award granted under the Prior Plans that was outstanding on the date this Plan initially became effective (a “Prior Plan Award”), that is forfeited, cancelled or expires or is settled or exchanged for cash or is unearned in whole or in part shall, to the extent of such forfeiture, cancellation, expiration, settlement, exchange or unearned amount, become available for Awards under this Plan, and the Share Authorization under Section 4.1 shall be correspondingly increased as provided in Section 4.3 below. The following Shares shall not, however, so become available for Awards or increase the Share Authorization under Section 4.1: (a) Shares tendered by the Participant or withheld by the Company (or otherwise used) in payment of the purchase price of a stock option issued under this Plan or any Prior Plan; (b) Shares tendered by the Participant or withheld by the Company (or otherwise used) to satisfy tax withholding with respect to an Award or Prior Plan Award; (c) Shares repurchased by the Company with proceeds received from the exercise of an option issued under this Plan or any Prior Plan; and (d) Shares subject to a stock appreciation right issued under this Plan or any Prior Plan that are not issued in connection with the stock settlement of that stock appreciation right upon its exercise. Further, if under this Plan a Participant has elected to give up the right to receive compensation in exchange for Shares based on fair market value, such Shares will not count against the Share Authorization under Section 4.1.

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4.3	Counting Shares Again Available. Each Share that becomes available for Awards as provided in Section 4.2 shall increase the Share Authorization under Section 4.1, with such increase based on the same share ratio by which the Share Authorization (or the share authorization under an applicable Prior Plan) was decreased upon the grant of the applicable Award or award.

4.4	Effect of Plans Operated by Acquired Companies. If a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan. Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Nonemployee Directors prior to such acquisition or combination.

4.5	Award Limit. The maximum number of Shares of the Share Authorization that may be issued or transferred pursuant to ISOs under this Plan shall be 4,325,000, subject to adjustment as provided in Section 4.6.

4.6	Adjustments for Changes in Capitalization. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718 — Stock Compensation) that causes the per share value of Shares to change, such as a stock dividend, combination of shares, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, then the Committee shall make or provide for such adjustments as it, in its sole discretion exercised in good faith, deems equitably required and appropriate (a) the aggregate number and kind of Shares or other securities issued or reserved for issuance under the Plan, (b) the number and kind of Shares or other securities subject to outstanding Awards, (c) the Option Price of outstanding Options, (d) the Grant Price of outstanding SARs, (e) any maximum limitations prescribed by the Plan with respect to certain types of Awards or the grants to individuals of certain types of Awards, or (f) in any other Award terms. In the event of any other change in corporate capitalization, or a merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation of the Company, or other distribution of assets, issuance of rights or warrants to purchase securities, or any other corporate transaction or event having an effect similar to any of the foregoing (including events described in the first sentence of this Section 4.6), such equitable adjustments described in the foregoing sentence shall be made as determined to be equitably required and appropriate by the Committee to prevent dilution or enlargement of rights of Participants. Moreover, in the event of any such transactions or events (or in the event of a Change in Control), the Committee may provide in substitution for any or all outstanding Awards such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all Awards so replaced in a manner that complies with Section 409A of the Code. In all such cases, any such adjustment shall be conclusive and binding for all purposes of the Plan. No such adjustment shall be made pursuant to this Section 4.6 in connection with the conversion of any convertible securities of the Company, or in a manner that would cause Incentive Stock Options to violate Section 422(b) of the Code or cause an Award to be subject to adverse tax consequences under Section 409A of the Code.

The Committee may also make appropriate adjustments in, or modify, the terms of any Awards under this Plan in connection with, or in anticipation of, any of the foregoing corporate events or transactions, including adjustments and/or modifications of performance goals, changes in the length of Performance Periods and changes in the expiration dates of Options or SARs. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

Article 5   Eligibility and Participation

5.1	Eligibility. Individuals eligible to participate in this Plan include all Employees, Directors (including Nonemployee Directors) and Third-Party Service Providers.

5.2	Actual Participation. Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award.

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Article 6   Stock Options

6.1	Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time, as shall be determined by the Committee, in its sole discretion, provided that ISOs may be granted only to eligible Employees of the Company or of any Affiliate of the Company in accordance with Section 3401(c) of the Code.

6.2	Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares with respect to which the Option is exercisable, the conditions upon which the Option shall become vested and/or exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.

6.3	Option Price. The Option Price for each Option shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price must be at least equal to one hundred percent (100%) of the FMV of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A and, the case of ISOs, Code Section 424).

6.4	Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine, as specified in the Award Agreement; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary of its Grant Date.

6.5	Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

6.6	Payment. Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The aggregate Option Price in connection with any Option exercise shall be payable to the Company, in full as determined by the Committee in its discretion, in the manner set forth in the Award Agreement, which shall be one or more of the following: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate fair market value at the time of exercise equal to the aggregate Option Price; (c) by a cashless (broker-assisted) exercise; (d) by the withholding of a number of Shares otherwise issuable upon exercise of the Option having a fair market value on the date of exercise equal to the aggregate Option Price; (e) any other method approved or accepted by the Committee in its sole discretion; or (f) by a combination of (a), (b), (c), (d), and/or (e). Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid or valued in United States dollars.

6.7	Termination of Employment. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or service on the Board or to the Company or its Affiliates, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

6.8	Notification of Disqualifying Disposition. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

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Article 7   Stock Appreciation Rights

7.1	Grant of SARs. Subject to the terms and conditions of this Plan, SARs may be granted to Participants at any time and from time to time in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion.

The Grant Price for each grant of an SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, the Grant Price must be at least equal to one hundred percent (100%) of the FMV of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A).

7.2	Award Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

7.3	Term of SAR. The term of an SAR granted under this Plan shall be determined by the Committee, as specified in the Award Agreement; provided, however, that no SAR shall be exercisable later than the tenth (10th) anniversary of its Grant Date.

7.4	Exercise of SARs. SARs granted under this Article 7 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

7.5	Settlement of SAR Amount. Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(b)	The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

7.6	Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment or service on the Board or to the Company or its Affiliates, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

Article 8   Restricted Stock and Restricted Stock Units

8.1	Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of this Plan, Restricted Stock and/or Restricted Stock Units may be granted to Participants in such amounts and upon such terms as shall be determined by the Committee in its sole discretion.

8.2	Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

8.3	Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable, including a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, service-based vesting conditions, restrictions on vesting and transferability based upon the achievement of specific performance goals, service-based restrictions on vesting following the attainment of the performance goals and/or time-based restrictions.

To the extent deemed appropriate by the Committee, the Company may retain the certificates, if any, representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse. The Company may place on any certificate, if any, representing Shares issued to a Participant pursuant to this Section 8.3 any such legend(s) as the Company or the Committee may deem appropriate.

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Except as otherwise provided in this Article 8 or in the applicable Award Agreement, after all conditions and restrictions applicable to Shares of Restricted Stock or to Restricted Stock Units have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), vested Shares shall be made available to the Participant with respect to a Restricted Stock Award or the Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee in its sole discretion shall determine. Any such Shares may, however, continue to be subject to certain restrictions as provided in Section 10.2.

8.4	Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.3, each certificate, if any, representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Polaris Inc. 2024 Omnibus Incentive Plan, as amended or amended and restated, and in the associated Award Agreement. A copy of the plan and such Award Agreement may be obtained from Polaris Inc.

8.5	Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, Participants holding Shares of Restricted Stock granted hereunder shall have the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

8.6	Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment or service on the Board or to the Company or its Affiliates, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

8.7	Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Code Section 83(b). If a Participant makes an election pursuant to Code Section 83(b) concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

Article 9   Other Stock-Based Awards; Cash Incentive Awards

9.1	Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Other Stock-Based Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares, and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

9.2	Value of Other Stock-Based Awards. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion for such Other Stock-Based Awards. If the Committee exercises its discretion to establish performance goals, the number and/or value of Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met, subject to the terms and conditions of the Plan. The Committee will otherwise determine the terms and conditions of such Other Stock-Based Awards in accordance with this Plan, and each Other Stock-Based Award shall be evidenced by an Award Agreement.

9.3	Cash Incentive Awards. In accordance with this Plan, the Committee may grant Cash Incentive Awards in such amounts and subject to such terms and conditions as the Committee shall determine. Such Cash Incentive Awards will specify the amount payable to which it pertains, which amount may be subject to adjustment to reflect changes in compensation or other factors, and the Performance Period with respect to each Cash Incentive Award will be such period of time as will be determined by the Committee. Each Cash Incentive Award shall be evidenced by an Award Agreement.

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9.4	Termination of Employment. The Committee shall determine the extent to which the Participant shall be entitled to the vesting, payment or settlement of Other Stock-Based Awards or Cash Incentive Award following termination of the Participant’s employment or service on the Board or to the Company or its Affiliates, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an agreement entered into with each Participant, but need not be uniform among all Awards of Other Stock-Based Awards and/or Cash Incentive Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

Article 10   General Terms of Awards

10.1	Dividends and Dividend Equivalents. No dividends, dividend equivalents or distributions will be paid with respect to Shares subject to an Option or SAR Award. Any dividends or distributions payable with respect to Shares that are subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions and risk of forfeiture as the Shares to which such dividends or distributions relate. In its discretion, the Committee may provide in an Award Agreement for a Restricted Stock Unit Award or an Other Stock-Based Award that the Participant will be entitled to receive dividend equivalents, based on dividends actually declared and paid on outstanding Shares, on the units or other Share equivalents subject to the Restricted Stock Unit Award or Other Stock-Based Award, and such dividend equivalents will be subject to the same restrictions and risk of forfeiture as the units or other Share equivalents to which such dividend equivalents relate. The additional terms of any such dividend equivalents will be as set forth in the applicable Award Agreement, including the time and form of payment and whether such dividend equivalents will be credited with interest or deemed to be reinvested in additional units or Share equivalents. Any Shares issued or issuable during the term of this Plan as the result of the reinvestment of dividends or the deemed reinvestment of dividend equivalents in connection with an Award or a Prior Plan Award shall be counted against, and replenish upon any subsequent forfeiture, the Plan’s Share Authorization as provided in Article 4.

10.2	Restrictions on Shares. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option or SAR, or upon the vesting or payout of a Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award, as it may deem advisable, including minimum holding period requirements, restrictions under applicable federal securities laws or under the requirements of any stock exchange upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

10.3	Leave of Absence and Change in Status. Except as otherwise provided in this Plan or an Award Agreement, employment of, or provision of services to, the Company or any Affiliate will not be deemed terminated in the case of (a) any approved leave of absence, (b) transfers among the Company and any Affiliates in any capacity of Employee, Director or Third-Party Service Provider, or (c) any change in status so long as the individual remains in the employment or service of the Company or any Affiliate. For purposes of continued employment by a Participant who has been granted an ISO, no approved leave of absence may exceed three months unless reemployment upon expiration of such leave is provided by statute or contract. If reemployment is not so provided, then on the date six months following the first day of such leave, any ISO held by the Participant shall cease to be treated as an ISO and shall be treated for tax purposes as a NQSO.

10.4	Performance-Based Awards. Any Award may be granted as a performance-based Award if the Committee establishes one or more measures of corporate, business unit or individual performance which must be attained, and the Performance Period over which the specified performance is to be attained, as a condition to the vesting, exercisability, lapse of restrictions, retention and/or settlement in cash or Shares of such Award. In connection with any such Award, the Committee shall determine the extent to which performance measures have been attained and other applicable terms and conditions have been satisfied, and the degree to which vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award has been earned. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the applicable performance measures unsuitable, the Committee may in its discretion modify such performance measures or the goals or actual levels of achievement regarding the performance measures, in whole or in part, as the Committee deems appropriate and equitable.

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10.5	Minimum Vesting Requirements. Awards that vest based solely on the satisfaction by the Participant of service-based vesting conditions shall be subject to a vesting period of not less than one year from the applicable Grant Date, and Awards whose vesting is subject to the satisfaction of performance goals over a Performance Period shall be subject to a Performance Period of not less than one year. Notwithstanding the foregoing, the foregoing minimum vesting and performance period requirements will not apply to (a) cash-settled Awards, (b) Shares delivered in lieu of fully-vested cash obligations, (c) a Substitute Award that does not reduce the vesting or performance period of the award being assumed or replaced, and (d) Awards involving an aggregate number of Shares not in excess of 5% of the maximum Share Authorization determinable under Section 4.1, as may be adjusted under Section 4.6. Notwithstanding anything in this Plan to the contrary, nothing in this Section 10.5 or otherwise in this Plan shall preclude the Committee, in is sole discretion, from (x) providing for continued vesting or accelerated vesting for any Award under the Plan upon certain events, including in connection with or following a Participant’s death, disability, or termination of employment or service or a Change in Control or Corporate Transaction, or (y) exercising its authority under Article 3 at any time following the grant of an Award.

10.6	Deferrals of Awards. The Committee may, in its discretion, permit or require the deferral by a Participant of the issuance of Shares or payment of cash in settlement of any Full-Value Award, subject to such terms, conditions, rules and procedures as it may establish or prescribe for such purpose and with the intention of complying with the applicable requirements of Code Section 409A. The terms, conditions, rules and procedures for any such deferral shall be set forth in writing in the relevant Award Agreement or in such other agreement, plan or document as the Committee may determine, or some combination of such documents. The terms, conditions, rules and procedures for any such deferral shall address, to the extent relevant, matters such as: (a) the amount of compensation that may or must be deferred (or the method for calculating the amount); (b) the permissible time(s) and form(s) of payment of deferred amounts; (c) the terms and conditions of any deferral elections by a Participant or of any deferral required by the Company; and (d) the crediting of interest or dividend equivalents on deferred amounts.

Article 11   Change in Control

11.1	Corporate Transactions. Unless otherwise provided in an Award Agreement, the following provisions shall apply to each outstanding Award in the event of a Change in Control that involves a Corporate Transaction.

(a)	Continuation, Assumption or Replacement of Awards. In the event of a Corporate Transaction, then the surviving or successor entity (or its Parent) may continue, assume or replace an Award outstanding as of the date of the Corporate Transaction (with such adjustments as may be required or permitted by Article 4), and such Award or replacement therefor shall remain outstanding and be governed by its respective terms, subject to Section 11.1(d) below. A surviving or successor entity may elect to continue, assume or replace only some Awards or portions of Awards. For purposes of this Section 11.1(a), an Award shall be considered assumed or replaced if, in connection with the Corporate Transaction and in a manner consistent with Code Sections 409A and 424, either (i) the contractual obligations represented by the Award are expressly assumed by the surviving or successor entity (or its Parent) with appropriate adjustments to the number and type of securities subject to the Award and the Option Price or Grant Price, as applicable, thereof (plus any other Award terms) that preserves the intrinsic value of the Award existing at the time of the Corporate Transaction, or (ii) the Participant has received a comparable equity-based award (or cash-based award, in the case of a Cash Incentive Award) that preserves the intrinsic value of the Award existing at the time of the Corporate Transaction and contains terms and conditions that are substantially similar to (or no less favorable to the Participant than) those of the Award.

(b)	Acceleration. If and to the extent that an outstanding Award under the Plan is not continued, assumed or replaced in connection with a Corporate Transaction, then (i) such Award, to the extent an outstanding Option or SAR Award, shall become fully vested and exercisable for such period of time prior to the effective time of the Corporate Transaction as is deemed fair and equitable by the Committee, and shall terminate at the effective time of the Corporate Transaction, (ii) such Award, to the extent an outstanding Full-Value Award, shall fully vest immediately prior to the effective time of the Corporate Transaction, and/or (iii) to the extent vesting of the Award is subject to satisfaction of specified performance measures/goals, such Award shall be deemed “fully vested” for purposes of this Section 11.1(b) as if the performance have been satisfied at the target level of performance. The Committee shall provide written notice of the period of accelerated exercisability of Options and SARs to all affected Participants. The accelerated exercisability of any Option or SAR pursuant to this Section 11.1(b) and the exercise of any Option or SAR whose exercisability is so accelerated shall be conditioned upon the consummation of the Corporate Transaction, and any such exercise shall be effective only immediately before such consummation.

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(c)	Payment for Awards. If and to the extent that outstanding Awards under the Plan are not continued, assumed or replaced in connection with a Corporate Transaction, then the Committee may provide that some or all of such outstanding Awards shall be cancelled at or immediately prior to the effective time of the Corporate Transaction in exchange for payments to the holders as provided in this Section 11.1(c). The Committee will not be required to treat all Awards similarly for purposes of this Section 11.1(c). The payment for any Award cancelled shall be in an amount equal to the difference, if any, between (i) the fair market value (as determined in good faith by the Committee) of the consideration that would otherwise be received in the Corporate Transaction for the number of Shares subject to the Award, and (ii) the aggregate Option Price or Grant Price, as applicable (if any) for the Shares subject to such Award (or the cash value of a Cash Incentive Award, as applicable). If the amount determined pursuant to clause (i) of the preceding sentence is less than or equal to the amount determined pursuant to clause (ii) of the preceding sentence with respect to any Options or SARs Award, such Award may be cancelled pursuant to this Section 11.1(c) without payment of any kind to the affected Participant. With respect to an Award whose vesting is subject to the satisfaction of specified performance goals, the number of Shares subject to such an Award for purposes of this Section 11.1(c) shall be the number of Shares as to which the Award would have been deemed “fully vested” for purposes of Section 11.1(b) (and the cash value for such an Award for purposes of this Section 11.1(c), if a Cash Incentive Award, shall be the cash to be earned if the Award were “fully vested” for purposes of Section 11.1(b)). Payment of any amount under this Section 11.1(c) shall be made in such form, on such terms and subject to such conditions as the Committee determines in its discretion, which may or may not be the same as the form, terms and conditions applicable to payments to the Company’s stockholders in connection with the Corporate Transaction, and may, in the Committee’s discretion, include subjecting such payments to vesting conditions comparable to those of the Award cancelled, subjecting such payments to escrow or holdback terms comparable to those imposed upon the Company’s stockholders under the Corporate Transaction, or calculating and paying the present value of payments that would otherwise be subject to escrow or holdback terms.

(d)	Termination After a Corporate Transaction. If and to the extent that Awards are continued, assumed or replaced under the circumstances described in Section 11.1(a), and if within one year after the Corporate Transaction a Participant experiences an involuntary termination of employment or provision of services as a Director or Third-Party Service Provider for reasons other than Cause, then (i) outstanding options and stock appreciation rights issued to the Participant that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable for one year following the Participant’s termination of employment or service, and (ii) any other full-value awards that are not yet fully vested shall immediately vest in full (with vesting in full for a performance-based award determined as provided in Section 11.1(b)).

11.2	Other Change in Control. In the event of a Change in Control that does not involve a Corporate Transaction, the Committee may, in its discretion, take such action as it deems appropriate with respect to outstanding Awards, which may include: (a) providing for the cancellation of any Award in exchange for payments in a manner similar to that provided in Section 11.1(c); or (b) making such adjustments to the Awards then outstanding as the Committee deems appropriate to reflect such Change in Control, which may include the acceleration of vesting in full or in part. The Committee will not be required to treat all Awards similarly in such circumstances, and may include such further provisions and limitations in any Award Agreement as it may deem equitable and in the best interests of the Company.

11.3	Dissolution or Liquidation. Unless otherwise provided in an Award Agreement, in the event the stockholders of the Company approve the complete dissolution or liquidation of the Company, all outstanding Awards shall vest and become fully exercisable, and will terminate immediately prior to the consummation of any such proposed action. The Committee will notify each Participant as soon as practicable of such accelerated vesting and exercisability and pending termination.

Article 12   Transferability of Awards

12.1	Transferability. Except as provided in Section 12.2 below, during a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant. Awards shall not be transferable other than by will or the laws of descent and distribution, and shall not be transferable for value; no Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind; and any purported transfer in violation hereof shall be null and void.

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12.2	Committee Action. The Committee may, in its discretion, determine that notwithstanding Section 12.1, any or all Awards (other than ISOs) may be transferable by gift to any “family member” (as defined in General Instruction A(5) to Form S-8 under the Securities Act of 1933, as amended). Any Award held by a transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof. For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death or termination of employment of a Participant, the references to “Participant” shall mean the original grantee of an Award and not any transferee.

12.3	Domestic Relations Orders. Without limiting the generality of Section 12.1, and notwithstanding Section 12.2, unless otherwise determined by the Committee (but subject to Section 19.14 and Section 409A of the Code), no domestic relations order purporting to authorize a transfer of an Award shall be recognized as valid.

Article 13   Beneficiary Designation

Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid or exercised by the Participant’s executor, administrator, or legal representative.

Article 14   Rights of Participants

14.1	Employment. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or its Affiliates to terminate any Participant’s employment or service on the Board or to the Company or its Affiliates at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a Director or Third-Party Service Provider for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or its Affiliates and, accordingly, subject to Articles 3 and 15, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company or its Affiliates.

14.2	Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

14.3	Rights as a Stockholder. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 15   Amendment, Modification, Suspension, and Termination

15.1	Amendment, Modification, Suspension, and Termination. Subject to Section 15.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan and any Award or Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company’s stockholders and except as provided in Section 4.6, no Option or SAR may be (a) amended to decrease the Option Price or Grant Price, as applicable, thereof, (b) cancelled in exchange for the grant of any new Option or SAR with a lower exercise price, (c) cancelled in exchange for cash, other property or the grant of any new Full-Value Award at a time when the Option Price of the Option or the Grant Price of the SAR is greater than the current Fair Market Value of a Share, or (d) otherwise subject to any action that would be treated under accounting rules as a “repricing” of such Option or SAR. In addition, no material amendment of this Plan shall be made without stockholder approval if stockholder approval is required by law, regulation, or stock exchange rule.

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15.2	Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee shall make equitable and appropriate adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.6 or Section 10.4 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

15.3	Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary (other than Section 15.4), no termination, amendment, suspension, or modification of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan without the written consent of the Participant holding such Award.

15.4	Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Committee may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law or stock exchange rule relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to any administrative regulations and rulings promulgated thereunder.

Article 16   Substitute Awards

The Committee may grant Awards under the Plan in substitution for, or in connection with the assumption of, existing awards granted or issued by another entity and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or an Affiliate is a party, as permitted by applicable law and stock exchange rules and regulations. Subject to applicable law, the terms and conditions of the Substitute Awards may vary from the terms and conditions set forth in the Plan to the extent that the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

Article 17   Withholding

17.1	Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, or other amounts required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

17.2	Share Withholding. With respect to tax withholding required upon the grant, vesting, exercise or settlement of an Award granted hereunder (or other applicable event), Participants may elect, subject to the approval of the Committee, as set forth in the applicable Award Agreement, to satisfy the withholding requirement, in whole or in part (up to the Participant’s maximum required tax withholding rate), by having the Company withhold Shares, or by the Participant delivering to the Company already owned Shares, in either case having a fair market value on the date the tax is to be determined equal to the amount required to be withheld. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 18   Successors

All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

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Article 19   General Provisions

19.1	Forfeiture Events.

(a)	The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to: termination of employment for Cause; termination of the Participant’s provision of services to the Company or any Affiliate; violation of material Company or Affiliate policies; breach of confidentiality, nonsolicitation, noncompetition, invention assignment, or other restrictive covenants that may apply to the Participant; or other conduct by the Participant that is detrimental to the business or reputation of the Company or its Affiliates.

(b)	Awards granted under this Plan are subject to the terms and conditions of the Company’s clawback provisions, policy or policies (if any) as may be in effect from time to time, including specifically to implement Section 10D of the Exchange Act, and any applicable rules or regulations promulgated thereunder (including applicable rules and regulations of any national securities exchange on which the Common Shares at any point may be traded) (the “Compensation Recovery Policy”), and applicable sections of any Award Agreement to which this Plan is applicable or any related documents shall be interpreted consistently with (or deemed superseded by and/or subject to, as applicable) the terms and conditions of the Compensation Recovery Policy. Further, by accepting any award under the Plan, each Participant agrees (or has agreed) to fully cooperate with and assist the Company in connection with any of such Participant’s obligations to the Company pursuant to the Compensation Recovery Policy, and agrees (or has agreed) that the Company may enforce its rights under the Compensation Recovery Policy through any and all reasonable means permitted under applicable law as it deems necessary or desirable under the Compensation Recovery Policy, in each case from and after the effective dates thereof. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to facilitate the recovery or recoupment by the Company from such Participant of any such amounts, including from such Participants’ accounts or from any other compensation, to the extent permissible under Section 409A of the Code. Otherwise, any Award Agreement (or any part thereof) may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain or earnings related to an award (or other provisions intended to have similar effects), including upon such terms and conditions as may be determined by the Board or the Committee in accordance with the Compensation Recovery Policy or any applicable laws, rules, regulations or requirements that impose mandatory clawback or recoupment requirements under the circumstances set forth in such laws, rules, regulations or requirements in effect from time to time (including as may operate to create additional rights for the Company with respect to such awards and the recovery of amounts or benefits relating thereto).

19.2	Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange upon which such Shares are then listed and/or traded.

19.3	Legend. The certificates, or book-entry confirmation or notification in the case of uncertificated Shares, for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares, including the legends described in Sections 8.3 and 8.4.

19.4	Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

19.5	Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

19.6	Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, including compliance with the provisions of applicable state and federal securities laws, and to such approvals by any governmental agencies or stock exchange as may be required. Notwithstanding anything in this Plan or an Award Agreement to the contrary, nothing in this Plan or in an Award Agreement prevents a Participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity a Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.

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19.7	Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)	Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

19.8	Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

19.9	Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

19.10	Employees Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company or its Affiliates operate or have Employees, Directors, or Third-Party Service Providers, the Committee, in its sole discretion, shall have the power and authority to:

(a)	Determine which Affiliates shall be covered by this Plan;

(b)	Determine which Employees, Directors, or Third-Party Service Providers outside the United States are eligible to participate in this Plan;

(c)	Modify the terms and conditions of any Award granted to Employees, Directors, or Third-Party Service Providers outside the United States to comply with applicable foreign laws;

(d)	Establish subplans (to be considered part of this Plan) and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 19.10 by the Committee shall be attached to this Plan document as appendices; and

(e)	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

19.11	Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company or its Affiliates under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company or Affiliate, as the case may be, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

19.12	No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

19.13	Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards, may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Affiliate’s retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

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19.14	Code Section 409A. It is intended that (a) all Awards of Options, SARs and Restricted Stock under the Plan will not provide for the deferral of compensation within the meaning of Code Section 409A and thereby be exempt from Code Section 409A, and (b) all other Awards under the Plan will either not provide for the deferral of compensation within the meaning of Code Section 409A, or will comply with the requirements of Code Section 409A, and Awards shall be structured and the Plan administered and interpreted in accordance with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such section by the U.S. Department of the Treasury or the Internal Revenue Service. The Plan and any Award Agreement may be unilaterally amended by the Company in any manner deemed necessary or advisable by the Committee or Board in order to maintain such exemption from or compliance with Code Section 409A, and any such amendment shall conclusively be presumed to be necessary to conform to applicable law. Notwithstanding anything to the contrary in the Plan or any Award Agreement, with respect to any Award that constitutes a deferral of compensation subject to Code Section 409A:

(c)	If any amount is payable under such Award upon a termination of employment with, or other service to, the Company and its Affiliates, such termination will be deemed to have occurred only at such time as the Participant has experienced a “separation from service” as such term is defined for purposes of Code Section 409A;

(d)	Except as permitted under Section 409A of the Code, such Award may not be reduced by, or offset against, any amount owed by a Participant to the Company or any of its Subsidiaries, and such Award may not be subject to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment; and

(e)	If any amount shall be payable with respect to any such Award as a result of a Participant’s “separation from service” at such time as the Participant is a “specified employee” within the meaning of Code Section 409A, then no payment shall be made, except as permitted under Code Section 409A, prior to the first business day after the earlier of (i) the date that is six months after the Participant’s separation from service or (ii) the Participant’s death. Unless the Committee has adopted a specified employee identification policy as contemplated by Code Section 409A, specified employees will be identified in accordance with the default provisions specified under Code Section 409A.

None of the Company, the Board, the Committee nor any other person involved with the administration of this Plan shall (f) in any way be responsible for ensuring the exemption of any Award from, or compliance by any Award with, the requirements of Code Section 409A, (g) have any obligation to design or administer the Plan or Awards granted thereunder in a manner that minimizes a Participant’s tax liabilities, including the avoidance of any additional tax liabilities under Code Section 409A, or (h) have any liability to any Participant for any such tax liabilities.

19.15	Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

19.16	No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or an Affiliate to take any action which such entity deems to be necessary or appropriate.

19.17	Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Delaware, to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

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Polaris Inc.
2100 Highway 55
Medina, MN 55340

763-542-0500
www.polaris.com

POLARIS

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ATTN: JC WEIGELT
POLARIS INC.
2100 HIGHWAY 55
MEDINA, MN 55340

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on April 24, 2024 for shares held directly and by 11:59 P.M. Eastern Time on April 22, 2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PII2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on April 24, 2024 for shares held directly and by 11:59 P.M. Eastern Time on April 22, 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V34283-P02639

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

POLARIS INC.

The Board of Directors recommends you vote FOR the nominees listed in Proposal 1:

Nominees	For	Against	Abstain
1a. Kevin M. Farr	☐	☐	☐
1b. Darryl R. Jackson	☐	☐	☐
1c. Michael T. Speetzen	☐	☐	☐
1d. John P. Wiehoff	☐	☐	☐

The Board of Directors recommends you vote FOR Proposals 2, 3 and 4:

Please sign exactly as your name(s) appear(s) on the proxy. Joint owners should each sign. When signing as attorney, executor, trustee, administrator or guardian, please give full title as such. If signing for a corporation, provide the name of the corporation and your full title.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report with Form 10-K are available at www.proxyvote.com.

V34284-P02639

POLARIS INC.
Annual Meeting of Stockholders
April 25, 2024 9:00 AM, CDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Lucy Clark Dougherty and Robert P. Mack, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of Common Stock of POLARIS INC. that the stockholder(s) held of record at the close of business on March 4, 2024 and is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, CDT on April 25, 2024, at www.virtualshareholdermeeting.com/PII2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed on the reverse side. If no such direction is given, this proxy will be voted in accordance with the Board of Directors' recommendations. It will be voted in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.

Continued and to be signed on reverse side